UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2022

ARRIVED HOMES, LLC
(Exact name of issuer as specified in its charter)

Delaware	85-2046587
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Homes Series 100; Arrived Homes Series 101; Arrived Homes Series Abbington; Arrived Homes Series Amber; Arrived Homes Series Apollo; Arrived Homes Series Aster; Arrived Homes Series Avebury; Arrived Homes Series Badminton; Arrived Homes Series Bandelier; Arrived Homes Series Baron; Arrived Homes Series Basil; Arrived Homes Series Bayside; Arrived Homes Series Bazzel; Arrived Homes Series Bedford; Arrived Homes Series Belle; Arrived Homes Series Blossom; Arrived Homes Series Bonneau; Arrived Homes Series Brainerd; Arrived Homes Series Braxton; Arrived Homes Series Brennan; Arrived Homes Series Brooklyn; Arrived Homes Series Burlington; Arrived Homes Series Butter; Arrived Homes Series Camino; Arrived Homes Series Centennial; Arrived Homes Series Chaparral; Arrived Homes Series Chelsea; Arrived Homes Series Chester; Arrived Homes Series Chickamauga; Arrived Homes Series Chitwood; Arrived Homes Series Clover; Arrived Homes Series Coatbridge; Arrived Homes Series Collier; Arrived Homes Series Collinston; Arrived Homes Series Conway; Arrived Homes Series Creekside; Arrived Homes Series Creekwood; Arrived Homes Series Cumberland; Arrived Homes Series Cupcake; Arrived Homes Series Cypress; Arrived Homes Series Daisy; Arrived Homes Series Davidson; Arrived Homes Series Dawson; Arrived Homes Series Delta; Arrived Homes Series Dewberry; Arrived Homes Series Diablo; Arrived Homes Series Dogwood; Arrived Homes Series Dolittle; Arrived Homes Series Dolly; Arrived Homes Series Dops; Arrived Homes Series Dorchester; Arrived Homes Series Dunbar; Arrived Homes Series Eagle; Arrived Homes Series Eastfair; Arrived Homes Series Elevation; Arrived Homes Series Ella; Arrived Homes Series Elm; Arrived Homes Series Emporia; Arrived Homes Series Ensenada; Arrived Homes Series Falcon; Arrived Homes Series Folly; Arrived Homes Series Forest; Arrived Homes Series Gardens; Arrived Homes Series Goose; Arrived Homes Series Grant; Arrived Homes Series Greenhill; Arrived Homes Series Gretal; Arrived Homes Series Grove; Arrived Homes Series Hadden; Arrived Homes Series Hansard; Arrived Homes Series Hansel; Arrived Homes Series Harrison; Arrived Homes Series Henry; Arrived Homes Series Heritage; Arrived Homes Series Heron; Arrived Homes Series Highland; Arrived Homes Series Hines; Arrived Homes Series Holcomb; Arrived Homes Series Holland; Arrived Homes Series Hollandaise; Arrived Homes Series Holloway; Arrived Homes Series Inglewood; Arrived Homes Series Jack; Arrived Homes Series Jake; Arrived Homes Series Jefferson; Arrived Homes Series Jill; Arrived Homes Series Johnny; Arrived Homes Series June; Arrived Homes Series Jupiter; Arrived Homes Series Kawana; Arrived Homes Series Kennesaw; Arrived Homes Series Kenny; Arrived Homes Series KerriAnn; Arrived Homes Series Kessler; Arrived Homes Series Kingsley; Arrived Homes Series Kirkwood; Arrived Homes Series Korin; Arrived Homes Series Lallie; Arrived Homes Series Lanier; Arrived Homes Series Lannister; Arrived Homes Series Latte; Arrived Homes Series Lennox; Arrived Homes Series Lierly; Arrived Homes Series Lily; Arrived Homes Series Limestone; Arrived Homes Series Litton; Arrived Homes Series Lookout; Arrived Homes Series Loretta; Arrived Homes Series Louise; Arrived Homes Series Lovejoy; Arrived Homes Series Luna; Arrived Homes Series Lurleen; Arrived Homes Series Madison; Arrived Homes Series Mae; Arrived Homes Series Magnolia; Arrived Homes Series Malbec; Arrived Homes Series Mammoth; Arrived Homes Series Marcelo; Arrived Homes Series Marie; Arrived Homes Series Marietta; Arrived Homes Series Matchingham; Arrived Homes Series McGregor; Arrived Homes Series McLovin; Arrived Homes Series Meadow; Arrived Homes Series Mimosa; Arrived Homes Series Mojave; Arrived Homes Series Murphy; Arrived Homes Series Nugget; Arrived Homes Series Odessa; Arrived Homes Series Olive; Arrived Homes Series Oly; Arrived Homes Series Osprey; Arrived Homes Series Otoro; Arrived Homes Series Patrick; Arrived Homes Series Peanut; Arrived Homes Series Pearl; Arrived Homes Series Pecan; Arrived Homes Series Piedmont; Arrived Homes Series Pinot; Arrived Homes Series Pioneer; Arrived Homes Series Plumtree; Arrived Homes Series Point; Arrived Homes Series Quincy; Arrived Homes Series Redondo; Arrived Homes Series Regency; Arrived Homes Series Reginald; Arrived Homes Series Reynolds; Arrived Homes Series Ribbonwalk; Arrived Homes Series Richardson; Arrived Homes Series Ridge; Arrived Homes Series Ritter; Arrived Homes Series River; Arrived Homes Series Riverwalk; Arrived Homes Series Rooney; Arrived Homes Series Roseberry; Arrived Homes Series Rosewood; Arrived Homes Series Roxy; Arrived Homes Series Saddlebred; Arrived Homes Series Saint; Arrived Homes Series Sajni; Arrived Homes Series Salem; Arrived Homes Series Salinas; Arrived Homes Series Saturn; Arrived Homes Series Scepter; Arrived Homes Series Sequoyah; Arrived Homes Series Shallowford; Arrived Homes Series Shoreline; Arrived Homes Series Sigma; Arrived Homes Series Soapstone; Arrived Homes Series Sodalis; Arrived Homes Series Spencer; Arrived Homes Series Splash; Arrived Homes Series Spring; Arrived Homes Series Stonebriar; Arrived Homes Series Sugar; Arrived Homes Series Summerset; Arrived Homes Series Sundance; Arrived Homes Series Sunnyside; Arrived Homes Series Swift; Arrived Homes Series Taylor; Arrived Homes Series Terracotta; Arrived Homes Series Tulip; Arrived Homes Series Tuscan; Arrived Homes Series Tuscarora; Arrived Homes Series Tuxford; Arrived Homes Series Vernon; Arrived Homes Series Walton; Arrived Homes Series Wave; Arrived Homes Series Weldon; Arrived Homes Series Wellington; Arrived Homes Series Wentworth; Arrived Homes Series Wescott; Arrived Homes Series Westchester; Arrived Homes Series Wildwood; Arrived Homes Series Willow; Arrived Homes Series Wilson; Arrived Homes Series Windsor; Arrived Homes Series Winston; Arrived Homes Series Wisteria

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived Homes platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which, including the impact of the COVID-19 coronavirus, are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in the most recent post-qualification amendment to the offering statement on Form 1-A filed by the company with the Securities and Exchange Commission (the “Commission”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived Homes platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business will be the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware public benefit corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

While the nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as a public benefit corporation, the manager and its board of directors will consider the manager’s public benefit objectives in addition to the financial interests of its stockholders when making decisions. The manager conducts business in a manner that balances the pecuniary interests of its stockholders, the best interests of those materially affected by the manager’s conduct, and the public benefit or public benefits described in the manager’s certificate of incorporation. The manager’s specific public benefit purpose is the promotion of financial inclusion, fair and equitable housing and job creation.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1.	Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2.	Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to a series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs).  The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. If the property is purchased without any mortgage financing (in which case the note would reflect an all-cash amount required to acquire the property), the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

See “Use of Proceeds to Issuer” for more information.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series in the Northwest Arkansas market with Blue Canopy. However, we reserve the right to change property managers at any time. The following is a summary of the material terms of the proposed property management agreement with Blue Canopy Realty for each series:

●	12 month term with optional annual renewals;

●	Early cancellation fee of $500;

●	Property management fee of 7% of monthly rents collected; and

●	A fee of 25% of the first month’s rent, waived if the tenant is sourced by Blue Canopy Realty or Arrived. This fee will cover any expected additional cost if there is a tenant agent involved in the rental sourcing.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes, LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our,” “Arrived” or the “company”) was formed in July 2020 to permit public investment in specific single family rental homes. Arrived Holdings, Inc. is the manager of the company (our “manager”). We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Arrived Homes and its series, as of December 31, 2021, had a total of 68 properties. Compared to December 31, 2022, Arrived Homes and its series has grown to 199 properties. The increase of properties acquired, expansion in markets outside of Arkansas, and partnerships with third party property managers contributed to the growth of the business.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19, and our manager will continue to monitor and attempt to mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this Form 1-K, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of real estate. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the real estate industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Arrived Platform for an average of five to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series for the years ended December 31, 2022 and 2021 are listed in the table below. The increases in revenues for the relevant series and for the company are a result of each series beginning operations during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

RENTAL REVENUE

Applicable Series	December 31, 2022	December 31, 2021
100	$24,115	$-
101	$-	$-
Abbington	$11,135	$-
Amber	$16,392	$-
Apollo	$5,850	$-
Aster	$-	$-
Avebury	$11,688	$-
Badminton	$23,940	$9,782
Bandelier	$17,489	$-
Baron	$14,080	$-
Basil	$17,940	$5,880
Bayside	$25,140	$2,095
Bazzel	$7,480	$-
Bedford	$20,655	$-
Belle	$9,814	$-
Blossom	$6,437	$-
Bonneau	$-	$-
Brainerd	$4,190	$-
Braxton	$7,243	$-
Brennan	$6,380	$-
Brooklyn	$-	$-
Burlington	$13,685	$-
Butter	$22,546	$-
Camino	$6,431	$-
Campbell	$-	$-
Centennial	$22,740	$9,169
Chaparral	$15,276	$13,050
Chattahoochee	$-	$-

Applicable Series	December 31, 2022	December 31, 2021
Chelsea	$11,811	$-
Chester	$8,854	$-
Chickamauga	$4,590	$-
Chitwood	$8,599	$-
Clover	$9,169	$-
Coatbridge	$25,925	$1,995
Collier	$7,111	$-
Collinston	$7,849	$-
Conway	$-	$-
Creekside	$9,424	$-
Creekwood	$7,180	$-
Cumberland	$8,639	$-
Cupcake	$19,740	$4,382
Cypress	$7,588	$-
Daisy	$8,225	$-
Davidson	$9,430	$-
Dawson	$14,098	$1,695
Delta	$14,820	$-
Dewberry	$19,551	$7,604
Diablo	$4,944	$-
Dogwood	$7,786	$-
Dolittle	$24,660	$-
Dolly	$-	$-
Dops	$-	$-
Dorchester	$4,390	$-
Dunbar	$4,656	$-
Duncan	$-	$-
Eagle	$7,980	$-
Eastfair	$21,540	$7,180
Elevation	$24,107	$6,717
Elm	$15,259	$1,595
Emporia	$14,362	$-
Ensenada	$32,206	$-
Falcon	$6,175	$-
Folly	$8,908	$-
Forest	$17,465	$4,824
Gardens	$9,434	$-
Goose	$6,270	$-
Grant	$24,647	$-
Greenhill	$25,930	$-
Gretal	$-	$-
Grove	$6,462	$-
Hadden	$10,857	$-
Hansard	$-	$-
Hansel	$-	$-
Harrison	$11,748	$-
Henry	$7,669	$-
Heritage	$12,414	$-
Heron	$9,403	$-
Highland	$4,090	$-
Hines	$7,869	$-
Holcomb	$10,224	$-

Applicable Series	December 31, 2022	December 31, 2021
Holland	$9,104	$-
Hollandaise	$13,499	$-
Holloway	$29,940	$11,831
Inglewood	$-	$-
Jack	$19,900	$-
Jake	$7,928	$-
Jefferson	$-	$-
Jill	$8,780	$-
Johnny	$10,017	$-
June	$17,325	$-
Jupiter	$13,841	$-
Kawana	$10,114	$-
Kennesaw	$13,602	$-
Kenny	$3,095	$-
KerriAnn	$14,828	$-
Kessler	$6,380	$-
Kingsley	$27,160	$12,660
Kirkwood	$10,740	$-
Korin	$-	$-
Lallie	$29,955	$13,441
Lanier	$18,960	$-
Lannister	$2,625	$-
Latte	$9,205	$-
Lennox	$20,340	$1,695
Lierly	$22,167	$14,796
Lily	$2,390	$-
Limestone	$24,760	$-
Litton	$4,414	$-
Lookout	$9,236	$-
Loretta	$-	$-
Louise	$15,760	$-
Lovejoy	$14,497	$-
Luna	$21,000	$9,315
Lurleen	$-	$-
Madison	$-	$-
Mae	$6,285	$-
Magnolia	$12,527	$-
Malbec	$26,990	$8,980
Mammoth	$15,425	$-
Marcelo	$3,390	$-
Marie	$-	$-
Marietta	$4,190	$-
Matchingham	$21,540	$-
McGregor	$11,812	$-
McLovin	$29,025	$-
Meadow	$17,476	$-
Mimosa	$2,990	$-
Mojave	$19,140	$3,653
Murphy	$25,571	$-
Nugget	$12,890	$-
Odessa	$17,404	$695
Olive	$22,919	$3,664
Oly	$31,070	$-
Osprey	$11,479	$-
Otoro	$13,975	$-

Applicable Series	December 31, 2022	December 31, 2021
Patrick	$17,850	$9,000
Peanut	$11,795	$-
Pearl	$17,331	$-
Pecan	$20,050	$13,900
Piedmont	$9,254	$-
Pinot	$24,429	$8,915
Pioneer	$-	$-
Plumtree	$19,200	$13,025
Point	$13,770	$-
Quincy	$5,390	$-
Redondo	$-	$-
Regency	$-	$-
Reginald	$6,092	$-
Reynolds	$12,153	$-
Ribbonwalk	$13,397	$-
Richardson	$5,488	$-
Ridge	$20,016	$1,695
Ritter	$1,000	$-
River	$23,970	$1,995
Riverwalk	$11,975	$-
Rooney	$12,570	$-
Roseberry	$29,200	$7,956
Rosewood	$7,450	$-
Roxy	$8,881	$-
Saddlebred	$7,707	$-
Saint	$23,271	$-
Salem	$28,535	$9,536
Saturn	$11,513	$-
Scepter	$9,600	$-
Sequoyah	$-	$-
Shallowford	$6,930	$-
Shoreline	$27,540	$9,550
Sigma	$9,624	$-
Soapstone	$19,500	$14,400
Sodalis	$-	$-
Spencer	$26,340	$10,267
Splash	$17,750	$5,890
Spring	$7,108	$-
Stonebriar	$5,208	$-
Sugar	$21,540	$7,238
Summerset	$16,835	$8,679
Sundance	$4,390	$-
Sunnyside	$-	$-
Swift	$14,612	$-
Taylor	$5,980	$-
Terracotta	$15,746	$-
Tulip	$8,853	$-
Tuscan	$27,715	$9,130
Tuscarora	$-	$-
Tuxford	$11,923	$-
Vernon	$15,099	$-
Walton	$-	$-
Wave	$11,754	$-
Weldon	$11,114	$-
Wellington	$10,353	$-
Wentworth	$19,415	$5,110
Wescott	$9,149	$-
Westchester	$28,724	$6,922
Wildwood	$8,702	$-
Willow	$8,619	$-
Wilson	$9,070	$-
Windsor	$31,170	$10,799
Winston	$12,423	$-
Wisteria	$15,292	$-

Total Rental Revenue	$2,382,727	$310,705

Operating Expenses

The company incurred $3,420,761 in operating expenses for the year ended December 31, 2022 and $404,717 in operating expenses for the year ended December 31, 2021. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

For the years ended December 31, 2022 and 2021, at the close of the respective offerings for the series, each individual series became responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series for the years ended December 31, 2022 and 2021. The increases in operating expenses for the relevant series and for the company are a result of each series beginning operations during the year ended December 31, 2021. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

OPERATING EXPENSES

	December 31, 2022			December 31, 2021
Applicable Series	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
100	$15,876	$15,482	$31,358	$-	$-	$-
101	$17,253	$8,719	$25,972	$-	$-	$-
Abbington	$30,765	$6,578	$37,343	$-	$-	$-
Amber	$12,361	$8,416	$20,777	$2,083	$701	$2,784
Apollo	$8,823	$2,691	$11,514	$-	$-	$-
Aster	$8,353	$2,331	$10,684	$-	$-	$-
Avebury	$10,866	$5,993	$16,859	$-	$-	$-
Badminton	$8,671	$7,010	$15,681	$7,080	$3,505	$10,585
Bandelier	$12,170	$8,340	$20,510	$1,398	$1,390	$2,788
Baron	$18,012	$7,777	$25,789	$-	$-	$-
Basil	$6,648	$5,562	$12,209	$4,526	$1,856	$6,382
Bayside	$10,248	$7,050	$17,298	$1,200	$587	$1,787
Bazzel	$12,057	$3,254	$15,311	$-	$-	$-
Bedford	$11,452	$5,771	$17,223	$-	$-	$-
Belle	$19,302	$5,035	$24,337	$-	$-	$-
Blossom	$8,965	$2,330	$11,296	$-	$-	$-
Bonneau	$11,996	$3,336	$15,332	$-	$-	$-
Brainerd	$1,891	$-	$1,891	$-	$-	$-
Braxton	$13,837	$2,961	$16,798	$-	$-	$-
Brennan	$8,116	$3,634	$11,750	$-	$-	$-
Brooklyn	$1,654	$-	$1,654	$-	$-	$-
Burlington	$18,111	$8,916	$27,027	$-	$-	$-
Butter	$17,942	$10,379	$28,321	$-	$-	$-
Camino	$7,073	$3,037	$10,110	$-	$-	$-
Campbell	$19,042	$3,554	$22,596	$-	$-	$-
Centennial	$11,015	$7,835	$18,850	$5,120	$3,917	$9,037

	December 31, 2022			December 31, 2021
Applicable Series	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Chaparral	$8,386	$5,399	$13,785	$4,109	$4,049	$8,158
Chattahoochee	$23,603	$3,840	$27,443	$-	$-	$-
Chelsea	$9,523	$6,351	$15,874	$-	$-	$-
Chester	$12,061	$2,547	$14,609	$-	$-	$-
Chickamauga	$1,966	$-	$1,966	$-	$-	$-
Chitwood	$14,345	$4,379	$18,724	$-	$-	$-
Clover	$10,316	$3,664	$13,980	$-	$-	$-
Coatbridge	$10,105	$7,460	$17,565	$3,281	$622	$3,903
Collier	$17,587	$4,066	$21,653	$-	$-	$-
Collinston	$15,982	$5,811	$21,793	$826	$484	$1,310
Conway	$10,990	$6,276	$17,265	$-	$-	$-
Creekside	$8,939	$3,567	$12,506	$-	$-	$-
Creekwood	$7,233	$2,645	$9,878	$-	$-	$-
Cumberland	$8,946	$2,706	$11,652	$-	$-	$-
Cupcake	$7,277	$6,614	$13,891	$2,539	$1,510	$4,049
Cypress	$11,255	$3,344	$14,599	$-	$-	$-
Daisy	$9,768	$3,448	$13,217	$-	$-	$-
Davidson	$13,076	$5,818	$18,894	$160	$-	$160
Dawson	$14,659	$6,648	$21,307	$2,125	$519	$2,644
Delta	$20,954	$7,747	$28,702	$-	$-	$-
Dewberry	$10,574	$5,225	$15,800	$8,042	$2,613	$10,655
Diablo	$18,483	$7,141	$25,624	$-	$-	$-
Dogwood	$7,846	$2,750	$10,596	$-	$-	$-
Dolittle	$13,927	$8,443	$22,370	$-	$-	$-
Dolly	$10,787	$7,895	$18,681	$-	$-	$-
Dops	$1,325	$-	$1,325	$-	$-	$-
Dorchester	$15,092	$3,939	$19,031	$-	$-	$-
Dunbar	$19,305	$4,430	$23,735	$-	$-	$-
Duncan	$18,989	$3,689	$22,678	$-	$-	$-
Eagle	$3,636	$1,854	$5,490	$-	$-	$-
Eastfair	$7,561	$5,912	$13,473	$2,945	$1,971	$4,916
Elevation	$10,715	$7,313	$18,029	$6,437	$3,047	$9,484
Elm	$9,088	$4,600	$13,688	$2,069	$383	$2,452
Emporia	$13,283	$7,970	$21,252	$-	$-	$-
Ensenada	$16,538	$13,332	$29,870	$1,572	$2,222	$3,794
Falcon	$3,300	$1,237	$4,537	$-	$-	$-
Folly	$11,828	$3,705	$15,533	$-	$-	$-
Forest	$10,403	$9,646	$20,049	$12,443	$4,823	$17,266

	December 31, 2022			December 31, 2021
Applicable Series	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Gardens	$6,982	$4,042	$11,024	$-	$-	$-
Goose	$3,397	$1,727	$5,124	$-	$-	$-
Grant	$19,814	$8,902	$28,716	$1,812	$1,484	$3,296
Greenhill	$13,077	$7,514	$20,592	$-	$-	$-
Gretal	$7,564	$2,061	$9,625	$-	$-	$-
Grove	$5,948	$5,219	$11,167	$-	$-	$-
Hadden	$9,765	$5,090	$14,855	$-	$-	$-
Hansard	$1,325	$-	$1,325	$-	$-	$-
Hansel	$9,025	$2,782	$11,807	$-	$-	$-
Harrison	$12,898	$4,215	$17,112	$-	$-	$-
Henry	$19,406	$4,926	$24,333	$-	$-	$-
Heritage	$18,409	$5,173	$23,581	$-	$-	$-
Heron	$7,282	$5,131	$12,413	$-	$-	$-
Highland	$12,097	$3,285	$15,382	$-	$-	$-
Hines	$13,316	$3,510	$16,826	$-	$-	$-
Holcomb	$18,537	$4,874	$23,411	$-	$-	$-
Holland	$15,475	$5,818	$21,293	$977	$485	$1,462
Hollandaise	$17,860	$7,542	$25,403	$-	$-	$-
Holloway	$10,743	$9,344	$20,087	$12,934	$4,672	$17,606
Inglewood	$9,420	$6,223	$15,643	$-	$-	$-
Jack	$12,577	$7,636	$20,213	$-	$-	$-
Jake	$16,976	$8,093	$25,069	$-	$-	$-
Jefferson	$1,325	$-	$1,325	$-	$-	$-
Jill	$9,646	$3,692	$13,338	$-	$-	$-
Johnny	$14,207	$6,704	$20,912	$-	$-	$-
June	$14,733	$6,704	$21,438	$-	$-	$-
Jupiter	$15,429	$5,811	$21,240	$801	$484	$1,285
Kawana	$7,613	$5,679	$13,291	$-	$-	$-
Kennesaw	$24,128	$4,864	$28,992	$-	$-	$-
Kenny	$10,098	$7,895	$17,993	$-	$-	$-
KerriAnn	$13,675	$9,371	$23,047	$10,145	$1,562	$11,707
Kessler	$11,994	$3,416	$15,411	$-	$-	$-
Kingsley	$10,675	$8,580	$19,255	$6,760	$4,290	$11,050
Kirkwood	$12,615	$4,191	$16,805	$-	$-	$-
Korin	$1,733	$-	$1,733	$-	$-	$-
Lallie	$8,717	$10,231	$18,948	$6,797	$5,115	$11,912
Lanier	$11,178	$6,059	$17,237	$-	$-	$-
Lannister	$11,103	$3,738	$14,842	$-	$-	$-
Latte	$8,844	$4,176	$13,020	$-	$-	$-
Lennox	$7,016	$5,956	$12,972	$2,535	$496	$3,031
Lierly	$11,259	$5,864	$17,122	$5,950	$4,398	$10,348
Lily	$22,582	$15,368	$37,950	$2,318	$3,460	$5,778
Limestone	$13,585	$8,046	$21,630	$1,473	$670	$2,143
Litton	$1,848	$-	$1,848	$-	$-	$-
Lookout	$12,429	$4,741	$17,171	$-	$-	$-
Loretta	$10,108	$6,272	$16,380	$-	$-	$-
Louise	$8,818	$5,052	$13,870	$-	$-	$-
Lovejoy	$13,757	$6,015	$19,772	$-	$-	$-
Luna	$7,461	$5,912	$13,372	$6,712	$2,956	$9,668
Lurleen	$1,332	$173	$1,505	$-	$-	$-
Madison	$7,268	$2,828	$10,096	$-	$-	$-
Mae	$10,311	$4,053	$14,364	$-	$-	$-
Magnolia	$17,205	$4,729	$21,934	$-	$-	$-
Malbec	$8,597	$8,776	$17,373	$3,553	$2,925	$6,478
Mammoth	$13,101	$6,247	$19,349	$-	$-	$-
Marcelo	$10,768	$2,607	$13,376	$-	$-	$-

	December 31, 2022			December 31, 2021
Applicable Series	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Marie	$1,325	$-	$1,325	$-	$-	$-
Marietta	$9,130	$3,491	$12,621	$-	$-	$-
Matchingham	$9,478	$5,825	$15,303	$-	$-	$-
McGregor	$21,045	$4,821	$25,866	$-	$-	$-
McLovin	$22,481	$12,438	$34,919	$-	$-	$-
Meadow	$12,538	$8,820	$21,358	$6,463	$2,205	$8,668
Mimosa	$8,701	$983	$9,684	$-	$-	$-
Mojave	$7,211	$7,113	$14,324	$2,583	$1,623	$4,206
Murphy	$13,559	$8,171	$21,730	$-	$-	$-
Nugget	$18,703	$7,694	$26,397	$-	$-	$-
Odessa	$25,783	$14,664	$40,447	$2,762	$3,666	$6,428
Olive	$9,615	$6,789	$16,404	$7,624	$2,654	$10,278
Oly	$15,943	$12,533	$28,476	$-	$-	$-
Osprey	$13,213	$4,690	$17,904	$-	$-	$-
Otoro	$16,023	$7,350	$23,373	$-	$-	$-
Patrick	$12,394	$5,772	$18,166	$4,600	$4,329	$8,929
Peanut	$5,676	$3,952	$9,629	$-	$-	$-
Pearl	$10,123	$7,498	$17,622	$-	$-	$-
Pecan	$10,336	$5,725	$16,061	$6,544	$4,294	$10,838
Piedmont	$13,108	$4,410	$17,518	$-	$-	$-
Pinot	$8,329	$8,859	$17,187	$3,630	$2,953	$6,583
Pioneer	$14,236	$6,537	$20,773	$-	$-	$-
Plumtree	$10,357	$5,535	$15,892	$5,330	$4,151	$9,481
Point	$8,930	$6,125	$15,055	$-	$-	$-
Quincy	$15,821	$6,262	$22,083	$-	$-	$-
Redondo	$3,168	$717	$3,885	$-	$-	$-
Regency	$1,325	$-	$1,325	$-	$-	$-
Reginald	$27,735	$4,396	$32,131	$-	$-	$-
Reynolds	$17,799	$4,921	$22,720	$-	$-	$-
Ribbonwalk	$16,260	$8,791	$25,050	$4,501	$1,465	$5,966
Richardson	$12,333	$2,876	$15,209	$-	$-	$-
Ridge	$7,770	$5,983	$13,753	$1,171	$499	$1,670
Ritter	$14,228	$6,932	$21,160	$-	$-	$-
River	$9,219	$7,323	$16,543	$2,892	$610	$3,502
Riverwalk	$17,482	$4,523	$22,005	$-	$-	$-
Rooney	$15,645	$8,844	$24,489	$1,313	$1,474	$2,787
Roseberry	$10,206	$9,026	$19,231	$11,010	$3,009	$14,019
Rosewood	$13,958	$4,339	$18,297	$-	$-	$-
Roxy	$15,788	$5,226	$21,013	$-	$-	$-
Saddlebred	$20,627	$15,441	$36,068	$1,728	$3,659	$5,387
Saint	$10,482	$6,339	$16,820	$-	$-	$-
Salem	$9,984	$8,775	$18,759	$3,662	$2,925	$6,587
Saturn	$8,540	$6,184	$14,724	$1,851	$1,988	$3,839

	December 31, 2022			December 31, 2021
Applicable Series	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Scepter	$12,226	$6,475	$18,702	$1,284	$1,079	$2,363
Sequoyah	$1,925	$-	$1,925	$-	$-	$-
Shallowford	$14,401	$3,317	$17,718	$-	$-	$-
Shoreline	$11,452	$8,520	$19,972	$9,099	$4,260	$13,359
Sigma	$19,108	$10,654	$29,762	$-	$-	$-
Soapstone	$11,367	$6,000	$17,367	$5,572	$4,500	$10,072
Sodalis	$10,672	$3,316	$13,988	$-	$-	$-
Spencer	$9,779	$8,313	$18,093	$5,791	$4,157	$9,948
Splash	$6,870	$5,955	$12,825	$3,096	$1,985	$5,081
Spring	$11,802	$2,835	$14,637	$-	$-	$-
Stonebriar	$10,482	$3,252	$13,733	$-	$-	$-
Sugar	$10,031	$8,559	$18,589	$8,137	$3,566	$11,703
Summerset	$7,246	$7,010	$14,256	$7,905	$3,505	$11,410
Sundance	$3,384	$975	$4,359	$-	$-	$-
Sunnyside	$1,325	$-	$1,325	$-	$-	$-
Swift	$14,098	$6,075	$20,172	$-	$-	$-
Taylor	$5,087	$2,994	$8,081	$-	$-	$-
Terracotta	$10,906	$5,049	$15,955	$-	$-	$-
Tulip	$12,078	$5,817	$17,895	$-	$-	$-
Tuscan	$16,068	$8,879	$24,947	$4,301	$2,960	$7,261
Tuscarora	$1,325	$-	$1,325	$-	$-	$-
Tuxford	$19,866	$5,402	$25,268	$-	$-	$-
Vernon	$12,546	$7,238	$19,784	$-	$-	$-
Walton	$10,178	$3,436	$13,614	$-	$-	$-
Wave	$17,130	$6,921	$24,051	$-	$-	$-
Weldon	$12,720	$5,811	$18,531	$1,069	$484	$1,553
Wellington	$16,697	$3,708	$20,405	$-	$-	$-
Wentworth	$7,355	$6,897	$14,252	$2,775	$1,563	$4,338
Wescott	$16,457	$3,765	$20,223	$-	$-	$-
Westchester	$11,147	$9,374	$20,522	$5,069	$3,906	$8,975
Wildwood	$11,014	$3,537	$14,551	$-	$-	$-
Willow	$11,210	$2,676	$13,886	$-	$-	$-
Wilson	$11,766	$4,788	$16,554	$-	$-	$-
Windsor	$10,549	$9,618	$20,167	$7,560	$4,008	$11,568
Winston	$10,665	$3,013	$13,678	$-	$-	$-
Wisteria	$7,453	$5,435	$12,888	$-	$-	$-

Total Expenses	$2,324,198	$1,096,563	$3,420,761	$260,044	$144,673	$404,717

Other Expenses (Income)

As of December 31, 2022 and 2021, each series incurred interest expenses, including mortgage interest and amortization of loan fees, and gain/loss from divestments. Other income includes lease break fees, other recording fees refunded by closing agent, and insurance proceed claims. The following table summarizes the total of such expenses incurred by each series for the years ended December 31, 2022 and 2021:

In 2022, there were two Series that were sold shortly after acquisition. Chattahoochee and Duncan both were purchased and sold in 2022 which resulted in the loss on sale of property, which is included in other expenses. Neither of the Series sold any membership units to any investors in 2022.

There were also Series that received insurance proceeds in the year 2022 for loss rental income, Sigma and Saddlebred. The loss of rental income was caused from flood damage, which the manager remediated immediately once notified. Insurance proceeds were received by the Series Sigma and Saddlebred. There were also other series that had early lease break fees for Odessa and Scepter which was also treated as other income. The balance of other Series which received other income were recording fees refunded by closing agents.

Other expenses (income) increased in 2022 due to a full year of operations for series formed in 2021, and new series formed in 2022. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES

Applicable Series	12/31/2022	12/31/2021
100	$-	$-
101	$-	$-
Abbington	$-	$-
Amber	$7,659	$696
Apollo	$2,068	$-
Aster	$2,511	$-
Avebury	$6,116	$-
Badminton	$7,468	$4,549
Bandelier	$7,381	$1,728
Baron	$-	$-
Basil	$6,664	$2,052
Bayside	$7,107	$646
Bazzel	$-	$-
Bedford	$5,779	$-
Belle	$-	$-
Blossom	$-	$-
Bonneau	$-	$-
Brainerd	$1,246	$-
Braxton	$5,738	$-
Brennan	$5,378	$-
Brooklyn	$631	$-
Burlington	$-	$-
Butter	$9,412	$-
Camino	$-	$-
Campbell	$-	$-
Centennial	$8,144	$5,514
Chaparral	$4,110	$3,329
Chattahoochee	$27,116	$-
Chelsea	$6,491	$-
Chester	$3,594	$-
Chickamauga	$-	$-
Chitwood	$-	$-
Clover	$-	$-
Coatbridge	$7,524	$683
Collier	$-	$-
Collinston	$4,908	$446
Conway	$10,399	$-
Creekside	$-	$-

Applicable Series	12/31/2022	12/31/2021
Creekwood	$2,930	$-
Cumberland	$-	$-
Cupcake	$5,168	$1,021
Cypress	$4,500	$-
Daisy	$-	$-
Davidson	$5,283	$-
Dawson	$6,274	$570
Delta	$7,594	$-
Dewberry	$5,205	$2,917
Diablo	$7,462	$-
Dogwood	$-	$-
Dolittle	$7,450	$-
Dolly	$5,479	$-
Dops	$-	$-
Dorchester	$-	$-
Dunbar	$-	$-
Duncan	$20,824	$-
Eagle	$2,945	$-
Eastfair	$6,434	$2,338
Elevation	$7,371	$3,353
Elm	$5,425	$4
Emporia	$8,122	$-
Ensenada	$14,047	$3,269
Falcon	$2,811	$-
Folly	$-	$-
Forest	$9,727	$4,425
Gardens	$4,547	$-
Goose	$2,744	$-
Grant	$9,289	$1,771
Greenhill	$7,946	$-
Gretal	$-	$-
Grove	$5,119	$-
Hadden	$4,705	$-
Hansard	$-	$-
Hansel	$3,622	$-
Harrison	$5,966	$-
Henry	$-	$-
Heritage	$6,184	$-
Heron	$4,291	$-
Highland	$-	$-
Hines	$-	$-
Holcomb	$-	$-
Holland	$5,283	$480
Hollandaise	$7,177	$-
Holloway	$9,468	$5,905
Inglewood	$16,157	$-
Jack	$8,908	$-
Jake	$-	$-
Jefferson	$-	$-
Jill	$3,927	$-

Applicable Series	12/31/2022	12/31/2021
Johnny	$24,571	$-
June	$29,010	$-
Jupiter	$5,985	$544
Kawana	$6,028	$-
Kennesaw	$-	$-
Kenny	$5,479	$-
KerriAnn	$8,542	$1,552
Kessler	$37	$-
Kingsley	$9,212	$6,372
Kirkwood	$6,051	$-
Korin	$-	$-
Lallie	$10,301	$6,274
Lanier	$8,209	$-
Lannister	$3,872	$-
Latte	$-	$-
Lennox	$5,996	$545
Lierly	$5,160	$4,179
Lily	$11,168	$3,077
Limestone	$6,771	$662
Litton	$1,243	$-
Lookout	$-	$-
Loretta	$(5,000)	$-
Louise	$5,693	$-
Lovejoy	$7,786	$-
Luna	$6,434	$4,138
Lurleen	$516	$-
Madison	$2,657	$-
Mae	$-	$-
Magnolia	$5,973	$-
Malbec	$8,977	$3,260
Mammoth	$7,663	$-
Marcelo	$-	$-
Marie	$-	$-
Marietta	$2,967	$-
Matchingham	$5,260	$-
McGregor	$-	$-
McLovin	$13,171	$-
Meadow	$7,712	$2,194
Mimosa	$1,959	$-
Mojave	$5,535	$1,094
Murphy	$8,109	$-
Nugget	$-	$-
Odessa	$7,631	$3,698
Olive	$5,413	$2,464
Oly	$13,196	$-
Osprey	$-	$-
Otoro	$7,484	$-
Patrick	$4,170	$3,383

Applicable Series	12/31/2022	12/31/2021
Peanut	$3,507	$-
Pearl	$-	$-
Pecan	$4,344	$3,524
Piedmont	$4,003	$-
Pinot	$9,077	$3,296
Pioneer	$-	$-
Plumtree	$4,376	$3,544
Point	$8,399	$-
Quincy	$10,691	$-
Redondo	$1,768	$-
Regency	$267	$-
Reginald	$7,974	$-
Reynolds	$-	$-
Ribbonwalk	$8,038	$1,557
Richardson	$-	$-
Ridge	$6,024	$547
Ritter	$-	$-
River	$7,371	$670
Riverwalk	$-	$-
Rooney	$9,290	$2,217
Roseberry	$9,034	$3,283
Rosewood	$5,684	$-
Roxy	$6,861	$-
Saddlebred	$(2,983)	$3,284
Saint	$7,373	$-
Salem	$9,148	$3,322
Saturn	$5,985	$2,193
Scepter	$3,196	$1,640
Sequoyah	$1,066	$-
Shallowford	$3,664	$-
Shoreline	$9,079	$5,530
Sigma	$(9,085)	$-
Soapstone	$5,051	$4,091
Sodalis	$-	$-
Spencer	$9,109	$4,928
Splash	$4,665	$1,696
Spring	$-	$-
Stonebriar	$4,047	$-
Sugar	$8,635	$3,929
Summerset	$7,107	$4,329
Sundance	$2,261	$-
Sunnyside	$-	$-
Swift	$-	$-
Taylor	$3,043	$-
Terracotta	$7,136	$-
Tulip	$7,380	$-
Tuscan	$6,904	$2,510
Tuscarora	$-	$-
Tuxford	$5,630	$-
Vernon	$6,529	$-
Walton	$11,403	$-
Wave	$7,011	$-
Weldon	$4,908	$446
Wellington	$-	$-
Wentworth	$5,716	$1,129
Wescott	$4,609	$-
Westchester	$8,524	$3,879
Wildwood	$3,696	$-
Willow	$-	$-
Wilson	$-	$-
Windsor	$9,746	$4,699
Winston	$-	$-
Wisteria	$6,737	$-

Total Other Expenses	$932,764	$155,375

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2022 and December 31, 2021. The increases in cash and cash equivalents for the relevant series and for the company are a result of each series beginning operations and conducting the offering of series interests during the year ended December 31, 2022. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Cash and Cash Equivalents
Applicable Series	December 31, 2022	December 31, 2021
100	$34,876	$-
101	$15,458	$-
Abbington	$12,352	$-
Amber	$6,844	$122
Apollo	$24	$-
Aster	$97	$-
Avebury	$1,134	$-
Badminton	$15,849	$10,370
Bandelier	$13,098	$-
Baron	$19,732	$-
Basil	$9,670	$7,938
Bayside	$18,745	$3,337
Bazzel	$14,346	$-
Bedford	$19,399	$-
Belle	$471	$-
Blossom	$27,514	$-
Bonneau	$6,661	$-
Brainerd	$8,705	$-
Braxton	$27,902	$-
Brennan	$2,706	$-
Brooklyn	$10,118	$-
Burlington	$17,715	$-
Butter	$12,333	$-
Camino	$18,534	$-
Campbell	$451	$-
Centennial	$13,328	$9,856

Applicable Series	December 31, 2022	December 31, 2021
Chaparral	$17,171	$13,754
Chattahoochee	$-	$-
Chelsea	$2,482	$-
Chester	$4,224	$-
Chickamauga	$-	$-
Chitwood	$10,706	$-
Clover	$20,929	$-
Coatbridge	$16,300	$1,460
Collier	$5,567	$-
Collinston	$1,164	$-
Conway	$18,351	$-
Creekside	$18,793	$-
Creekwood	$29	$-
Cumberland	$17,990	$-
Cupcake	$10,468	$6,540
Cypress	$987	$-
Daisy	$16,955	$-
Davidson	$4,997	$-
Dawson	$3,688	$4,852
Delta	$329	$-
Dewberry	$4,997	$5,617
Diablo	$-	$-
Dogwood	$18,140	$-
Dolittle	$18,533	$-
Dolly	$23,914	$-
Dops	$-	$-
Dorchester	$10,872	$-
Dunbar	$2,823	$-
Duncan	$4,592	$-
Eagle	$2,681	$-
Eastfair	$16,361	$10,835
Elevation	$11,215	$776
Elm	$7,318	$477
Emporia	$7,584	$-
Ensenada	$24,616	$-
Falcon	$8,945	$-
Folly	$8,390	$-
Forest	$5,242	$-
Gardens	$3,979	$-
Goose	$9,998	$-

Applicable Series	December 31, 2022	December 31, 2021
Grant	$16,831	$-
Greenhill	$17,898	$-
Gretal	$35,493	$-
Grove	$1,780	$-
Hadden	$10,521	$-
Hansard	$-	$-
Hansel	$26,990	$-
Harrison	$3,443	$-
Henry	$19,176	$-
Heritage	$12,257	$-
Heron	$561	$-
Highland	$-	$-
Hines	$10,080	$-
Holcomb	$19,039	$-
Holland	$2,472	$1,110
Hollandaise	$2,675	$-
Holloway	$18,012	$11,032
Inglewood	$32,769	$-
Jack	$7,161	$-
Jake	$17,446	$-
Jefferson	$-	$-
Jill	$648	$-
Johnny	$34,856	$-
June	$5,677	$-
Jupiter	$6,229	$-
Kawana	$836	$-
Kennesaw	$17,930	$-
Kenny	$24,406	$-
KerriAnn	$14,504	$209
Kessler	$2,740	$-
Kingsley	$17,910	$12,813
Kirkwood	$1,921	$-
Korin	$-	$-
Lallie	$4,816	$14,420
Lanier	$24,791	$-
Lannister	$4,232	$-
Latte	$17,864	$-
Lennox	$21,323	$4,431
Lierly	$21,568	$15,054
Lily	$41,852	$-
Limestone	$14,859	$-
Litton	$10,902	$-
Lookout	$15,181	$-
Loretta	$23,875	$-
Louise	$22,275	$-
Lovejoy	$5,439	$-
Luna	$15,413	$9,299
Lurleen	$-	$-
Madison	$8,751	$-
Mae	$29,828	$-

Applicable Series	December 31, 2022	December 31, 2021
Magnolia	$3,512	$-
Malbec	$19,049	$13,709
Mammoth	$12,991	$-
Marcelo	$23,489	$-
Marie	$-	$-
Marietta	$1,248	$-
Matchingham	$20,963	$86
McGregor	$11,409	$-
McLovin	$16,279	$-
Meadow	$4,686	$-
Mimosa	$-	$-
Mojave	$5,449	$6,496
Murphy	$20,675	$-
Nugget	$18,287	$-
Odessa	$8,131	$-
Olive	$10,245	$-
Oly	$20,613	$-
Osprey	$15,951	$-
Otoro	$2,223	$-
Patrick	$14,028	$10,913
Peanut	$5,669	$-
Pearl	$34,369	$-
Pecan	$21,146	$16,203
Piedmont	$3,075	$-
Pinot	$20,217	$14,131
Pioneer	$16,528	$-
Plumtree	$22,430	$18,569
Point	$17,871	$-
Quincy	$27,074	$-
Redondo	$1,721	$-
Regency	$-	$-
Reginald	$2,299	$-
Reynolds	$17,087	$-
Ribbonwalk	$7,106	$-
Richardson	$16,699	$-
Ridge	$17,882	$677
Ritter	$14,795	$-
River	$21,045	$2,390
Riverwalk	$12,003	$-
Rooney	$3,150	$101
Roseberry	$11,158	$2,749
Rosewood	$1,800	$-

Applicable Series	December 31, 2022	December 31, 2021
Roxy	$2,685	$-
Saddlebred	$21,247	$-
Saint	$26,429	$-
Salem	$16,872	$13,926
Saturn	$6,596	$77
Scepter	$7,959	$-
Sequoyah	$10,446	$-
Shallowford	$1,845	$-
Shoreline	$12,274	$8,882
Sigma	$28,918	$-
Soapstone	$18,435	$12,913
Sodalis	$6,342	$-
Spencer	$16,586	$10,725
Splash	$17,449	$12,537
Spring	$11,480	$-
Stonebriar	$1,421	$-
Sugar	$20,024	$3,105
Summerset	$1,043	$8,216
Sundance	$10,726	$-
Sunnyside	$-	$-
Swift	$11,245	$-
Taylor	$2,567	$-
Terracotta	$13,875	$-
Tulip	$771	$-
Tuscan	$18,855	$15,689
Tuscarora	$-	$-
Tuxford	$746	$-
Vernon	$6,224	$-
Walton	$483	$-
Wave	$1,737	$-
Weldon	$10,131	$-
Wellington	$27,539	$-
Wentworth	$8,400	$6,607
Wescott	$1,739	$-
Westchester	$20,902	$1,483
Wildwood	$8,765	$-
Willow	$965	$-
Wilson	$18,254	$-
Windsor	$19,324	$12,404
Winston	$20,935	$-
Wisteria	$15,575	$-

Total Cash & Cash Equivalents	$2,326,787	$336,890

Plan of Operations

We intend to list our series properties for lease with a real estate broker, if not already rented upon acquisition. The asking rent for the series properties is expected to be in the range which is consistent with other single family homes in a given market area. We intend to hold the series properties for five to seven years during which time we will operate the series properties as rental income properties. During this period, we intend to distribute any free cash flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning the lease to a new buyer where allowed under applicable laws.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering, however, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period following qualification of our Form 1-A by the Commission will not exceed the maximum amount allowed under Regulation A. The proceeds from any offerings closed during the next twelve months will be used to acquire additional properties for the series conducting the offerings.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period from January 1, 2023 to March 31, 2023 are listed below. For the avoidance of doubt, the below amounts are unaudited.

RECENT REVENUES

Applicable Series	March 31, 2023
100	$11,160
101	$-
Abbington	$7,885
Amber	$5,685
Apollo	$4,185
Aster	$1,587
Avebury	$5,385
Badminton	$5,985
Bandelier	$6,585
Baron	$8,685
Basil	$4,485
Bayside	$6,285
Bazzel	$5,400
Bedford	$6,885
Belle	$7,485
Blossom	$4,885
Bonneau	$6,885
Brainerd	$6,472
Braxton	$5,485
Brennan	$4,785
Brooklyn	$3,885
Burlington	$10,185
Butter	$8,385
Camino	$4,785
Campbell	$-
Centennial	$5,685
Chaparral	$5,060
Chattahoochee	$-
Chelsea	$5,685
Chester	$6,685

Applicable Series	March 31, 2023
Chickamauga	$6,979
Chitwood	$7,085
Clover	$5,685
Coatbridge	$6,015
Collier	$6,685
Collinston	$8,735
Conway	$9,138
Creekside	$5,885
Creekwood	$5,385
Cumberland	$5,085
Cupcake	$4,935
Cypress	$7,515
Daisy	$5,085
Davidson	$4,335
Dawson	$5,235
Delta	$6,885
Dewberry	$4,800
Diablo	$-
Dogwood	$4,485
Dolittle	$6,900
Dolly	$3,195
Dops	$2,790
Dorchester	$6,585
Dunbar	$5,745
Duncan	$-
Eagle	$5,985
Eastfair	$5,385
Elevation	$5,985
Elm	$4,485
Emporia	$6,885
Ensenada	$9,885
Falcon	$5,925
Folly	$6,785
Forest	$8,700
Gardens	$4,520
Goose	$5,925
Grant	$7,290
Greenhill	$7,485
Gretal	$-
Grove	$4,485
Hadden	$4,950
Hansard	$4,400

Applicable Series	March 31, 2023
Hansel	$2,095
Harrison	$8,785
Henry	$7,445
Heritage	$6,049
Heron	$5,685
Highland	$5,685
Hines	$4,885
Holcomb	$6,285
Holland	$4,350
Hollandaise	$6,235
Holloway	$7,500
Inglewood	$10,311
Jack	$7,685
Jake	$11,785
Jefferson	$-
Jill	$6,585
Johnny	$10,085
June	$9,985
Jupiter	$4,500
Kawana	$5,085
Kennesaw	$7,485
Kenny	$9,285
KerriAnn	$5,685
Kessler	$4,785
Kingsley	$6,885
Kirkwood	$4,785
Korin	$5,985
Lallie	$7,485
Lanier	$6,885
Lannister	$3,920
Latte	$6,655
Lennox	$5,085
Lierly	$5,250
Lily	$8,385
Limestone	$6,585
Litton	$6,684

Applicable Series	March 31, 2023
Lookout	$7,707
Loretta	$9,722
Louise	$5,685
Lovejoy	$5,985
Luna	$5,250
Lurleen	$4,290
Madison	$-
Mae	$6,285
Magnolia	$6,225
Malbec	$6,735
Mammoth	$6,285
Marcelo	$5,176
Marie	$2,539
Marietta	$6,285
Matchingham	$5,385
McGregor	$5,685
McLovin	$9,185
Meadow	$5,385
Mimosa	$4,520
Mojave	$4,879
Murphy	$6,885
Nugget	$8,585
Odessa	$8,385
Olive	$5,685
Oly	$5,950
Osprey	$6,885
Otoro	$8,385
Patrick	$4,800
Peanut	$4,185
Pearl	$985
Pecan	$4,875
Piedmont	$6,885
Pinot	$6,885
Pioneer	$9,714
Plumtree	$4,800
Point	$6,885
Quincy	$8,085
Redondo	$6,869
Regency	$6,854
Reginald	$8,185
Reynolds	$7,485
Ribbonwalk	$5,985
Richardson	$5,335
Ridge	$5,085
Ritter	$2,593
River	$6,000
Riverwalk	$7,185
Rooney	$6,285

Applicable Series	March 31, 2023
Roseberry	$6,900
Rosewood	$5,605
Roxy	$5,985
Saddlebred	$5,090
Saint	$6,185
Salem	$6,585
Saturn	$4,335
Scepter	$5,385
Sequoyah	$1,795
Shallowford	$6,985
Shoreline	$6,885
Sigma	$6,930
Soapstone	$4,950
Sodalis	$3,593
Spencer	$5,779
Splash	$4,825
Spring	$5,085
Stonebriar	$4,185
Sugar	$5,385
Summerset	$5,100
Sundance	$6,761
Sunnyside	$4,625
Swift	$6,885
Taylor	$4,520
Terracotta	$4,540
Tulip	$6,285
Tuscan	$6,960
Tuscarora	$2,395
Tuxford	$5,685
Vernon	$5,685
Walton	$3,740
Wave	$6,585
Weldon	$4,335
Wellington	$7,185
Wentworth	$4,860
Wescott	$5,385
Westchester	$7,530
Wildwood	$4,885
Willow	$5,285
Wilson	$6,685
Windsor	$7,800
Winston	$5,385
Wisteria	$6,585

TOTAL RECENT REVENUE	$1,161,721

Operating Expenses

The company incurred $1,101,397 in operating expenses during the period between January 1, 2023 and March 31, 2023. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period between January 1, 2023 and March 31, 2023, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period between January 1, 2023 and March 31, 2023. For the avoidance of doubt, the below amounts are unaudited.

RECENT OPERATIONAL EXPENSES

	March 31, 2023
Applicable Series	Operating Expenses	Depreciation	Total Expenses
100	$3,790	$4,222	$8,013
101	$3,700	$4,359	$8,060
Abbington	$3,264	$3,289	$6,553
Amber	$1,505	$2,104	$3,609
Apollo	$1,596	$1,346	$2,941
Aster	$7,731	$1,748	$9,479
Avebury	$3,832	$1,998	$5,829
Badminton	$1,462	$1,753	$3,214
Bandelier	$2,404	$2,085	$4,489
Baron	$4,091	$3,888	$7,980
Basil	$1,085	$1,392	$2,477
Bayside	$2,942	$1,762	$4,705
Bazzel	$2,260	$1,837	$4,097
Bedford	$1,795	$1,924	$3,719
Belle	$5,842	$3,021	$8,863
Blossom	$2,445	$1,748	$4,193
Bonneau	$6,151	$2,302	$8,453
Brainerd	$6,127	$1,994	$8,121
Braxton	$3,223	$2,221	$5,444
Brennan	$2,839	$1,557	$4,396
Brooklyn	$15,082	$1,136	$16,218
Burlington	$3,840	$4,458	$8,298
Butter	$2,417	$2,595	$5,011
Camino	$2,003	$1,822	$3,825
Campbell	$-	$-	$-
Centennial	$2,059	$1,958	$4,017
Chaparral	$1,674	$1,350	$3,024
Chattahoochee	$-	$2,304	$2,304
Chelsea	$3,120	$2,117	$5,237
Chester	$2,923	$2,556	$5,479
Chickamauga	$7,705	$2,558	$10,263
Chitwood	$3,710	$2,628	$6,338
Clover	$3,045	$2,312	$5,357
Coatbridge	$1,930	$1,865	$3,795
Collier	$2,736	$2,439	$5,175
Collinston	$8,703	$1,453	$10,156
Conway	$6,343	$4,707	$11,050
Creekside	$2,003	$2,140	$4,143
Creekwood	$4,020	$1,984	$6,003
Cumberland	$1,774	$2,030	$3,804

	March 31, 2023
Applicable Series	Operating Expenses	Depreciation	Total Expenses
Cupcake	$1,775	$1,504	$3,279
Cypress	$6,553	$2,508	$9,061
Daisy	$2,786	$2,069	$4,855
Davidson	$1,030	$1,455	$2,485
Dawson	$1,778	$1,557	$3,335
Delta	$1,538	$2,324	$3,863
Dewberry	$1,309	$1,306	$2,616
Diablo	$1,772	$1,785	$3,557
Dogwood	$3,736	$1,650	$5,387
Dolittle	$1,833	$2,111	$3,943
Dolly	$4,780	$4,737	$9,517
Dops	$3,212	$935	$4,147
Dorchester	$8,533	$2,363	$10,897
Dunbar	$5,400	$2,215	$7,615
Duncan	$1,617	$2,213	$3,830
Eagle	$1,755	$1,854	$3,608
Eastfair	$1,774	$1,478	$3,252
Elevation	$2,126	$1,828	$3,954
Elm	$1,052	$1,150	$2,202
Emporia	$2,119	$2,391	$4,509
Ensenada	$3,063	$3,333	$6,396
Falcon	$1,654	$1,856	$3,510
Folly	$14,596	$2,138	$16,734
Forest	$2,565	$2,411	$4,977
Gardens	$1,150	$1,516	$2,665
Goose	$1,661	$1,727	$3,389
Grant	$3,702	$2,226	$5,928
Greenhill	$2,005	$2,254	$4,259
Gretal	$3,395	$3,091	$6,486
Grove	$1,440	$1,551	$2,991
Hadden	$1,129	$1,527	$2,656
Hansard	$8,161	$1,387	$9,547
Hansel	$4,621	$2,782	$7,403
Harrison	$3,282	$3,161	$6,443
Henry	$6,075	$2,956	$9,031
Heritage	$2,226	$2,000	$4,227
Heron	$1,792	$1,972	$3,763
Highland	$2,889	$1,971	$4,860
Hines	$2,177	$1,755	$3,932
Holcomb	$4,680	$2,437	$7,117
Holland	$955	$1,455	$2,410
Hollandaise	$1,971	$2,514	$4,485
Holloway	$2,423	$2,336	$4,759
Inglewood	$5,858	$4,668	$10,526
Jack	$10,314	$2,849	$13,164
Jake	$4,713	$4,046	$8,760

	March 31, 2023
Applicable Series	Operating Expenses	Depreciation	Total Expenses
Jefferson	$5,688	$1,255	$6,943
Jill	$2,929	$2,769	$5,698
Johnny	$3,686	$4,023	$7,709
June	$3,191	$4,023	$7,214
Jupiter	$1,500	$1,453	$2,953
Kawana	$1,410	$1,893	$3,303
Kennesaw	$3,176	$2,918	$6,094
Kenny	$4,267	$4,737	$9,004
KerriAnn	$2,597	$2,343	$4,940
Kessler	$3,665	$1,761	$5,426
Kingsley	$1,947	$2,145	$4,092
Kirkwood	$1,673	$1,796	$3,469
Korin	$6,794	$1,909	$8,703
Lallie	$1,677	$2,558	$4,235
Lanier	$2,197	$2,597	$4,794
Lannister	$2,454	$1,208	$3,662
Latte	$2,803	$2,505	$5,308
Lennox	$1,447	$1,489	$2,936
Lierly	$(299)	$1,466	$1,167
Lily	$4,044	$3,460	$7,503
Limestone	$1,817	$2,011	$3,828
Litton	$4,807	$2,200	$7,007
Lookout	$4,263	$2,371	$6,634
Loretta	$7,660	$4,704	$12,364
Louise	$1,537	$1,894	$3,431
Lovejoy	$3,374	$2,005	$5,379
Luna	$1,397	$1,478	$2,875
Lurleen	$13,491	$1,005	$14,496
Madison	$1,821	$1,414	$3,235
Mae	$2,972	$2,432	$5,404
Magnolia	$1,503	$1,724	$3,228
Malbec	$1,978	$2,194	$4,173
Mammoth	$2,759	$2,343	$5,102
Marcelo	$5,182	$1,956	$7,138
Marie	$7,137	$1,461	$8,598
Marietta	$2,074	$2,095	$4,169
Matchingham	$1,550	$1,456	$3,006
McGregor	$2,833	$2,066	$4,899
McLovin	$3,451	$3,109	$6,560
Meadow	$1,830	$2,205	$4,035
Mimosa	$2,290	$1,474	$3,764
Mojave	$1,697	$1,629	$3,326
Murphy	$1,831	$2,043	$3,874
Nugget	$4,801	$3,847	$8,648
Odessa	$9,681	$3,666	$13,347
Olive	$3,448	$1,592	$5,040
Oly	$3,089	$3,132	$6,222
Osprey	$3,822	$2,400	$6,222

	March 31, 2023
Applicable Series	Operating Expenses	Depreciation	Total Expenses
Otoro	$5,245	$2,698	$7,943
Patrick	$(1,240)	$1,443	$203
Peanut	$1,145	$1,482	$2,627
Pearl	$3,771	$3,749	$7,520
Pecan	$(1,099)	$1,431	$333
Piedmont	$3,005	$2,646	$5,651
Pinot	$2,049	$2,215	$4,263
Pioneer	$5,087	$3,922	$9,010
Plumtree	$(1,432)	$1,384	$(49)
Point	$3,204	$2,625	$5,829
Quincy	$6,592	$3,757	$10,349
Redondo	$13,775	$2,152	$15,927
Regency	$4,008	$1,261	$5,268
Reginald	$5,750	$2,990	$8,740
Reynolds	$3,358	$2,953	$6,311
Ribbonwalk	$2,450	$2,198	$4,647
Richardson	$3,068	$2,157	$5,225
Ridge	$1,325	$1,496	$2,820
Ritter	$7,614	$3,466	$11,080
River	$1,680	$1,831	$3,511
Riverwalk	$2,412	$2,714	$5,126
Rooney	$2,769	$2,211	$4,980
Roseberry	$2,265	$2,256	$4,522
Rosewood	$1,568	$1,859	$3,428
Roxy	$2,415	$2,240	$4,655
Saddlebred	$6,652	$3,659	$10,311
Saint	$1,248	$1,902	$3,150
Salem	$2,031	$2,194	$4,225
Saturn	$1,129	$1,492	$2,621
Scepter	$6,343	$1,619	$7,962
Sequoyah	$10,495	$1,698	$12,193
Shallowford	$2,857	$2,488	$5,345
Shoreline	$1,789	$2,130	$3,919
Sigma	$2,358	$2,664	$5,021
Soapstone	$(706)	$1,500	$794
Sodalis	$3,560	$1,990	$5,550

	March 31, 2023
Applicable Series	Operating Expenses	Depreciation	Total Expenses
Spencer	$1,735	$2,078	$3,813
Splash	$(1,221)	$1,489	$267
Spring	$2,283	$1,701	$3,984
Stonebriar	$4,090	$1,394	$5,483
Sugar	$1,904	$2,140	$4,044
Summerset	$1,717	$1,753	$3,469
Sundance	$3,502	$2,166	$5,668
Sunnyside	$3,770	$1,036	$4,805
Swift	$3,030	$2,362	$5,392
Taylor	$1,780	$1,582	$3,362
Terracotta	$4,036	$1,893	$5,929
Tulip	$1,816	$2,182	$3,997
Tuscan	$(506)	$2,220	$1,714
Tuscarora	$5,707	$1,530	$7,236
Tuxford	$3,823	$1,801	$5,624
Vernon	$1,607	$1,809	$3,416
Walton	$7,802	$2,062	$9,864
Wave	$1,504	$2,307	$3,811
Weldon	$1,780	$1,453	$3,233
Wellington	$13,684	$2,781	$16,465
Wentworth	$1,501	$1,575	$3,076
Wescott	$1,900	$1,883	$3,783
Westchester	$2,228	$2,344	$4,572
Wildwood	$1,313	$1,516	$2,829
Willow	$2,070	$2,007	$4,077
Wilson	$3,422	$2,641	$6,063
Windsor	$2,224	$2,405	$4,628
Winston	$1,877	$2,260	$4,137
Wisteria	$1,994	$2,038	$4,032

TOTAL EXPENSES	$659,995	$441,402	$1,101,397

Other Expenses

During the period between January 1, 2023 and March 31, 2023, each series incurred interest expenses and for specific series insurance proceeds (other income). The following table summarizes the total of such expenses incurred by each series during the period between January 1, 2023 and March 31, 2023. For the avoidance of doubt, the below amounts are unaudited.

RECENT OTHER EXPENSES

Applicable Series	March 31, 2023
100	$-
101	$-
Abbington	$-
Amber	$2,068
Apollo	$-
Aster	$2,112
Avebury	$1,967
Badminton	$2,014
Bandelier	$2,373
Baron	$-
Basil	$1,522
Bayside	$1,916
Bazzel	$-
Bedford	$1,899
Belle	$-
Blossom	$-
Bonneau	$-
Brainerd	$-
Braxton	$-
Brennan	$2,215
Brooklyn	$-
Burlington	$-
Butter	$2,542
Camino	$-
Campbell	$-
Centennial	$2,197
Chaparral	$1,078
Chattahoochee	$-

Applicable Series	March 31, 2023
Chelsea	$2,088
Chester	$3,081
Chickamauga	$-
Chitwood	$-
Clover	$-
Coatbridge	$2,029
Collier	$-
Collinston	$1,322
Conway	$-
Creekside	$-
Creekwood	$2,397
Cumberland	$-
Cupcake	$1,376
Cypress	$3,023
Daisy	$-
Davidson	$1,424
Dawson	$1,691
Delta	$2,197
Dewberry	$1,402
Diablo	$2,014
Dogwood	$-
Dolittle	$2,011
Dolly	$-
Dops	$-
Dorchester	$-
Dunbar	$-
Duncan	$-
Eagle	$2,236
Eastfair	$1,734
Elevation	$1,992
Elm	$1,240
Emporia	$2,373
Ensenada	$3,797
Falcon	$2,236
Folly	$-
Forest	$2,630
Gardens	$1,621
Goose	$2,083

Applicable Series	March 31, 2023
Grant	$2,509
Greenhill	$2,207
Gretal	$-
Grove	$1,870
Hadden	$1,390
Hansard	$-
Hansel	$3,346
Harrison	$3,809
Henry	$-
Heritage	$2,411
Heron	$2,386
Highland	$-
Hines	$-
Holcomb	$-
Holland	$1,424
Hollandaise	$2,129
Holloway	$2,555
Inglewood	$-
Jack	$3,168
Jake	$-
Jefferson	$-
Jill	$3,334
Johnny	$13,317
June	$13,317
Jupiter	$1,616
Kawana	$1,865
Kennesaw	$-
Kenny	$-
KerriAnn	$2,306
Kessler	$-
Kingsley	$2,486
Kirkwood	$2,161
Korin	$-
Lallie	$2,781
Lanier	$3,134
Lannister	$1,769
Latte	$-
Lennox	$1,616
Lierly	$1,355
Lily	$3,018
Limestone	$1,826
Litton	$-
Lookout	$-
Loretta	$-
Louise	$1,991
Lovejoy	$2,373
Luna	$1,734
Lurleen	$-
Madison	$1,079
Mae	$-
Magnolia	$2,461
Malbec	$2,412

Applicable Series	March 31, 2023
Mammoth	$2,826
Marcelo	$-
Marie	$-
Marietta	$2,519
Matchingham	$1,418
McGregor	$-
McLovin	$3,560
Meadow	$2,082
Mimosa	$-
Mojave	$1,473
Murphy	$2,008
Nugget	$-
Odessa	$3,628
Olive	$1,458
Oly	$3,567
Osprey	$-
Otoro	$2,658
Patrick	$1,119
Peanut	$1,225
Pearl	$-
Pecan	$1,166
Piedmont	$3,188
Pinot	$2,437
Pioneer	$-
Plumtree	$1,149
Point	$3,180
Quincy	$4,217
Redondo	$-
Regency	$-
Reginald	$-
Reynolds	$-
Ribbonwalk	$2,170
Richardson	$-
Ridge	$1,623
Ritter	$-
River	$1,992
Riverwalk	$-
Rooney	$2,509
Roseberry	$2,443
Rosewood	$2,244
Roxy	$2,618
Saddlebred	$461
Saint	$2,054
Salem	$2,458
Saturn	$1,616
Scepter	$1,831
Sequoyah	$-
Shallowford	$2,998

Applicable Series	March 31, 2023
Shoreline	$2,450
Sigma	$2,197
Soapstone	$1,325
Sodalis	$-
Spencer	$2,255
Splash	$1,266
Spring	$-
Stonebriar	$1,596
Sugar	$2,330
Summerset	$1,916
Sundance	$-
Sunnyside	$-
Swift	$-
Taylor	$2,619
Terracotta	$2,156
Tulip	$2,635
Tuscan	$1,875
Tuscarora	$-
Tuxford	$1,729
Vernon	$1,762
Walton	$6,562
Wave	$2,170
Weldon	$1,322
Wellington	$-
Wentworth	$1,534
Wescott	$2,044
Westchester	$2,300
Wildwood	$1,513
Willow	$-
Wilson	$-
Windsor	$2,630
Winston	$-
Wisteria	$2,464

$291,598

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of March 31, 2023. For the avoidance of doubt, the below amounts are unaudited.

RECENT CASH & CASH EQUIVILENTS

Applicable Series	March 31, 2023
100	$32,294
101	$12,556
Abbington	$9,876
Amber	$6,939
Apollo	$1,667
Aster	$1,792
Avebury	$3,018
Badminton	$16,927
Bandelier	$12,535
Baron	$22,761
Basil	$11,750
Bayside	$20,361
Bazzel	$15,760
Bedford	$20,827
Belle	$471
Blossom	$27,557
Bonneau	$3,443
Brainerd	$3,718
Braxton	$25,450
Brennan	$6
Brooklyn	$6,585
Burlington	$17,655
Butter	$14,339
Camino	$19,833
Campbell	$4,179
Centennial	$13,955
Chaparral	$18,485
Chattahoochee	$-
Chelsea	$1,696
Chester	$2,528

Applicable Series	March 31, 2023
Chickamauga	$25,961
Chitwood	$11,241
Clover	$22,350
Coatbridge	$18,313
Collier	$5,721
Collinston	$491
Conway	$10,795
Creekside	$18,819
Creekwood	$1,481
Cumberland	$19,577
Cupcake	$10,490
Cypress	$547
Daisy	$15,830
Davidson	$7,315
Dawson	$2,757
Delta	$329
Dewberry	$6,183
Diablo	$348
Dogwood	$17,912
Dolittle	$17,948
Dolly	$16,687
Dops	$10,333
Dorchester	$3,281
Dunbar	$1,458
Duncan	$4,592
Eagle	$3,305
Eastfair	$17,224
Elevation	$6,169
Elm	$7,484
Emporia	$2,225
Ensenada	$23,680
Falcon	$9,802
Folly	$7,009
Forest	$2,255
Gardens	$5,203
Goose	$10,728
Grant	$17,127
Greenhill	$19,352
Gretal	$34,396
Grove	$2,585
Hadden	$11,757
Hansard	$-
Hansel	$19,312
Harrison	$2,221
Henry	$14,894
Heritage	$7,912
Heron	$2,338
Highland	$1,699

Applicable Series	March 31, 2023
Hines	$10,459
Holcomb	$15,764
Holland	$3,314
Hollandaise	$1,764
Holloway	$19,014
Inglewood	$25,338
Jack	$3,213
Jake	$20,793
Jefferson	$12,651
Jill	$3,022
Johnny	$22,035
June	$3,329
Jupiter	$7,022
Kawana	$1,693
Kennesaw	$14,037
Kenny	$20,709
KerriAnn	$14,983
Kessler	$1,705
Kingsley	$18,692
Kirkwood	$1,206
Korin	$15,985
Lallie	$3,935
Lanier	$25,593
Lannister	$1,618
Latte	$21,686
Lennox	$22,074
Lierly	$22,956
Lily	$38,331
Limestone	$16,541
Litton	$5,812
Lookout	$19,529
Loretta	$16,881
Louise	$23,160
Lovejoy	$5,035
Luna	$16,560
Lurleen	$9,213
Madison	$8,318
Mae	$31,099
Magnolia	$301
Malbec	$21,595

Applicable Series	March 31, 2023
Mammoth	$13,313
Marcelo	$20,862
Marie	$-
Marietta	$1,744
Matchingham	$22,139
McGregor	$10,813
McLovin	$13,800
Meadow	$5,354
Mimosa	$254
Mojave	$7,362
Murphy	$21,937
Nugget	$18,150
Odessa	$2,648
Olive	$9,385
Oly	$18,323
Osprey	$16,274
Otoro	$898
Patrick	$9,238
Peanut	$5,962
Pearl	$36,333
Pecan	$22,553
Piedmont	$1,615
Pinot	$20,875
Pioneer	$15,296
Plumtree	$23,617
Point	$16,594
Quincy	$21,810
Redondo	$6,471
Regency	$-
Reginald	$1,181
Reynolds	$13,153
Ribbonwalk	$8,109
Richardson	$17,089
Ridge	$18,581
Ritter	$9,631
River	$21,639
Riverwalk	$12,558
Rooney	$1,781
Roseberry	$14,377
Rosewood	$3,062
Roxy	$2,014
Saddlebred	$18,217
Saint	$26,336
Salem	$17,449
Saturn	$7,288
Scepter	$1,933

Applicable Series	March 31, 2023
Sequoyah	$1,430
Shallowford	$1,280
Shoreline	$12,957
Sigma	$34,784
Soapstone	$19,817
Sodalis	$3,152
Spencer	$15,516
Splash	$15,928
Spring	$12,540
Stonebriar	$29
Sugar	$20,530
Summerset	$4,901
Sundance	$3,494
Sunnyside	$13,017
Swift	$7,291
Taylor	$3,363
Terracotta	$11,291
Tulip	$771
Tuscan	$16,748
Tuscarora	$3,154
Tuxford	$3,150
Vernon	$7,401
Walton	$453
Wave	$735
Weldon	$10,646
Wellington	$20,615
Wentworth	$8,464
Wescott	$3,215
Westchester	$21,582
Wildwood	$8,609
Willow	$1,251
Wilson	$18,080
Windsor	$19,622
Winston	$19,849
Wisteria	$19,434

TOTAL CASH & CASH EQUIVALENTS	$2,298,481

Item 3. Directors AND Officers

General

The manager of our company is Arrived Holdings, Inc., a Delaware public benefit corporation. The manager has established a board of directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

While the nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as a public benefit corporation, the manager and its board of directors will consider the manager’s public benefit objectives in addition to the financial interests of its stockholders when making decisions. The manager conducts business in a manner that balances the pecuniary interests of its stockholders, the best interests of those materially affected by the manager’s conduct, and the public benefit or public benefits described in the manager’s certificate of incorporation. The manager’s specific public benefit purpose is the promotion of financial inclusion, fair and equitable housing and job creation.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	34	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Joel Mezistrano	51	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	36	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	42	Chief Operating Officer	Chief Operating Officer

(1)	The current executive officers and directors, whose terms in office began upon the organization of our company on July 13, 2020, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Joel Mezistrano, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings, Inc. since December 1, 2019 and as the Chief Financial Officer of our company since its inception. Mr. Mezistrano has been investing in residential real estate for over 25 years. He graduated from the Massachusetts Institute of Technology with degrees in Mathematics and Computer Science. He started his career at Accenture and then moved to hold executive roles at several high-growth venture backed startups in industries such as Banking, Insurance, and E-Commerce. For the last 10 years, Mr. Mezistrano has been a Principal and CFO at American Classic Homes which has annual revenues in excess of $100 million and operates several investment funds utilizing institutional capital, family offices, and high-net worth individuals. Joel is also a Principal and CFO at SeaLevel Properties which has a $250 million portfolio of apartments and mixed-use projects in the Seattle area.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has serviced as the Chief Operating Officer since July 2020. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our manager has not-sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:

Asset Management Fee	Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis. To the extent leverage is utilized to acquire a series property, the asset management fee will be calculated on the actual amount of the purchase price of the property, which may be greater than the maximum offering amount of that series.

Property Management Fee	To the extent that a property manager is paid a fee less than the eight percent (8%) charged to a series, the manager will receive the difference as income. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis.

Form of Compensation	Description
Interest Payments/Repayment of Advances and Loans

The manager may receive interest payments on loans and advances it makes to a series, which may include advances it may make with respect to the initial payment of the equity portion of a property acquisition and mortgage loans it may make if a third party loan is not available.  Such advances and loans are expected to be repaid from the net proceeds of a series offering.  See “Description of Business⸺Acquisition Mechanics.”

Reimbursement of Expenses

Organization and Offering Expenses. We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of two percent (2%) of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs.

Other Expenses. See “Reimbursement of Expenses” below.

Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income. We expect to charge each series a market rate disposition fee in the range of six percent (6%) to seven percent (7%) of a property sale price, our estimation of what actual disposition fees should total. Actual disposition fees, which cover property sale expenses such as brokerage commissions, and title, escrow and closing costs, are determined by local customary real estate market practices and applicable laws.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services and construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Interest Payment – Insured Cash Operating Account	The manager maintains operating accounts for each series with a third-party bank and will be entitled to receive interest on the cash balances in such accounts. The interest payments will vary based on market rates and the amount of cash balances in such accounts from time to time.

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of properties, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the operating agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the manager will serve as the manager for an indefinite term, but that the manager only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests, by an affirmative vote of two-thirds of our company’s members. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

The manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

The manager may withdraw as the manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

Manager Affiliates

Our manager controls four affiliated entities:

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived Homes 3, LLC – Arrived Homes 3, LLC was formed on January 4, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 3, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

The following includes a summary of transactions since the end of our fiscal year on December 31, 2020, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Lierly LLC purchased the Arrived Homes Series Lierly LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Arrived Homes Series Lierly LLC property purchase price, Arrived Homes Series Lierly LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000.

Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Soapstone LLC purchased the Arrived Homes Series Soapstone LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone LLC property purchase price, Arrived Homes Series Soapstone LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000.

Arrived Homes Series Patrick LLC completed the acquisition of the Arrived Homes Series Patrick LLC property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Patrick LLC purchased the Arrived Homes Series Patrick LLC property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Arrived Homes Series Patrick LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Pecan LLC completed the acquisition of the Arrived Homes Series Pecan LLC property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Arrived Homes Series Pecan LLC purchased the Arrived Homes Series Pecan LLC property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Arrived Homes Series Pecan LLC property purchase price, Arrived Homes Series Pecan LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Pecan LLC property, in the amount of $208,495.

Arrived Homes Series Plumtree LLC completed the acquisition of the Arrived Homes Series Plumtree LLC property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Plumtree LLC purchased the Arrived Homes Series Plumtree LLC property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Arrived Homes Series Plumtree LLC property purchase price, Arrived Homes Series Plumtree LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Plumtree LLC property, in the amount of $202,950.

Arrived Homes Series Chaparral LLC completed the acquisition of the Arrived Homes Series Chaparral LLC property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Arrived Homes Series Chaparral LLC purchased the Arrived Homes Series Chaparral LLC property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Arrived Homes Series Chaparral LLC property purchase price, Arrived Homes Series Chaparral LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Chaparral LLC property, in the amount of $197,965.

Arrived Homes Series Splash LLC completed the acquisition of the Arrived Homes Series Splash LLC property for a purchase price of $215,000 on April 30, 2021, prior to the start of its offering. Arrived Homes Series Splash LLC purchased the Arrived Homes Series Splash LLC property from the manager, who originally paid $215,000 for the property. To pay the $215,000 Arrived Homes Series Splash LLC property purchase price, Arrived Homes Series Splash LLC issued a promissory note to the manager in the amount of $92,500 and secured a mortgage loan for the remaining $122,500 from Arvest Bank.

Arrived Homes Series Tuscan LLC completed the acquisition of the Arrived Homes Series Tuscan LLC property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. Arrived Homes Series Tuscan LLC purchased the Arrived Homes Series Tuscan LLC property from the manager, who originally paid $320,898 for the property. To pay the $320,898 Arrived Homes Series Tuscan LLC property purchase price, Arrived Homes Series Tuscan LLC issued a promissory note to the manager in the amount of $139,418 and secured a mortgage loan for the remaining $181,480 from Arvest Bank.

Arrived Homes Series Kingsley LLC completed the acquisition of the Arrived Homes Series Kingsley LLC property from an unaffiliated seller for a purchase price of $315,000 on June 1, 2021, prior to the start of its offering. To pay the $315,000 Arrived Homes Series Kingsley LLC property purchase price, Arrived Homes Series Kingsley LLC borrowed $100,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $100,000 and secured a mortgage loan for the remaining $215,000 from Certain Lending, Inc.

Arrived Homes Series Eastfair LLC completed the acquisition of the Arrived Homes Series Eastfair LLC property from an unaffiliated seller for a purchase price of $215,000 on June 4, 2021, prior to the start of its offering. To pay the $215,000 Arrived Homes Series Eastfair LLC property purchase price, Arrived Homes Series Eastfair LLC borrowed $65,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $65,000 and secured a mortgage loan for the remaining $150,000 from Certain Lending, Inc.

Arrived Homes Series Centennial LLC completed the acquisition of the Arrived Homes Series Centennial LLC property from an unaffiliated seller for a purchase price of $285,000 on June 7, 2021, prior to the start of its offering. To pay the $285,000 Arrived Homes Series Centennial LLC property purchase price, Arrived Homes Series Centennial LLC borrowed $115,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $115,000 and secured a mortgage loan for the remaining $190,000 from Certain Lending, Inc.

With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business – Acquisition Mechanics.” As such, the manager is expected to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes, LLC and its Series (the Company) as of December 31, 2022 and 2021 and the related consolidated and consolidating statements of comprehensive income (loss), members’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2021.

Blue Bell, Pennsylvania

May 1, 2023

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	100	101	Abbington	Amber	Apollo	Aster	Avebury
ASSETS
Current assets:
Cash	$34,876	$15,458	$12,352	$6,844	$24	$97	$1,134
Accounts receivable	3,495	-	4,498	-	-	-	-
Prepaid expenses	-	781	-	6,721	3,608	1,290	3,177
Due from related party	-	-	-	-	7,632	12,634	3,802
Total current assets	38,371	16,239	16,850	13,565	11,264	14,021	8,113
Property and equipment, net	603,813	630,661	475,786	297,164	194,680	254,498	286,985
Deposits	3,943	27	2,845	2,843	2,124	150	4,419
Total assets	$646,128	$646,926	$495,481	$313,571	$208,067	$268,669	$299,517

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$15,432	$11,020	$18,180	$5,375	$4,629	$3,707	$4,358
Due to related party	6,302	2,998	2,032	2,817	-	-	-
Total current liabilities	21,734	14,018	20,212	8,192	4,629	3,707	4,358
Tenant deposits	3,495	-	2,845	2,843	1,744	-	1,795
Mortgage payable, net	-	-	-	198,668	133,088	124,200	200,791
Total liabilities	25,229	14,018	23,057	209,702	139,461	127,907	206,944

Members’ equity (deficit)
Members’ capital	628,143	658,881	498,632	119,393	76,339	153,956	103,860
Retained earnings (accumulated deficit)	(7,243)	(25,972)	(26,207)	(15,524)	(7,732)	(13,194)	(11,286)
Total members’ equity (deficit)	620,899	632,909	472,424	103,869	68,607	140,762	92,573
Total liabilities and members’ equity (deficit)	$646,128	$646,926	$495,481	$313,571	$208,067	$268,669	$299,517

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Badminton	Bandelier	Baron	Basil	Bayside	Bazzel	Bedford
ASSETS
Current assets:
Cash	$15,849	$13,098	$19,732	$9,670	$18,745	$14,346	$19,399
Accounts receivable	-	2,195	2,895	-	-	60	-
Prepaid expenses	3,625	6,221	3,273	2,527	5,039	689	3,281
Due from related party	-	-	-	-	-	-	-
Total current assets	19,474	21,514	25,900	12,198	23,784	15,095	22,679
Property and equipment, net	246,010	342,093	574,943	195,410	247,626	266,213	277,008
Deposits	2,993	2,195	3,751	1,495	2,619	1,902	4,590
Total assets	$268,476	$365,802	$604,594	$209,103	$274,029	$283,210	$304,277

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$7,870	$9,495	$14,188	$5,893	$4,433	$5,992	$4,738
Due to related party	1,720	1,534	11,904	1,759	3,700	18,973	1,593
Total current liabilities	9,590	11,028	26,092	7,652	8,133	24,965	6,332
Tenant deposits	2,993	2,195	4,395	1,495	2,619	1,795	4,590
Mortgage payable, net	171,839	242,444	-	129,668	163,463	-	194,483
Total liabilities	184,422	255,667	30,487	138,814	174,215	26,760	205,405

Members’ equity (deficit)
Members’ capital	88,616	126,458	585,815	73,775	99,417	264,281	101,219
Retained earnings (accumulated deficit)	(4,562)	(16,323)	(11,709)	(3,487)	397	(7,831)	(2,347)
Total members’ equity (deficit)	84,054	110,135	574,107	70,288	99,814	256,450	98,872
Total liabilities and members’ equity (deficit)	$268,476	$365,802	$604,594	$209,103	$274,029	$283,210	$304,277

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Belle	Blossom	Bonneau	Brainerd	Braxton	Brennan	Brooklyn
ASSETS
Current assets:
Cash	$471	$27,514	$6,661	$8,705	$27,902	$2,706	$10,118
Accounts receivable	-	2,765	-	4,190	2,693	319	-
Prepaid expenses	1,353	609	746	709	2,009	1,930	480
Due from related party	10,334	-	3,573	10,413	-	-	8,225
Total current assets	12,159	30,888	10,980	24,017	32,603	4,955	18,823
Property and equipment, net	438,049	253,977	339,646	292,405	322,755	224,785	172,922
Deposits	8,216	1,854	2,491	2,595	2,085	2,558	-
Total assets	$458,424	$286,719	$353,117	$319,017	$357,444	$232,297	$191,745

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$9,636	$6,230	$10,407	$2,810	$8,999	$2,532	$8,467
Due to related party	-	3,119	-	-	11,707	84,407	-
Total current liabilities	9,636	9,349	10,407	2,810	20,706	86,939	8,467
Tenant deposits	2,495	1,845	2,295	2,595	2,045	1,994	-
Mortgage payable, net	-	-	-	140,650	-	153,687	80,510
Total liabilities	12,131	11,194	12,702	146,055	22,751	242,620	88,977

Members’ equity (deficit)
Members’ capital	460,817	280,384	355,746	171,910	349,987	425	105,053
Retained earnings (accumulated deficit)	(14,524)	(4,859)	(15,332)	1,052	(15,293)	(10,748)	(2,285)
Total members’ equity (deficit)	446,293	275,525	340,414	172,962	334,693	(10,323)	102,768
Total liabilities and members’ equity (deficit)	$458,424	$286,719	$353,117	$319,017	$357,444	$232,297	$191,745

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Burlington	Butter	Camino	Campbell	Centennial	Chaparral	Chattahoochee
ASSETS
Current assets:
Cash	$17,715	$12,333	$18,534	$451	$13,328	$17,171	$-
Accounts receivable	3,395	-	-	-	-	-	-
Prepaid expenses	4,442	6,026	348	-	5,521	-	-
Due from related party	-	-	2,423	-	-	-	-
Total current assets	25,552	18,359	21,305	451	18,850	17,171	-
Property and equipment, net	644,915	369,314	264,208	309,186	274,924	186,912	-
Deposits	3,553	5,469	2,142	451	1,895	2,016	-
Total assets	$674,020	$393,143	$287,655	$310,089	$295,668	$206,099	$-

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$13,447	$7,693	$5,411	$3,346	$9,936	$6,126	$878
Due to related party	13,554	6,632	-	326,179	1,311	4,754	50,300
Total current liabilities	27,001	14,325	5,411	329,525	11,247	10,879	51,178
Tenant deposits	6,895	2,795	1,994	-	1,895	3,000	-
Mortgage payable, net	-	259,806	-	-	187,490	103,034	-
Total liabilities	33,896	276,926	7,404	329,525	200,631	116,913	51,178

Members’ equity (deficit)
Members’ capital	653,466	131,404	283,930	3,161	104,673	90,241	3,382
Retained earnings (accumulated deficit)	(13,342)	(15,187)	(3,679)	(22,596)	(9,636)	(1,056)	(54,559)
Total members’ equity (deficit)	640,125	116,216	280,251	(19,436)	95,037	89,185	(51,178)
Total liabilities and members’ equity (deficit)	$674,020	$393,143	$287,655	$310,089	$295,668	$206,099	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Chelsea	Chester	Chickamauga	Chitwood	Clover	Coatbridge	Collier
ASSETS
Current assets:
Cash	$2,482	$4,224	$-	$10,706	$20,929	$16,300	$5,567
Accounts receivable	-	2,268	4,590	4,590	-	1,955	4,390
Prepaid expenses	5,973	4,850	1,073	-	642	5,647	734
Due from related party	10,475	15,615	-	7,766	7,427	-	-
Total current assets	18,929	26,957	5,663	23,062	28,998	23,902	10,690
Property and equipment, net	304,130	370,667	375,173	380,995	318,749	262,077	353,703
Deposits	2,250	2,454	2,545	2,816	1,980	4,490	2,429
Total assets	$325,310	$400,078	$383,381	$406,873	$349,727	$290,469	$366,822

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$7,592	$5,438	$1,489	$12,835	$7,188	$4,219	$6,288
Due to related party	-	-	376,298	-	-	5,529	1,093
Total current liabilities	7,592	5,438	377,788	12,835	7,188	9,748	7,381
Tenant deposits	1,895	2,445	2,545	2,795	1,895	2,993	2,445
Mortgage payable, net	213,191	181,530	-	-	-	173,120	-
Total liabilities	222,678	189,413	380,333	15,630	9,083	185,861	9,826

Members’ equity (deficit)
Members’ capital	113,185	220,014	425	401,369	345,455	106,363	371,538
Retained earnings (accumulated deficit)	(10,553)	(9,349)	2,624	(10,125)	(4,811)	(1,755)	(14,541)
Total members’ equity (deficit)	102,632	210,665	3,049	391,243	340,644	104,608	356,996
Total liabilities and members’ equity (deficit)	$325,310	$400,078	$383,381	$406,873	$349,727	$290,469	$366,822

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Collinston	Conway	Creekside	Creekwood	Cumberland	Cupcake	Cypress
ASSETS
Current assets:
Cash	$1,164	$18,351	$18,793	$29	$17,990	$10,468	$987
Accounts receivable	-	-	1,895	1,616	1,695	-	55
Prepaid expenses	2,316	1,469	616	4,153	1,291	4,056	5,804
Due from related party	-	-	890	19,662	4,102	4,622	16,487
Total current assets	3,480	19,820	22,194	25,460	25,078	19,147	23,334
Property and equipment, net	205,042	684,051	309,720	288,178	294,956	221,079	364,435
Deposits	794	27	2,404	2,353	1,695	1,595	4,437
Total assets	$209,317	$703,898	$334,318	$315,991	$321,729	$241,821	$392,205

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,476	$10,975	$7,310	$4,918	$6,300	$7,406	$6,133
Due to related party	5,460	11,169	-	-	-	-	-
Total current liabilities	8,936	22,143	7,310	4,918	6,300	7,406	6,133
Tenant deposits	-	-	2,395	1,795	1,695	1,595	2,395
Mortgage payable, net	134,800	-	-	141,105	-	149,969	178,936
Total liabilities	143,736	22,143	9,705	147,818	7,995	158,970	187,464

Members’ equity (deficit)
Members’ capital	86,188	709,419	327,695	173,802	316,748	82,859	216,252
Retained earnings (accumulated deficit)	(20,608)	(27,664)	(3,081)	(5,628)	(3,013)	(8)	(11,511)
Total members’ equity (deficit)	65,580	681,755	324,614	168,173	313,735	82,851	204,742
Total liabilities and members’ equity (deficit)	$209,317	$703,898	$334,318	$315,991	$321,729	$241,821	$392,205

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Daisy	Davidson	Dawson	Delta	Dewberry	Diablo	Dogwood
ASSETS
Current assets:
Cash	$16,955	$4,997	$3,688	$329	$4,997	$-	$18,140
Accounts receivable	1,695	-	397	12,225	2,960	1,995	-
Prepaid expenses	788	3,317	3,197	4,388	2,460	5,082	657
Due from related party	130	-	-	-	-	-	-
Total current assets	19,569	8,314	7,282	16,942	10,417	7,077	18,797
Property and equipment, net	300,005	205,719	223,332	335,907	183,362	292,052	239,375
Deposits	2,362	3,276	1,745	-	3,190	3,392	2,341
Total assets	$321,935	$217,309	$232,359	$352,849	$196,968	$302,521	$260,512

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$5,130	$4,925	$6,354	$10,237	$5,375	$6,718	$5,606
Due to related party	-	4,363	6,173	18,070	622	11,182	1,672
Total current liabilities	5,130	9,288	12,527	28,307	5,996	17,901	7,278
Tenant deposits	1,695	1,806	1,745	-	2,393	1,995	2,243
Mortgage payable, net	-	145,220	144,148	224,424	119,366	205,668	-
Total liabilities	6,825	156,314	158,420	252,731	127,755	225,563	9,520

Members’ equity (deficit)
Members’ capital	320,102	75,902	88,941	121,594	76,635	105,099	253,801
Retained earnings (accumulated deficit)	(4,992)	(14,907)	(15,002)	(21,476)	(7,422)	(28,142)	(2,810)
Total members’ equity (deficit)	315,110	60,995	73,939	100,118	69,213	76,957	250,991
Total liabilities and members’ equity (deficit)	$321,935	$217,309	$232,359	$352,849	$196,968	$302,521	$260,512

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Dolittle	Dolly	Dops	Dorchester	Dunbar	Duncan	Eagle
ASSETS
Current assets:
Cash	$18,533	$23,914	$-	$10,872	$2,823	$4,592	$2,681
Accounts receivable	1,000	-	-	3,658	1,895	-	-
Prepaid expenses	4,856	1,173	449	1,187	409	-	1,837
Due from related party	-	-	-	276	-	-	18,590
Total current assets	24,390	25,087	449	15,994	5,127	4,592	23,109
Property and equipment, net	299,130	686,935	205,730	342,700	320,429	-	277,167
Deposits	3,443	18	-	2,211	4,113	-	1,501
Total assets	$326,962	$712,039	$206,179	$360,905	$329,670	$4,592	$301,777

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$6,025	$10,473	$1,468	$8,317	$6,131	$896	$3,989
Due to related party	9,085	4,561	205,610	-	1,723	43,987	-
Total current liabilities	15,110	15,034	207,079	8,317	7,854	44,883	3,989
Tenant deposits	3,443	-	-	2,195	3,343	-	1,995
Mortgage payable, net	205,354	-	-	-	-	-	131,588
Total liabilities	223,906	15,034	207,079	10,512	11,196	44,883	137,572

Members’ equity (deficit)
Members’ capital	108,216	721,166	425	365,035	337,553	3,211	164,659
Retained earnings (accumulated deficit)	(5,160)	(24,160)	(1,325)	(14,641)	(19,079)	(43,501)	(455)
Total members’ equity (deficit)	103,056	697,006	(900)	350,394	318,473	(40,290)	164,205
Total liabilities and members’ equity (deficit)	$326,962	$712,039	$206,179	$360,905	$329,670	$4,592	$301,777

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Eastfair	Elevation	Elm	Emporia	Ensenada	Falcon	Folly
ASSETS
Current assets:
Cash	$16,361	$11,215	$7,318	$7,584	$24,616	$8,945	$8,390
Accounts receivable	-	4,822	404	-	3,295	-	3,146
Prepaid expenses	3,648	9,865	3,408	6,099	8,671	2,064	968
Due from related party	-	-	-	6,420	-	8,747	-
Total current assets	20,009	25,902	11,129	20,102	36,581	19,756	12,504
Property and equipment, net	207,457	256,594	160,293	346,445	546,660	277,868	318,369
Deposits	3,590	4,679	663	4,590	3,306	1,950	2,704
Total assets	$231,056	$287,176	$172,084	$371,137	$586,547	$299,574	$333,577

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$7,040	$10,498	$2,758	$10,433	$9,593	$4,322	$7,057
Due to related party	2,602	3,327	1,902	-	7,218	-	1,157
Total current liabilities	9,642	13,825	4,660	10,433	16,811	4,322	8,213
Tenant deposits	3,590	3,990	-	4,590	3,295	1,950	2,695
Mortgage payable, net	147,869	170,310	105,765	242,492	388,454	131,579	-
Total liabilities	161,101	188,125	110,425	257,514	408,560	137,851	10,908

Members’ equity (deficit)
Members’ capital	68,396	106,463	66,375	128,635	196,762	162,747	329,293
Retained earnings (accumulated deficit)	1,559	(7,412)	(4,716)	(15,012)	(18,775)	(1,023)	(6,624)
Total members’ equity (deficit)	69,956	99,050	61,659	113,623	177,988	161,723	322,669
Total liabilities and members’ equity (deficit)	$231,056	$287,176	$172,084	$371,137	$586,547	$299,574	$333,577

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Forest	Gardens	Goose	Grant	Greenhill	Gretal	Grove
ASSETS
Current assets:
Cash	$5,242	$3,979	$9,998	$16,831	$17,898	$35,493	$1,780
Accounts receivable	2,495	-	-	-	-	-	-
Prepaid expenses	4,758	2,348	1,726	5,904	3,984	1,000	2,657
Due from related party	-	-	8,349	-	-	-	-
Total current assets	12,495	6,327	20,073	22,735	21,882	36,492	4,437
Property and equipment, net	338,295	218,241	258,302	363,931	321,344	451,744	235,221
Deposits	-	7,253	2,100	-	4,830	68	1,954
Total assets	$350,790	$231,821	$280,475	$386,666	$348,057	$488,304	$241,611

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$6,108	$3,285	$4,002	$7,897	$4,841	$1,828	$5,554
Due to related party	6,723	1,410	-	3,190	1,544	8,409	2,587
Total current liabilities	12,832	4,696	4,002	11,086	6,385	10,237	8,141
Tenant deposits	-	1,869	1,950	-	3,119	-	1,869
Mortgage payable, net	225,167	134,771	122,521	256,412	225,401	-	155,617
Total liabilities	237,998	141,335	128,473	267,499	234,904	10,237	165,627

Members’ equity (deficit)
Members’ capital	141,970	96,624	153,599	137,592	115,759	487,692	85,808
Retained earnings (accumulated deficit)	(29,178)	(6,137)	(1,598)	(18,424)	(2,607)	(9,625)	(9,824)
Total members’ equity (deficit)	112,792	90,486	152,001	119,168	113,152	478,067	75,984
Total liabilities and members’ equity (deficit)	$350,790	$231,821	$280,475	$386,666	$348,057	$488,304	$241,611

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Hadden	Hansard	Hansel	Harrison	Henry	Heritage	Heron
ASSETS
Current assets:
Cash	$10,521	$-	$26,990	$3,443	$19,176	$12,257	$561
Accounts receivable	-	-	-	3,767	2,205	199	-
Prepaid expenses	2,033	1,301	2,355	4,485	-	4,153	1,710
Due from related party	816	-	-	17,417	-	-	10,769
Total current assets	13,369	1,301	29,345	29,112	21,381	16,609	13,041
Property and equipment, net	216,857	305,035	405,213	457,051	428,590	293,239	289,361
Deposits	1,645	-	25	3,145	-	7,987	2,524
Total assets	$231,870	$306,337	$434,583	$489,308	$449,970	$317,835	$304,926

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$3,990	$1,325	$3,925	$7,072	$10,560	$4,484	$5,684
Due to related party	-	305,912	11,103	-	19,030	21,851	-
Total current liabilities	3,990	307,237	15,028	7,072	29,590	26,334	5,684
Tenant deposits	1,645	-	-	3,145	2,450	1,995	2,369
Mortgage payable, net	141,730	-	197,258	224,650	-	200,778	198,693
Total liabilities	147,365	307,237	212,286	234,867	32,040	229,107	206,746

Members’ equity (deficit)
Members’ capital	93,209	425	237,726	266,027	434,595	106,079	105,482
Retained earnings (accumulated deficit)	(8,703)	(1,325)	(15,429)	(11,586)	(16,664)	(17,352)	(7,302)
Total members’ equity (deficit)	84,506	(900)	222,297	254,440	417,931	88,728	98,180
Total liabilities and members’ equity (deficit)	$231,870	$306,337	$434,583	$489,308	$449,970	$317,835	$304,926

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Highland	Hines	Holcomb	Holland	Hollandaise	Holloway	Inglewood
ASSETS
Current assets:
Cash	$-	$10,080	$19,039	$2,472	$2,675	$18,012	$32,769
Accounts receivable	632	1,595	1,800	-	2,045	405	-
Prepaid expenses	618	340	445	3,386	3,942	5,906	3,254
Due from related party	5,772	-	-	3,703	5,977	-	-
Total current assets	7,021	12,014	21,284	9,560	14,639	24,324	36,023
Property and equipment, net	285,796	253,890	352,776	205,234	361,194	327,934	678,357
Deposits	2,843	1,894	7,660	3,019	9,658	3,752	45
Total assets	$295,660	$267,798	$381,720	$217,814	$385,491	$356,010	$714,425

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$10,035	$5,956	$9,180	$2,414	$4,656	$8,361	$12,027
Due to related party	-	79	11,373	-	-	4,757	17,768
Total current liabilities	10,035	6,034	20,553	2,414	4,656	13,118	29,795
Tenant deposits	2,843	1,845	2,095	2,168	2,295	3,119	-
Mortgage payable, net	-	-	-	145,225	252,908	218,196	-
Total liabilities	12,877	7,879	22,648	149,806	259,859	234,433	29,795

Members’ equity (deficit)
Members’ capital	294,074	268,876	372,259	87,423	144,712	132,873	716,430
Retained earnings (accumulated deficit)	(11,292)	(8,957)	(13,187)	(19,415)	(19,080)	(11,296)	(31,800)
Total members’ equity (deficit)	282,783	259,919	359,072	68,008	125,632	121,577	684,630
Total liabilities and members’ equity (deficit)	$295,660	$267,798	$381,720	$217,814	$385,491	$356,010	$714,425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Jack	Jake	Jefferson	Jill	Johnny	June	Jupiter
ASSETS
Current assets:
Cash	$7,161	$17,446	$-	$648	$34,856	$5,677	$6,229
Accounts receivable	2,495	3,795	-	3,805	4,503	3,295	-
Prepaid expenses	5,724	882	1,262	4,356	947	959	5,446
Due from related party	3,011	-	-	21,589	417,430	454,717	-
Total current assets	18,390	22,123	1,262	30,397	457,736	464,648	11,674
Property and equipment, net	417,064	585,392	276,196	400,180	583,384	583,384	205,038
Deposits	2,975	8,351	-	2,204	4,125	3,545	1,869
Total assets	$438,430	$615,866	$277,457	$432,782	$1,045,245	$1,051,577	$218,581

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$5,418	$12,359	$1,324	$5,026	$10,423	$14,861	$4,763
Due to related party	-	1,366	277,033	-	-	-	2,191
Total current liabilities	5,418	13,725	278,357	5,026	10,423	14,861	6,954
Tenant deposits	2,995	4,693	-	2,195	3,795	3,545	1,869
Mortgage payable, net	286,779	-	-	196,544	462,708	462,708	138,027
Total liabilities	295,193	18,418	278,357	203,765	476,927	481,114	146,850

Members’ equity (deficit)
Members’ capital	152,458	614,589	425	237,502	603,784	603,586	86,944
Retained earnings (accumulated deficit)	(9,221)	(17,141)	(1,325)	(8,485)	(35,466)	(33,123)	(15,213)
Total members’ equity (deficit)	143,237	597,448	(900)	229,017	568,318	570,463	71,731
Total liabilities and members’ equity (deficit)	$438,430	$615,866	$277,457	$432,782	$1,045,245	$1,051,577	$218,581

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Kawana	Kennesaw	Kenny	KerriAnn	Kessler	Kingsley	Kirkwood
ASSETS
Current assets:
Cash	$836	$17,930	$24,406	$14,504	$2,740	$17,910	$1,921
Accounts receivable	-	-	3,095	-	1,595	440	1,595
Prepaid expenses	2,293	1,002	1,173	5,728	4,125	5,541	3,171
Due from related party	12,893	-	-	-	4,308	-	1,153
Total current assets	16,022	18,932	28,674	20,231	12,768	23,891	7,840
Property and equipment, net	271,942	423,144	686,935	331,779	262,681	303,954	259,228
Deposits	2,792	9,410	3,113	2,392	1,773	2,869	2,636
Total assets	$290,757	$451,486	$718,722	$354,403	$277,222	$330,714	$269,703

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,310	$8,574	$10,473	$7,945	$3,911	$10,506	$4,948
Due to related party	-	13,515	4,311	12,964	-	3,186	-
Total current liabilities	4,310	22,088	14,784	20,909	3,911	13,692	4,948
Tenant deposits	2,543	2,495	3,095	2,369	1,595	2,869	2,393
Mortgage payable, net	190,367	-	-	235,465	125,217	212,253	179,932
Total liabilities	197,219	24,583	17,879	258,743	130,723	228,814	187,272

Members’ equity (deficit)
Members’ capital	102,743	442,292	721,220	125,680	155,567	107,969	94,548
Retained earnings (accumulated deficit)	(9,206)	(15,390)	(20,377)	(30,019)	(9,068)	(6,069)	(12,116)
Total members’ equity (deficit)	93,538	426,903	700,843	95,660	146,499	101,900	82,431
Total liabilities and members’ equity (deficit)	$290,757	$451,486	$718,722	$354,403	$277,222	$330,714	$269,703

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Korin	Lallie	Lanier	Lannister	Latte	Lennox	Lierly
ASSETS
Current assets:
Cash	$-	$4,816	$24,791	$4,232	$17,864	$21,323	$21,568
Accounts receivable	-	-	-	-	-	-	1,167
Prepaid expenses	452	9,284	4,454	2,108	754	1,544	-
Due from related party	-	-	-	-	-	-	-
Total current assets	452	14,101	29,246	6,339	18,618	22,867	22,735
Property and equipment, net	279,972	357,879	374,815	179,593	363,287	209,096	203,598
Deposits	-	2,495	4,406	341	4,593	1,695	1,750
Total assets	$280,424	$374,474	$408,467	$186,273	$386,498	$233,657	$228,084

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$1,930	$5,346	$4,818	$4,754	$4,292	$3,592	$8,152
Due to related party	279,802	5,275	8,564	1,575	3,784	5,580	6,931
Total current liabilities	281,732	10,621	13,382	6,329	8,075	9,172	15,083
Tenant deposits	-	2,495	2,295	1,943	3,293	1,695	1,750
Mortgage payable, net	-	237,511	261,231	112,500	-	137,710	129,551
Total liabilities	281,732	250,628	276,909	120,771	11,368	148,577	146,384

Members’ equity (deficit)
Members’ capital	425	127,885	138,044	81,590	378,945	85,589	81,546
Retained earnings (accumulated deficit)	(1,733)	(4,039)	(6,485)	(16,088)	(3,815)	(509)	154
Total members’ equity (deficit)	(1,308)	123,846	131,558	65,502	375,130	85,080	81,700
Total liabilities and members’ equity (deficit)	$280,424	$374,474	$408,467	$186,273	$386,498	$233,657	$228,084

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Lily	Limestone	Litton	Lookout	Loretta	Louise	Lovejoy
ASSETS
Current assets:
Cash	$41,852	$14,859	$10,902	$15,181	$23,875	$22,275	$5,439
Accounts receivable	155	1,881	4,390	1,895	-	-	-
Prepaid expenses	9,859	4,886	704	522	1,469	2,510	4,116
Due from related party	-	9,765	11,031	-	-	-	4,632
Total current assets	51,866	31,391	27,026	17,599	25,344	24,785	14,186
Property and equipment, net	519,529	283,700	322,715	342,965	683,656	272,804	290,569
Deposits	2,802	3,308	2,399	2,395	34	2,994	2,008
Total assets	$574,197	$318,399	$352,141	$362,959	$709,035	$300,583	$306,763

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$11,015	$7,825	$2,576	$5,929	$10,860	$2,817	$8,197
Due to related party	90,222	-	-	11,299	1,835	10,592	-
Total current liabilities	101,237	7,825	2,576	17,228	12,696	13,410	8,197
Tenant deposits	2,395	3,293	2,445	2,395	-	2,369	1,995
Mortgage payable, net	308,542	200,822	155,200	-	-	179,938	202,882
Total liabilities	412,174	211,940	160,221	19,623	12,696	195,716	213,073

Members’ equity (deficit)
Members’ capital	217,605	112,906	190,597	351,271	707,719	108,670	106,750
Retained earnings (accumulated deficit)	(55,583)	(6,447)	1,323	(7,935)	(11,380)	(3,803)	(13,061)
Total members’ equity (deficit)	162,022	106,459	191,920	343,336	696,340	104,866	93,689
Total liabilities and members’ equity (deficit)	$574,197	$318,399	$352,141	$362,959	$709,035	$300,583	$306,763

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Luna	Lurleen	Madison	Mae	Magnolia	Malbec	Mammoth
ASSETS
Current assets:
Cash	$15,413	$-	$8,751	$29,828	$3,512	$19,049	$12,991
Accounts receivable	-	-	-	1,907	140	50	-
Prepaid expenses	3,348	462	2,385	1,019	2,935	3,016	3,069
Due from related party	-	-	-	-	-	-	-
Total current assets	18,762	462	11,137	32,754	6,587	22,115	16,060
Property and equipment, net	207,457	230,826	204,533	352,635	255,241	307,210	337,361
Deposits	1,750	-	-	4,190	6,677	2,220	6,294
Total assets	$227,969	$231,288	$215,669	$389,579	$268,505	$331,545	$359,715

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$8,388	$12,181	$4,517	$8,045	$3,992	$4,572	$4,319
Due to related party	1,521	114,003	6,283	3,237	12,458	6,680	6,407
Total current liabilities	9,908	126,184	10,800	11,282	16,450	11,251	10,726
Tenant deposits	1,750	-	-	4,190	1,795	2,195	2,095
Mortgage payable, net	147,869	106,700	99,754	-	170,844	204,766	235,528
Total liabilities	159,527	232,884	110,554	15,472	189,090	218,213	248,349

Members’ equity (deficit)
Members’ capital	71,740	425	117,868	382,186	94,796	113,451	122,952
Retained earnings (accumulated deficit)	(3,297)	(2,021)	(12,753)	(8,079)	(15,380)	(118)	(11,586)
Total members’ equity (deficit)	68,442	(1,596)	105,115	374,107	79,416	113,333	111,366
Total liabilities and members’ equity (deficit)	$227,969	$231,288	$215,669	$389,579	$268,505	$331,545	$359,715

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Marcelo	Marie	Marietta	Matchingham	McGregor	McLovin	Meadow
ASSETS
Current assets:
Cash	$23,489	$-	$1,248	$20,963	$11,409	$16,279	$4,686
Accounts receivable	3,390	-	2,095	-	1,895	2,995	1,770
Prepaid expenses	575	1,426	1,240	4,136	-	17,327	5,592
Due from related party	-	-	17,540	-	-	-	6,361
Total current assets	27,454	1,426	22,123	25,099	13,304	36,601	18,408
Property and equipment, net	284,214	321,473	301,994	205,667	298,184	514,356	311,523
Deposits	1,972	-	2,180	1,795	2,294	3,416	30
Total assets	$313,641	$322,899	$326,296	$232,562	$313,783	$554,373	$329,962

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$6,772	$1,321	$4,966	$6,093	$8,581	$16,974	$5,427
Due to related party	5,099	322,478	-	3,551	4,468	7,952	-
Total current liabilities	11,871	323,799	4,966	9,643	13,049	24,926	5,427
Tenant deposits	1,945	-	2,095	1,795	1,895	3,495	-
Mortgage payable, net	-	-	148,320	144,588	-	364,111	212,637
Total liabilities	13,816	323,799	155,381	156,026	14,944	392,532	218,064

Members’ equity (deficit)
Members’ capital	309,810	425	182,313	75,559	312,893	180,906	134,354
Retained earnings (accumulated deficit)	(9,986)	(1,325)	(11,398)	977	(14,054)	(19,065)	(22,456)
Total members’ equity (deficit)	299,825	(900)	170,915	76,536	298,839	161,841	111,898
Total liabilities and members’ equity (deficit)	$313,641	$322,899	$326,296	$232,562	$313,783	$554,373	$329,962

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Mimosa	Mojave	Murphy	Nugget	Odessa	Olive	Oly
ASSETS
Current assets:
Cash	$-	$5,449	$20,675	$18,287	$8,131	$10,245	$20,613
Accounts receivable	847	-	-	2,795	2,795	179	5,690
Prepaid expenses	381	4,416	5,045	-	11,525	4,185	11,158
Due from related party	14,544	-	-	-	-	-	-
Total current assets	15,773	9,865	25,720	21,082	22,452	14,609	37,461
Property and equipment, net	215,236	235,563	289,461	556,495	518,681	228,240	515,071
Deposits	11,463	1,596	2,295	3,295	4,232	2,262	3,125
Total assets	$242,472	$247,024	$317,476	$580,871	$545,365	$245,112	$555,657

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$11,606	$6,802	$7,165	$13,760	$14,992	$4,791	$13,656
Due to related party	-	2,400	1,890	7,832	4,782	2,551	5,227
Total current liabilities	11,606	9,202	9,055	21,591	19,774	7,342	18,883
Tenant deposits	1,495	1,596	2,295	3,295	4,193	1,895	3,045
Mortgage payable, net	104,275	159,977	205,049	-	371,090	124,190	364,815
Total liabilities	117,376	170,775	216,399	24,886	395,056	133,426	386,743

Members’ equity (deficit)
Members’ capital	133,748	78,616	105,344	569,492	190,413	119,662	179,516
Retained earnings (accumulated deficit)	(8,652)	(2,367)	(4,268)	(13,507)	(40,104)	(7,977)	(10,602)
Total members’ equity (deficit)	125,096	76,249	101,077	555,985	150,309	111,685	168,914
Total liabilities and members’ equity (deficit)	$242,472	$247,024	$317,476	$580,871	$545,365	$245,112	$555,657

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Osprey	Otoro	Patrick	Peanut	Pearl	Pecan	Piedmont
ASSETS
Current assets:
Cash	$15,951	$2,223	$14,028	$5,669	$34,369	$21,146	$3,075
Accounts receivable	-	8,385	-	-	-	1,600	2,295
Prepaid expenses	814	6,139	-	3,129	910	-	5,844
Due from related party	-	-	-	5,742	-	-	19,699
Total current assets	16,765	16,747	14,028	14,539	35,279	22,746	30,913
Property and equipment, net	354,213	388,421	199,889	213,432	542,384	198,235	382,564
Deposits	2,455	5,272	1,222	2,128	1,381	964	2,295
Total assets	$373,433	$410,440	$215,139	$230,099	$579,044	$221,945	$415,772

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$10,359	$6,765	$6,988	$2,077	$10,823	$7,400	$6,026
Due to related party	1,087	9,170	7,152	-	9,354	8,072	-
Total current liabilities	11,446	15,935	14,140	2,077	20,176	15,472	6,026
Tenant deposits	2,295	-	1,575	2,093	3,000	1,863	2,295
Mortgage payable, net	-	271,662	107,762	145,194	-	112,313	187,900
Total liabilities	13,741	287,598	123,478	149,363	23,176	129,648	196,221

Members’ equity (deficit)
Members’ capital	366,116	139,723	98,959	82,076	556,159	93,112	231,818
Retained earnings (accumulated deficit)	(6,425)	(16,881)	(7,298)	(1,341)	(291)	(816)	(12,267)
Total members’ equity (deficit)	359,692	122,842	91,661	80,736	555,868	92,297	219,551
Total liabilities and members’ equity (deficit)	$373,433	$410,440	$215,139	$230,099	$579,044	$221,945	$415,772

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Pinot	Pioneer	Plumtree	Point	Quincy	Redondo	Regency
ASSETS
Current assets:
Cash	$20,217	$16,528	$22,430	$17,871	$27,074	$1,721	$-
Accounts receivable	-	-	-	797	4,156	-	-
Prepaid expenses	2,573	-	-	5,039	5,826	716	1,430
Due from related party	-	-	-	-	-	24,718	-
Total current assets	22,790	16,528	22,430	23,707	37,056	27,156	1,430
Property and equipment, net	310,171	583,726	191,474	378,872	544,809	314,974	277,367
Deposits	-	23	3,958	3,298	2,723	1,946	-
Total assets	$332,961	$600,277	$217,862	$405,877	$584,588	$344,075	$278,797

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$5,589	$10,711	$8,427	$5,361	$11,909	$8,237	$5,170
Due to related party	6,733	15,398	5,350	2,595	16,409	-	141,419
Total current liabilities	12,321	26,109	13,776	7,956	28,318	8,237	146,589
Tenant deposits	2,195	-	3,000	2,295	2,695	2,195	-
Mortgage payable, net	206,884	-	109,808	265,053	-	152,775	133,375
Total liabilities	221,400	26,109	126,584	275,304	31,013	163,207	279,964

Members’ equity (deficit)
Members’ capital	114,361	594,941	92,346	140,256	580,959	186,522	425
Retained earnings (accumulated deficit)	(2,800)	(20,773)	(1,068)	(9,684)	(27,384)	(5,654)	(1,592)
Total members’ equity (deficit)	111,561	574,168	91,278	130,572	553,575	180,868	(1,167)
Total liabilities and members’ equity (deficit)	$332,961	$600,277	$217,862	$405,877	$584,588	$344,075	$278,797

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Reginald	Reynolds	Ribbonwalk	Richardson	Ridge	Ritter	River
ASSETS
Current assets:
Cash	$2,299	$17,087	$7,106	$16,699	$17,882	$14,795	$21,045
Accounts receivable	2,695	-	-	3,990	-	-	-
Prepaid expenses	2,924	1,034	5,861	617	3,554	779	3,662
Due from related party	-	-	-	1,007	-	-	-
Total current assets	7,919	18,121	12,967	22,313	21,435	15,574	24,707
Property and equipment, net	442,303	428,112	311,484	313,533	210,060	501,430	257,264
Deposits	4,319	9,755	4,162	2,003	2,204	9	2,993
Total assets	$454,541	$455,988	$328,613	$337,849	$233,699	$517,013	$284,963

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$10,395	$9,883	$6,660	$7,371	$4,770	$9,115	$6,850
Due to related party	13,617	7,060	7,411	-	4,483	1,219	3,868
Total current liabilities	24,012	16,943	14,071	7,371	9,253	10,334	10,718
Tenant deposits	4,293	2,495	1,995	1,995	2,543	-	2,993
Mortgage payable, net	-	-	221,665	-	138,354	-	170,310
Total liabilities	28,305	19,438	237,730	9,366	150,149	10,334	184,021

Members’ equity (deficit)
Members’ capital	460,250	447,118	118,098	338,204	83,833	526,840	103,062
Retained earnings (accumulated deficit)	(34,013)	(10,567)	(27,215)	(9,721)	(283)	(20,160)	(2,120)
Total members’ equity (deficit)	426,237	436,550	90,883	328,483	83,550	506,679	100,942
Total liabilities and members’ equity (deficit)	$454,541	$455,988	$328,613	$337,849	$233,699	$517,013	$284,963

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Riverwalk	Rooney	Roseberry	Rosewood	Roxy	Saddlebred	Saint
ASSETS
Current assets:
Cash	$12,003	$3,150	$11,158	$1,800	$2,685	$21,247	$26,429
Accounts receivable	4,790	2,095	1,630	785	1,995	6,867	3,990
Prepaid expenses	758	4,564	4,301	2,374	3,116	8,972	4,952
Due from related party	-	-	-	-	-	-	-
Total current assets	17,551	9,809	17,088	4,958	7,796	37,085	35,371
Property and equipment, net	393,483	362,399	317,420	268,383	323,243	475,107	314,445
Deposits	4,399	2,607	5,245	2,986	2,407	6,147	2,565
Total assets	$415,433	$374,815	$339,753	$276,327	$333,446	$518,339	$352,381

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$7,055	$4,924	$10,372	$2,933	$3,736	$9,942	$13,586
Due to related party	1,340	4,043	7,871	31	7,832	31,233	6,246
Total current liabilities	8,395	8,967	18,243	2,964	11,568	41,176	19,832
Tenant deposits	4,390	2,095	3,443	2,768	1,995	4,168	2,495
Mortgage payable, net	-	256,412	209,026	186,881	218,150	329,391	209,723
Total liabilities	12,785	267,474	230,711	192,612	231,712	374,734	232,050

Members’ equity (deficit)
Members’ capital	412,678	133,554	117,453	100,246	120,728	177,654	121,253
Retained earnings (accumulated deficit)	(10,030)	(26,212)	(8,411)	(16,531)	(18,994)	(34,050)	(922)
Total members’ equity (deficit)	402,648	107,342	109,042	83,715	101,734	143,605	120,330
Total liabilities and members’ equity (deficit)	$415,433	$374,815	$339,753	$276,327	$333,446	$518,339	$352,381

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Salem	Saturn	Scepter	Sequoyah	Shallowford	Shoreline	Sigma
ASSETS
Current assets:
Cash	$16,872	$6,596	$7,959	$10,446	$1,845	$12,274	$28,918
Accounts receivable	-	-	-	-	2,739	-	5,049
Prepaid expenses	2,557	4,049	4,417	604	5,062	3,975	6,192
Due from related party	-	-	-	10,019	12,911	-	-
Total current assets	19,429	10,645	12,375	21,069	22,557	16,248	40,159
Property and equipment, net	307,174	215,621	265,014	249,039	359,892	299,730	378,585
Deposits	5,270	1,806	18	-	2,721	2,295	2,869
Total assets	$331,873	$228,072	$277,408	$270,108	$385,170	$318,273	$421,612

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,483	$3,534	$4,010	$2,927	$5,546	$8,513	$8,250
Due to related party	6,905	8,572	3,246	-	-	356	21,299
Total current liabilities	11,388	12,106	7,255	2,927	5,546	8,870	29,549
Tenant deposits	2,195	1,806	-	-	2,545	2,295	2,869
Mortgage payable, net	208,657	138,032	186,917	120,280	176,630	209,892	266,821
Total liabilities	222,240	151,944	194,172	123,207	184,721	221,057	299,239

Members’ equity (deficit)
Members’ capital	109,377	91,356	99,536	149,891	214,901	108,066	133,427
Retained earnings (accumulated deficit)	256	(15,228)	(16,301)	(2,991)	(14,451)	(10,850)	(11,053)
Total members’ equity (deficit)	109,633	76,128	83,236	146,901	200,450	97,216	122,373
Total liabilities and members’ equity (deficit)	$331,873	$228,072	$277,408	$270,108	$385,170	$318,273	$421,612

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Soapstone	Sodalis	Spencer	Splash	Spring	Stonebriar	Sugar
ASSETS
Current assets:
Cash	$18,435	$6,342	$16,586	$17,449	$11,480	$1,421	$20,024
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	-	468	4,762	-	535	2,171	3,768
Due from related party	-	1,382	-	-	1,294	-	-
Total current assets	18,435	8,192	21,348	17,449	13,309	3,592	23,793
Property and equipment, net	208,333	288,526	290,215	207,594	246,601	201,133	300,610
Deposits	1,907	1,205	2,729	1,673	1,795	5,123	3,590
Total assets	$228,676	$297,922	$314,291	$226,716	$261,706	$209,848	$327,993

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$8,387	$6,326	$9,843	$5,834	$6,158	$3,389	$5,189
Due to related party	7,177	-	2,513	5,759	-	5,946	5,292
Total current liabilities	15,563	6,326	12,356	11,593	6,158	9,335	10,481
Tenant deposits	1,600	-	2,744	1,450	1,695	1,395	3,590
Mortgage payable, net	126,707	-	192,443	121,846	-	132,681	198,873
Total liabilities	143,870	6,326	207,542	134,889	7,853	143,411	212,944

Members’ equity (deficit)
Members’ capital	87,487	305,584	112,220	92,454	261,381	79,009	129,126
Retained earnings (accumulated deficit)	(2,681)	(13,988)	(5,471)	(627)	(7,529)	(12,572)	(14,078)
Total members’ equity (deficit)	84,806	291,596	106,749	91,827	253,852	66,437	115,048
Total liabilities and members’ equity (deficit)	$228,676	$297,922	$314,291	$226,716	$261,706	$209,848	$327,993

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Summerset	Sundance	Sunnyside	Swift	Taylor	Terracotta	Tulip
ASSETS
Current assets:
Cash	$1,043	$10,726	$-	$11,245	$2,567	$13,875	$771
Accounts receivable	5,475	4,390	-	-	1,445	2,095	6,285
Prepaid expenses	3,991	695	1,091	-	1,154	4,903	3,066
Due from related party	-	10,868	-	-	15,904	3,263	-
Total current assets	10,509	26,680	1,091	11,245	21,070	24,136	10,122
Property and equipment, net	246,010	324,315	227,882	345,941	233,803	315,349	314,141
Deposits	2,644	8,290.52	-	11,067	1,610	2,095	3,143
Total assets	$259,163	$359,285	$228,973	$368,252	$256,482	$341,580	$327,406

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$6,599	$19,720	$6,284	$9,130	$4,326	$6,146	$5,213
Due to related party	2,263	-	223,589	6,733	-	-	2,064
Total current liabilities	8,862	19,720	229,873	15,862	4,326	6,146	7,277
Tenant deposits	2,119	2,695	-	2,295	1,495	2,095	3,143
Mortgage payable, net	163,470	152,775	-	-	111,950	220,248	219,546
Total liabilities	174,450	175,190	229,873	18,157	117,771	228,488	229,966

Members’ equity (deficit)
Members’ capital	96,302	186,325	425	355,656	143,855	120,435	113,863
Retained earnings (accumulated deficit)	(11,589)	(2,229)	(1,325)	(5,561)	(5,144)	(7,344)	(16,422)
Total members’ equity (deficit)	84,713	184,096	(900)	350,095	138,711	113,091	97,441
Total liabilities and members’ equity (deficit)	$259,163	$359,285	$228,973	$368,252	$256,482	$341,580	$327,406

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Tuscan	Tuscarora	Tuxford	Vernon	Walton	Wave	Weldon
ASSETS
Current assets:
Cash	$18,855	$-	$746	$6,224	$483	$1,737	$10,131
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	-	1,347	11,904	3,370	2,753	3,901	4,623
Due from related party	-	-	-	-	225,165	-	-
Total current assets	18,855	1,347	12,649	9,594	228,401	5,638	14,754
Property and equipment, net	309,887	336,505	258,704	256,133	298,931	330,441	205,042
Deposits	6,919	-	2,571	10,017	16	4,774	2,168
Total assets	$335,661	$337,853	$273,925	$275,743	$527,349	$340,853	$221,964

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$8,889	$3,188	$8,917	$4,842	$10,571	$4,622	$5,737
Due to related party	9,732	335,565	7,709	5,533	-	12,744	6,646
Total current liabilities	18,621	338,753	16,625	10,375	10,571	17,366	12,383
Tenant deposits	4,490	-	1,895	2,843	-	2,744	2,168
Mortgage payable, net	180,686	-	176,469	179,799	226,708	221,638	134,800
Total liabilities	203,797	338,753	194,989	193,017	237,279	241,748	149,350

Members’ equity (deficit)
Members’ capital	136,641	425	97,910	93,941	315,086	118,413	86,937
Retained earnings (accumulated deficit)	(4,777)	(1,325)	(18,975)	(11,215)	(25,017)	(19,308)	(14,324)
Total members’ equity (deficit)	131,864	(900)	78,935	82,726	290,069	99,105	72,614
Total liabilities and members’ equity (deficit)	$335,661	$337,853	$273,925	$275,743	$527,349	$340,853	$221,964

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Wellington	Wentworth	Wescott	Westchester	Wildwood	Willow	Wilson
ASSETS
Current assets:
Cash	$27,539	$8,400	$1,739	$20,902	$8,765	$965	$18,254
Accounts receivable	-	1,595	1,795	-	1,595	1,695	2,195
Prepaid expenses	944	5,160	3,867	7,051	4,490	640	-
Due from related party	-	4,057	-	-	-	15,295	155
Total current assets	28,483	19,213	7,401	27,953	14,849	18,595	20,604
Property and equipment, net	404,211	227,961	272,352	329,511	218,766	291,692	388,328
Deposits	7,896	1,595	1,977	3,959	2,244	2,624	2,583
Total assets	$440,589	$248,768	$281,731	$361,423	$235,859	$312,911	$411,514

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$9,274	$8,202	$4,912	$9,320	$3,431	$6,528	$8,528
Due to related party	2,977	-	3,421	1,649	3,338	-	-
Total current liabilities	12,251	8,202	8,333	10,969	6,768	6,528	8,528
Tenant deposits	2,395	1,595	1,795	3,119	1,845	2,195	2,445
Mortgage payable, net	-	154,981	132,843	196,298	107,116	-	-
Total liabilities	14,646	164,778	142,970	210,386	115,729	8,723	10,973

Members’ equity (deficit)
Members’ capital	435,997	84,901	154,444	157,292	129,674	309,455	408,026
Retained earnings (accumulated deficit)	(10,053)	(911)	(15,683)	(6,254)	(9,544)	(5,268)	(7,484)
Total members’ equity (deficit)	425,944	83,990	138,760	151,038	120,130	304,187	400,541
Total liabilities and members’ equity (deficit)	$440,589	$248,768	$281,731	$361,423	$235,859	$312,911	$411,514

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Windsor	Winston	Wisteria	Consolidated
ASSETS
Current assets:
Cash	$19,324	$20,935	$15,575	$2,326,787
Accounts receivable	-	2,859	-	248,127
Prepaid expenses	3,250	831	3,559	583,408
Due from related party	-	3,239	-	1,566,736
Total current assets	22,575	27,863	19,134	4,725,058
Property and equipment, net	338,374	328,407	293,483	64,472,312
Deposits	5,610	1,795	5,724	557,106
Total assets	$366,559	$358,066	$318,341	$69,754,477

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$10,671	$4,601	$5,094	$1,385,744
Due to related party	2,681	-	2,452	3,969,826
Total current liabilities	13,352	4,601	7,547	5,355,571
Tenant deposits	3,893	1,795	3,293	412,844
Mortgage payable, net	224,626	-	205,228	25,020,030
Total liabilities	241,870	6,396	216,067	30,788,445

Members’ equity (deficit)
Members’ capital	128,899	352,925	106,607	41,187,227
Retained earnings (accumulated deficit)	(4,211)	(1,255)	(4,333)	(2,221,195)
Total members’ equity (deficit)	124,688	351,670	102,274	38,966,032
Total liabilities and members’ equity (deficit)	$366,559	$358,066	$318,341	$69,754,477

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

ASSETS
Current assets:
Cash	$13,754	$6,540	$15,054	$13,709	$6,496	$10,913	$16,203
Accounts receivable
Prepaid expenses	331	1,834	396	2,090	2,109	369	353
Due from related party	-	6,230	-	-	6,605	-	-
Total current assets	14,085	14,604	15,450	15,799	15,210	11,282	16,556
Property and equipment, net	192,311	227,192	209,462	315,986	242,676	205,661	203,960
Deposits held by property management companies	1,450	1,595	1,750	2,195	1,596	1,500	873
Total assets	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,883	$1,360	$3,541	$1,199	$1,537	$2,973	$3,134
Due to related party	1,886	-	2,857	3,127	-	3,428	4,270
Total current liabilities	3,769	1,360	6,398	4,326	1,537	6,401	7,404
Tenant deposits	1,450	1,595	1,750	2,195	1,596	1,500	1,600
Mortgage payable, net	102,876	149,345	129,359	204,632	159,845	107,696	112,245
Total liabilities	108,095	152,300	137,507	211,153	162,978	115,597	121,249

Members’ equity (deficit):
Members’ capital	98,188	91,779	88,886	123,585	98,151	106,158	100,602
Retained earnings (accumulated deficit)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Total members’ equity (deficit)	99,751	91,091	89,155	122,827	96,504	102,846	100,140
Total liabilities and members’ equity (deficit)	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

ASSETS
Current assets:
Cash	$14,131	$18,569	$13,926	$12,913	$12,537	$15,689	$6,607
Accounts receivable
Prepaid expenses	1,663	358	1,796	415	439	613	2,843
Due from related party	-	-	-	-	-	-	5,092
Total current assets	15,794	18,927	15,722	13,328	12,976	16,302	14,542
Property and equipment, net	319,030	197,009	315,949	214,333	213,550	318,765	234,858
Deposits held by property management companies	2,195	1,450	4,421	1,600	1,450	2,195	3,215
Total assets	$337,019	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,248	$3,054	$1,246	$3,623	$2,426	$2,818	$1,403
Due to related party	3,160	1,508	3,050	2,967	2,605	2,231	-
Total current liabilities	4,408	4,562	4,296	6,590	5,031	5,049	1,403
Tenant deposits	2,195	1,450	3,930	1,600	1,450	2,195	1,595
Mortgage payable, net	206,741	109,643	208,521	126,515	121,823	180,658	154,889
Total liabilities	213,344	115,655	216,747	134,705	128,304	187,902	157,887

Members’ equity (deficit):
Members’ capital	124,639	101,731	119,718	94,319	100,559	150,001	95,085
Retained earnings (accumulated deficit)	(964)	-	(373)	237	(887)	(641)	(357)
Total members’ equity (deficit)	123,675	101,731	119,345	94,556	99,672	149,360	94,728
Total liabilities and members’ equity (deficit)	$337,019	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	McLovin

ASSETS
Current assets:
Cash	$-	$-	$101	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	2,702	1,926	2,134	2,329	6,722	5,063	7,532
Due from related party	-	-	-	-	-	-	-
Total current assets	2,702	1,926	2,235	2,329	6,722	5,063	7,532
Property and equipment, net	350,433	299,193	371,243	271,490	559,992	534,897	526,794
Deposits held by property management companies	-	-	-	-	-	-	-
Total assets	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960	$534,326

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,639	$436	$359	$357	$3,500	$4,186	$6,462
Due to related party	107,139	95,092	116,797	86,617	174,883	230,475	163,870
Total current liabilities	110,778	95,528	117,156	86,974	178,383	234,661	170,332
Tenant deposits	-	-	-	-	-	-	-
Mortgage payable, net	242,357	205,591	256,322	186,845	388,331	308,439	363,994
Total liabilities	353,135	301,119	373,478	273,819	566,714	543,100	534,326

Members’ equity (deficit):
Members’ capital	4,516	-	5,004	4,003	7,063	5,715	-
Retained earnings (accumulated deficit)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Total members’ equity (deficit)	-	-	-	-	-	(3,140)	-
Total liabilities and members’ equity (deficit)	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960	$534,326

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$122	$9,856	$-
Accounts receivable
Prepaid expenses	5,525	5,746	4,487	2,201	2,600	3,320	657
Due from related party	-	-	-	-	-	1,595	-
Total current assets	5,525	5,746	4,487	2,201	2,722	14,771	657
Property and equipment, net	533,345	527,604	472,947	372,834	305,580	282,758	215,103
Deposits held by property management companies	-	-	-	-	-	1,895	-
Total assets	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,223	$4,956	$3,495	$453	$524	$4,908	$1,117
Due to related party	165,595	163,696	147,851	118,260	112,665	-	81,658
Total current liabilities	170,818	168,652	151,346	118,713	113,189	4,908	82,775
Tenant deposits	-	-	-	-	-	1,895	-
Mortgage payable, net	370,971	364,698	329,283	256,322	198,593	187,402	134,741
Total liabilities	541,789	533,350	480,629	375,035	311,782	194,205	217,516

Members’ equity (deficit):
Members’ capital	6,512	-	5,476	5,067	-	110,601	-
Retained earnings (accumulated deficit)	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Total members’ equity (deficit)	(2,919)	-	(3,195)	-	(3,480)	105,219	(1,756)
Total liabilities and members’ equity (deficit)	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

ASSETS
Current assets:
Cash	$-	$1,110	$-	$209	$-	$-	$77
Accounts receivable
Prepaid expenses	1,321	1,516	3,018	2,433	2,723	3,522	2,176
Due from related party	-	-	-	-	-	-	-
Total current assets	1,321	2,626	3,018	2,642	2,723	3,522	2,253
Property and equipment, net	214,858	214,423	214,419	341,151	320,343	320,275	221,804
Deposits held by property management companies	-	-	-	-	-	-	-
Total assets	$216,179	$217,049	$217,437	$343,793	$323,066	$323,797	$224,057

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$801	$1,054	$1,718	$543	$454	$538	$1,517
Due to related party	70,380	72,774	79,581	116,213	116,883	104,796	86,529
Total current liabilities	71,181	73,828	81,299	116,756	117,337	105,334	88,046
Tenant deposits	-	-	-	-	-	-	-
Mortgage payable, net	145,158	145,163	137,967	235,377	212,558	221,584	137,972
Total liabilities	216,339	218,991	219,266	352,133	329,895	326,918	226,018

Members’ equity (deficit):
Members’ capital	-	-	-	4,919	4,033	4,402	4,071
Retained earnings (accumulated deficit)	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Total members’ equity (deficit)	(160)	(1,942)	(1,829)	(8,340)	(6,829)	(3,121)	(1,961)
Total liabilities and members’ equity (deficit)	$216,179	$217,049	$217,437	$343,793	$323,066	$323,797	$224,057

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

ASSETS
Current assets:
Cash	$-	$-	$10,370	$7,938	$3,337	$-	$1,460
Accounts receivable							1,336
Prepaid expenses	1,172	2,803	2,241	1,385	3,463	3,525	3,039
Due from related party	-	-	-	-	-	-	-
Total current assets	1,172	2,803	12,611	9,323	6,800	3,525	5,835
Property and equipment, net	389,239	214,173	253,020	200,978	254,675	379,693	269,537
Deposits held by property management companies	-	-	2,993	1,495	2,935	525	3,993
Total assets	$390,411	$216,976	$268,624	$211,796	$264,410	$383,743	$279,365

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$355	$1,390	$3,658	$2,914	$2,374	$640	$2,431
Due to related party	123,327	82,844	88	262	96,372	123,388	103,495
Total current liabilities	123,682	84,234	3,746	3,176	98,746	124,028	105,926
Tenant deposits	-	-	2,993	1,495	2,619	-	2,993
Mortgage payable, net	266,729	134,741	171,756	129,599	163,383	259,715	173,037
Total liabilities	390,411	218,975	178,495	134,270	264,748	383,743	281,956

Members’ equity (deficit):
Members’ capital	-	-	95,481	80,080	-	-	-
Retained earnings (accumulated deficit)	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Total members’ equity (deficit)	-	(1,999)	90,129	77,526	(338)	-	(2,591)
Total liabilities and members’ equity (deficit)	$390,411	$216,976	$268,624	$211,796	$264,410	$383,743	$279,365

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

ASSETS
Current assets:
Cash	$4,852	$5,617	$-	$10,835	$776	$477	$-
Accounts receivable		820			520
Prepaid expenses	2,502	1,276	2,734	2,917	5,779	1,394	3,389
Due from related party	-	1,305	-	-	-	-	-
Total current assets	7,354	9,018	2,734	13,752	7,075	1,871	3,389
Property and equipment, net	224,952	188,587	307,573	213,369	263,908	164,892	347,941
Deposits held by property management companies	1,695	1,495	25	3,590	4,624	3,504	3,119
Total assets	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,522	$2,614	$602	$3,525	$4,529	$747	$3,261
Due to related party	88,229	-	104,453	1,202	98,470	61,478	132,410
Total current liabilities	89,751	2,614	105,055	4,727	102,999	62,225	135,671
Tenant deposits	1,695	1,495	-	3,590	3,990	3,190	3,119
Mortgage payable, net	144,074	119,301	205,277	147,794	170,242	105,713	225,085
Total liabilities	235,520	123,410	310,332	156,111	277,231	171,128	363,875

Members’ equity (deficit):
Members’ capital	-	81,658	-	74,674	4,496	-	7,441
Retained earnings (accumulated deficit)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Total members’ equity (deficit)	(1,519)	75,690	-	74,600	(1,624)	(861)	(9,426)
Total liabilities and members’ equity (deficit)	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

ASSETS
Current assets:
Cash	$11,032	$12,813	$14,420	$4,431	$-	$9,299	$86
Accounts receivable
Prepaid expenses	3,891	3,170	2,209	2,028	3,228	891	3,085
Due from related party	-	41	-	-	-	981	-
Total current assets	14,923	16,024	16,629	6,459	3,228	11,171	3,171
Property and equipment, net	337,278	312,535	368,110	215,051	291,746	213,369	211,492
Deposits held by property management companies	3,752	2,869	2,495	1,695	-	1,750	3,195
Total assets	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,767	$4,860	$1,538	$1,655	$1,031	$3,532	$858
Due to related party	1,901	-	3,042	84,097	96,002	-	70,679
Total current liabilities	4,668	4,860	4,580	85,752	97,033	3,532	71,537
Tenant deposits	3,119	2,869	2,495	1,695	-	1,750	1,795
Mortgage payable, net	218,098	212,156	237,406	137,639	200,746	147,794	144,526
Total liabilities	225,885	219,885	244,481	225,086	297,779	153,076	217,858

Members’ equity (deficit):
Members’ capital	141,748	116,305	147,498	-	-	77,705	-
Retained earnings (accumulated deficit)	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Total members’ equity (deficit)	130,068	111,543	142,753	(1,881)	(2,805)	73,214	-
Total liabilities and members’ equity (deficit)	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

ASSETS
Current assets:
Cash	$-	$-	$677	$2,390	$2,749	$8,882	$10,725
Accounts receivable
Prepaid expenses	2,693	1,905	2,459	2,596	4,555	2,778	2,566
Due from related party	-	-	-	-	-	1,428	802
Total current assets	2,693	1,905	3,136	4,986	7,304	13,088	14,093
Property and equipment, net	297,632	229,985	216,043	264,587	326,445	307,540	298,528
Deposits held by property management companies	25	3,758	5,933	2,993	3,443	2,295	2,744
Total assets	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$602	$3,195	$1,438	$1,858	$3,217	$3,487	$3,912
Due to related party	94,776	109,410	83,371	99,650	5,136	-	-
Total current liabilities	95,378	112,605	84,809	101,508	8,353	3,487	3,912
Tenant deposits	-	1,895	2,543	2,993	3,443	2,295	2,744
Mortgage payable, net	204,972	124,123	138,282	170,242	208,948	209,087	192,353
Total liabilities	300,350	238,623	225,634	274,743	220,744	214,869	199,009

Members’ equity (deficit):
Members’ capital	-	6,103	-	-	125,794	117,393	120,965
Retained earnings (accumulated deficit)	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Total members’ equity (deficit)	-	(2,975)	(522)	(2,177)	116,448	108,054	116,356
Total liabilities and members’ equity (deficit)	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2021

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

ASSETS
Current assets:
Cash	$3,105	$8,216	$-	$1,483	$12,404	$336,890
Accounts receivable						2,676
Prepaid expenses	2,790	2,265	1,333	4,448	3,574	175,345
Due from related party	-	-	-	-	-	24,079
Total current assets	5,895	10,481	1,333	5,931	15,978	538,990
Property and equipment, net	309,169	253,020	263,370	338,885	347,992	19,957,542
Deposits held by property management companies	3,590	2,644	-	3,397	3,893	109,844
Total assets	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,753	$2,479	$602	$3,138	$4,203	$154,372
Due to related party	117,434	535	84,372	146,041	471	4,455,778
Total current liabilities	119,187	3,014	84,974	149,179	4,674	4,610,150
Tenant deposits	3,590	2,119	-	3,119	3,893	97,532
Mortgage payable, net	198,781	163,389	179,729	196,207	224,525	13,029,905
Total liabilities	321,558	168,522	264,703	348,505	233,092	17,737,587

Members’ equity (deficit):
Members’ capital	5,490	104,683	-	5,640	140,239	3,118,176
Retained earnings (accumulated deficit)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Total members’ equity (deficit)	(2,904)	97,623	-	(292)	134,771	2,868,789
Total liabilities and members’ equity (deficit)	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	100	101	Abbington	Amber	Apollo	Aster	Avebury

Rental income	$24,115	$-	$11,135	$16,392	$5,850	$-	$11,688
Total Revenue	24,115	-	11,135	16,392	5,850	-	11,688

Operating expenses:
Depreciation	15,482	8,719	6,578	8,416	2,691	2,331	5,993
Insurance	1,639	1,561	1,205	1,276	542	432	972
Management fees	4,395	4,237	3,370	2,234	643	510	1,500
Repair and maintenance	3,925	5,882	19,081	1,798	3,895	3,814	4,251
Property taxes	2,950	2,610	1,644	1,822	1,131	589	1,031
Other operating expenses	2,967	2,963	5,465	5,231	2,611	3,008	3,111
Total operating expenses	31,358	25,972	37,343	20,777	11,514	10,684	16,859

Income (loss) from operations	(7,243)	(25,972)	(26,207)	(4,385)	(5,664)	(10,684)	(5,171)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	-	-	(7,659)	(2,068)	(2,511)	(6,116)
Total other income (expenses)	-	-	-	(7,659)	(2,068)	(2,511)	(6,116)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(7,243)	$(25,972)	$(26,207)	$(12,044)	$(7,732)	$(13,194)	$(11,286)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Badminton	Bandelier	Baron	Basil	Bayside	Bazzel	Bedford

Rental income	$23,940	$17,489	$14,080	$17,940	$25,140	$7,480	$20,655
Total Revenue	23,940	17,489	14,080	17,940	25,140	7,480	20,655

Operating expenses:
Depreciation	7,010	8,340	7,777	5,562	7,050	3,254	5,771
Insurance	1,042	1,463	1,414	825	1,046	506	966
Management fees	2,369	1,966	3,879	1,913	2,674	1,600	1,768
Repair and maintenance	1,186	2,216	5,909	700	670	4,956	2,913
Property taxes	1,324	3,002	3,657	774	1,820	1,754	1,518
Other operating expenses	2,750	3,523	3,153	2,436	4,037	3,241	4,286
Total operating expenses	15,681	20,510	25,789	12,209	17,298	15,311	17,223

Income (loss) from operations	8,259	(3,021)	(11,709)	5,731	7,842	(7,831)	3,433

Other income (expenses):
Other income	-	1,406	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(7,468)	(8,786)	-	(6,664)	(7,107)	-	(5,779)
Total other income (expenses)	(7,468)	(7,381)	-	(6,664)	(7,107)	-	(5,779)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$790	$(10,402)	$(11,709)	$(933)	$735	$(7,831)	$(2,347)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Belle	Blossom	Bonneau	Brainerd	Braxton	Brennan	Brooklyn

Rental income	$9,814	$6,437	$-	$4,190	$7,243	$6,380	$-
Total Revenue	9,814	6,437	-	4,190	7,243	6,380	-

Operating expenses:
Depreciation	5,035	2,330	3,336	-	2,961	3,634	-
Insurance	831	501	598	96	533	640	63
Management fees	1,239	325	840	145	555	128	83
Repair and maintenance	5,100	3,522	3,974	54	7,210	2,492	-
Property taxes	7,858	935	2,240	271	2,190	654	143
Other operating expenses	4,274	3,683	4,343	1,325	3,349	4,202	1,365
Total operating expenses	24,337	11,296	15,332	1,891	16,798	11,750	1,654

Income (loss) from operations	(14,524)	(4,859)	(15,332)	2,299	(9,556)	(5,370)	(1,654)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	-	-	(1,246)	(5,738)	(5,378)	(631)
Total other income (expenses)	-	-	-	(1,246)	(5,738)	(5,378)	(631)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(14,524)	$(4,859)	$(15,332)	$1,052	$(15,293)	$(10,748)	$(2,285)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Burlington	Butter	Camino	Campbell	Centennial	Chaparral	Chattahoochee

Rental income	$13,685	$22,546	$6,431	$-	$22,740	$15,276	$-
Total Revenue	13,685	22,546	6,431	-	22,740	15,276	-

Operating expenses:
Depreciation	8,916	10,379	3,037	3,554	7,835	5,399	3,840
Insurance	1,606	1,583	518	661	857	906	433
Management fees	4,409	2,759	662	(4)	2,396	2,102	-
Repair and maintenance	5,377	3,709	2,008	2,221	2,443	966	14,428
Property taxes	3,537	2,386	1,215	5,246	2,444	1,843	5,453
Other operating expenses	3,182	7,505	2,672	10,919	2,876	2,570	3,288
Total operating expenses	27,027	28,321	10,110	22,596	18,850	13,785	27,443

Income (loss) from operations	(13,342)	(5,775)	(3,679)	(22,596)	3,890	1,491	(27,443)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	(27,116)
Interest expense	-	(9,412)	-	-	(8,144)	(4,110)	-
Total other income (expenses)	-	(9,412)	-	-	(8,144)	(4,110)	(27,116)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(13,342)	$(15,187)	$(3,679)	$(22,596)	$(4,253)	$(2,619)	$(54,559)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Chelsea	Chester	Chickamauga	Chitwood	Clover	Coatbridge	Collier

Rental income	$11,811	$8,854	$4,590	$8,599	$9,169	$25,925	$7,111
Total Revenue	11,811	8,854	4,590	8,599	9,169	25,925	7,111

Operating expenses:
Depreciation	6,351	2,547	-	4,379	3,664	7,460	4,066
Insurance	1,047	599	119	737	642	829	744
Management fees	1,345	628	-	-	2,212	2,619	2,053
Repair and maintenance	956	6,915	136	8,038	2,870	1,102	9,281
Property taxes	2,418	1,164	286	2,240	1,547	1,961	784
Other operating expenses	3,757	2,756	1,425	3,331	3,046	3,595	4,724
Total operating expenses	15,874	14,609	1,966	18,724	13,980	17,565	21,653

Income (loss) from operations	(4,062)	(5,755)	2,624	(10,125)	(4,811)	8,360	(14,541)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(6,491)	(3,594)	-	-	-	(7,524)	-
Total other income (expenses)	(6,491)	(3,594)	-	-	-	(7,524)	-

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(10,553)	$(9,349)	$2,624	$(10,125)	$(4,811)	$836	$(14,541)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Collinston	Conway	Creekside	Creekwood	Cumberland	Cupcake	Cypress

Rental income	$7,849	$-	$9,424	$7,180	$8,639	$19,740	$7,588
Total Revenue	7,849	-	9,424	7,180	8,639	19,740	7,588

Operating expenses:
Depreciation	5,811	6,276	3,567	2,645	2,706	6,614	3,344
Insurance	723	1,049	666	478	522	984	581
Management fees	1,654	1,370	131	434	884	2,362	730
Repair and maintenance	5,198	3,274	3,970	595	3,463	255	4,443
Property taxes	74	2,346	1,399	896	927	1,467	1,423
Other operating expenses	8,333	2,950	2,773	4,830	3,150	2,209	4,078
Total operating expenses	21,793	17,265	12,506	9,878	11,652	13,891	14,599

Income (loss) from operations	(13,944)	(17,265)	(3,081)	(2,698)	(3,013)	5,849	(7,011)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(4,908)	(10,399)	-	(2,930)	-	(5,168)	(4,500)
Total other income (expenses)	(4,908)	(10,399)	-	(2,930)	-	(5,168)	(4,500)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(18,852)	$(27,664)	$(3,081)	$(5,628)	$(3,013)	$681	$(11,511)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Daisy	Davidson	Dawson	Delta	Dewberry	Diablo	Dogwood

Rental income	$8,225	$9,430	$14,098	$14,820	$19,551	$4,944	$7,786
Total Revenue	8,225	9,430	14,098	14,820	19,551	4,944	7,786

Operating expenses:
Depreciation	3,448	5,818	6,648	7,747	5,225	7,141	2,750
Insurance	629	919	1,145	1,266	871	1,203	486
Management fees	825	1,392	1,844	2,034	1,837	1,501	1,611
Repair and maintenance	5,091	6,242	5,684	9,058	5,440	6,364	2,149
Property taxes	-	115	1,033	1,983	756	2,633	1,100
Other operating expenses	3,224	4,407	4,953	6,613	1,670	6,782	2,500
Total operating expenses	13,217	18,894	21,307	28,702	15,800	25,624	10,596

Income (loss) from operations	(4,992)	(9,464)	(7,209)	(13,882)	3,751	(20,680)	(2,810)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	(5,283)	(6,274)	(7,594)	(5,205)	(7,462)	-
Total other income (expenses)	-	(5,283)	(6,274)	(7,594)	(5,205)	(7,462)	-

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(4,992)	$(14,747)	$(13,483)	$(21,476)	$(1,454)	$(28,142)	$(2,810)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Dolittle	Dolly	Dops	Dorchester	Dunbar	Duncan	Eagle

Rental income	$24,660	$-	$-	$4,390	$4,656	$-	$7,980
Total Revenue	24,660	-	-	4,390	4,656	-	7,980

Operating expenses:
Depreciation	8,443	7,895	-	3,939	4,430	3,689	1,854
Insurance	1,203	1,386	-	680	886	70	388
Management fees	2,766	-	-	2,011	1,203	105	769
Repair and maintenance	2,444	4,201	-	6,064	8,883	4,349	279
Property taxes	1,540	2,488	-	2,718	1,203	4,766	561
Other operating expenses	5,974	2,712	1,325	3,619	7,130	9,698	1,639
Total operating expenses	22,370	18,681	1,325	19,031	23,735	22,678	5,490

Income (loss) from operations	2,290	(18,681)	(1,325)	(14,641)	(19,079)	(22,678)	2,490

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	(20,824)	-
Interest expense	(7,450)	(5,479)	-	-	-	-	(2,945)
Total other income (expenses)	(7,450)	(5,479)	-	-	-	(20,824)	(2,945)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(5,160)	$(24,160)	$(1,325)	$(14,641)	$(19,079)	$(43,501)	$(455)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Eastfair	Elevation	Elm	Emporia	Ensenada	Falcon	Folly

Rental income	$21,540	$24,107	$15,259	$14,362	$32,206	$6,175	$8,908
Total Revenue	21,540	24,107	15,259	14,362	32,206	6,175	8,908

Operating expenses:
Depreciation	5,912	7,313	4,600	7,970	13,332	1,237	3,705
Insurance	694	1,074	614	1,310	2,231	291	618
Management fees	2,009	2,546	1,783	1,813	3,011	426	1,885
Repair and maintenance	574	374	4,029	1,719	3,812	362	1,435
Property taxes	1,384	3,826	308	3,165	2,911	470	2,172
Other operating expenses	2,900	2,895	2,354	5,275	4,573	1,751	5,719
Total operating expenses	13,473	18,029	13,688	21,252	29,870	4,537	15,533

Income (loss) from operations	8,068	6,078	1,571	(6,890)	2,336	1,638	(6,624)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(6,434)	(7,371)	(5,425)	(8,122)	(14,047)	(2,811)	-
Total other income (expenses)	(6,434)	(7,371)	(5,425)	(8,122)	(14,047)	(2,811)	-

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$1,633	$(1,292)	$(3,855)	$(15,012)	$(11,711)	$(1,173)	$(6,624)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Forest	Gardens	Goose	Grant	Greenhill	Gretal	Grove

Rental income	$17,465	$9,434	$6,270	$24,647	$25,930	$-	$6,462
Total Revenue	17,465	9,434	6,270	24,647	25,930	-	6,462

Operating expenses:
Depreciation	9,646	4,042	1,727	8,902	7,514	2,061	5,219
Insurance	1,145	603	366	1,490	1,211	427	828
Management fees	2,966	922	408	2,961	2,564	225	820
Repair and maintenance	2,078	1,738	450	6,125	1,634	2,927	498
Property taxes	1,244	238	523	3,272	1,563	587	776
Other operating expenses	2,970	3,480	1,651	5,965	6,106	3,398	3,026
Total operating expenses	20,049	11,024	5,124	28,716	20,592	9,625	11,167

Income (loss) from operations	(2,584)	(1,590)	1,146	(4,069)	5,339	(9,625)	(4,705)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(9,727)	(4,547)	(2,744)	(9,289)	(7,946)	-	(5,119)
Total other income (expenses)	(9,727)	(4,547)	(2,744)	(9,289)	(7,946)	-	(5,119)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(12,310)	$(6,137)	$(1,598)	$(13,357)	$(2,607)	$(9,625)	$(9,824)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Hadden	Hansard	Hansel	Harrison	Henry	Heritage	Heron

Rental income	$10,857	$-	$-	$11,748	$7,669	$12,414	$9,403
Total Revenue	10,857	-	-	11,748	7,669	12,414	9,403

Operating expenses:
Depreciation	5,090	-	2,782	4,215	4,926	5,173	5,131
Insurance	837	-	515	721	888	821	822
Management fees	1,145	-	404	990	125	2,002	1,185
Repair and maintenance	3,624	-	3,578	6,965	6,854	10,342	1,204
Property taxes	435	-	643	1,061	7,184	1,464	651
Other operating expenses	3,724	1,325	3,886	3,161	4,356	3,780	3,420
Total operating expenses	14,855	1,325	11,807	17,112	24,333	23,581	12,413

Income (loss) from operations	(3,998)	(1,325)	(11,807)	(5,364)	(16,664)	(11,168)	(3,010)

Other income (expenses):
Other income	-	-	-	256	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(4,705)	-	(3,622)	(6,222)	-	(6,184)	(4,291)
Total other income (expenses)	(4,705)	-	(3,622)	(5,966)	-	(6,184)	(4,291)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(8,703)	$(1,325)	$(15,429)	$(11,330)	$(16,664)	$(17,352)	$(7,302)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Highland	Hines	Holcomb	Holland	Hollandaise	Holloway	Inglewood

Rental income	$4,090	$7,869	$10,224	$9,104	$13,499	$29,940	$-
Total Revenue	4,090	7,869	10,224	9,104	13,499	29,940	-

Operating expenses:
Depreciation	3,285	3,510	4,874	5,818	7,542	9,344	6,223
Insurance	574	679	920	919	1,221	1,379	1,033
Management fees	682	1,844	2,913	1,383	1,617	3,041	679
Repair and maintenance	4,248	6,445	5,143	8,458	10,419	1,187	2,306
Property taxes	2,383	1,345	6,561	99	1,277	2,155	2,791
Other operating expenses	4,209	3,004	3,000	4,615	3,326	2,981	2,611
Total operating expenses	15,382	16,826	23,411	21,293	25,403	20,087	15,643

Income (loss) from operations	(11,292)	(8,957)	(13,187)	(12,190)	(11,904)	9,853	(15,643)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	-	-	(5,283)	(7,177)	(9,468)	(16,157)
Total other income (expenses)	-	-	-	(5,283)	(7,177)	(9,468)	(16,157)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(11,292)	$(8,957)	$(13,187)	$(17,473)	$(19,080)	$385	$(31,800)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Jack	Jake	Jefferson	Jill	Johnny	June	Jupiter

Rental income	$19,900	$7,928	$-	$8,780	$10,017	$17,325	$13,841
Total Revenue	19,900	7,928	-	8,780	10,017	17,325	13,841

Operating expenses:
Depreciation	7,636	8,093	-	3,692	6,704	6,704	5,811
Insurance	1,123	1,453	-	642	1,154	1,172	919
Management fees	1,715	3,945	-	187	3,409	3,495	1,769
Repair and maintenance	3,630	5,357	-	3,655	3,551	3,999	6,709
Property taxes	1,965	3,154	-	1,157	2,805	2,805	2,019
Other operating expenses	4,144	3,068	1,325	4,006	3,288	3,262	4,012
Total operating expenses	20,213	25,069	1,325	13,338	20,912	21,438	21,240

Income (loss) from operations	(314)	(17,141)	(1,325)	(4,558)	(10,895)	(4,113)	(7,399)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(8,908)	-	-	(3,927)	(24,571)	(29,010)	(5,985)
Total other income (expenses)	(8,908)	-	-	(3,927)	(24,571)	(29,010)	(5,985)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(9,221)	$(17,141)	$(1,325)	$(8,485)	$(35,466)	$(33,123)	$(13,383)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Kawana	Kennesaw	Kenny	KerriAnn	Kessler	Kingsley	Kirkwood

Rental income	$10,114	$13,602	$3,095	$14,828	$6,380	$27,160	$10,740
Total Revenue	10,114	13,602	3,095	14,828	6,380	27,160	10,740

Operating expenses:
Depreciation	5,679	4,864	7,895	9,371	3,416	8,580	4,191
Insurance	951	808	1,386	1,368	559	1,003	737
Management fees	1,436	3,281	-	2,239	456	2,659	1,038
Repair and maintenance	1,254	10,024	3,699	1,468	6,196	1,767	6,770
Property taxes	440	5,932	2,488	3,192	1,257	2,193	1,258
Other operating expenses	3,532	4,083	2,524	5,409	3,527	3,053	2,812
Total operating expenses	13,291	28,992	17,993	23,047	15,411	19,255	16,805

Income (loss) from operations	(3,177)	(15,390)	(14,898)	(8,219)	(9,031)	7,905	(6,066)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(6,028)	-	(5,479)	(8,542)	(37)	(9,212)	(6,051)
Total other income (expenses)	(6,028)	-	(5,479)	(8,542)	(37)	(9,212)	(6,051)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(9,206)	$(15,390)	$(20,377)	$(16,760)	$(9,068)	$(1,307)	$(12,116)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Korin	Lallie	Lanier	Lannister	Latte	Lennox	Lierly

Rental income	$-	$29,955	$18,960	$2,625	$9,205	$20,340	$22,167
Total Revenue	-	29,955	18,960	2,625	9,205	20,340	22,167

Operating expenses:
Depreciation	-	10,231	6,059	3,738	4,176	5,956	5,864
Insurance	93	1,490	1,048	507	699	665	1,082
Management fees	-	3,290	1,843	559	2,295	2,232	2,357
Repair and maintenance	-	798	3,079	6,996	506	742	1,025
Property taxes	289	194	1,598	387	1,715	1,032	4,496
Other operating expenses	1,351	2,944	3,609	2,654	3,630	2,345	2,299
Total operating expenses	1,733	18,948	17,237	14,842	13,020	12,972	17,122

Income (loss) from operations	(1,733)	11,007	1,723	(12,217)	(3,815)	7,368	5,045

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	(10,301)	(8,209)	(3,872)	-	(5,996)	(5,160)
Total other income (expenses)	-	(10,301)	(8,209)	(3,872)	-	(5,996)	(5,160)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(1,733)	$706	$(6,485)	$(16,088)	$(3,815)	$1,372	$(115)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Lily	Limestone	Litton	Lookout	Loretta	Louise	Lovejoy

Rental income	$2,390	$24,760	$4,414	$9,236	$-	$15,760	$14,497
Total Revenue	2,390	24,760	4,414	9,236	-	15,760	14,497

Operating expenses:
Depreciation	15,368	8,046	-	4,741	6,272	5,052	6,015
Insurance	2,094	1,315	105	731	1,049	841	1,001
Management fees	2,669	2,592	160	1,336	1,028	1,461	1,835
Repair and maintenance	6,384	2,802	100	5,847	3,226	2,628	3,488
Property taxes	3,411	1,504	141	969	1,877	591	2,660
Other operating expenses	8,025	5,372	1,342	3,546	2,928	3,297	4,772
Total operating expenses	37,950	21,630	1,848	17,171	16,380	13,870	19,772

Income (loss) from operations	(35,560)	3,130	2,566	(7,935)	(16,380)	1,890	(5,275)

Other income (expenses):
Other income	-	-	-	-	5,000	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(11,168)	(6,771)	(1,243)	-	-	(5,693)	(7,786)
Total other income (expenses)	(11,168)	(6,771)	(1,243)	-	5,000	(5,693)	(7,786)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(46,728)	$(3,642)	$1,323	$(7,935)	$(11,380)	$(3,803)	$(13,061)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Luna	Lurleen	Madison	Mae	Magnolia	Malbec	Mammoth

Rental income	$21,000	$-	$-	$6,285	$12,527	$26,990	$15,425
Total Revenue	21,000	-	-	6,285	12,527	26,990	15,425

Operating expenses:
Depreciation	5,912	173	2,828	4,053	4,729	8,776	6,247
Insurance	880	-	508	874	688	978	1,076
Management fees	2,024	-	856	531	1,168	3,134	1,484
Repair and maintenance	745	-	1,330	2,520	11,745	634	6,132
Property taxes	1,290	-	1,189	2,505	1,148	531	678
Other operating expenses	2,521	1,332	3,386	3,880	2,456	3,320	3,731
Total operating expenses	13,372	1,505	10,096	14,364	21,934	17,373	19,349

Income (loss) from operations	7,628	(1,505)	(10,096)	(8,079)	(9,407)	9,617	(3,923)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(6,434)	(516)	(2,657)	-	(5,973)	(8,977)	(7,663)
Total other income (expenses)	(6,434)	(516)	(2,657)	-	(5,973)	(8,977)	(7,663)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$1,193	$(2,021)	$(12,753)	$(8,079)	$(15,380)	$640	$(11,586)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Marcelo	Marie	Marietta	Matchingham	McGregor	McLovin	Meadow

Rental income	$3,390	$-	$4,190	$21,540	$11,812	$29,025	$17,476
Total Revenue	3,390	-	4,190	21,540	11,812	29,025	17,476

Operating expenses:
Depreciation	2,607	-	3,491	5,825	4,821	12,438	8,820
Insurance	478	-	695	892	855	2,104	1,347
Management fees	428	-	456	2,180	2,514	2,841	2,277
Repair and maintenance	5,688	-	1,995	1,374	12,047	6,643	1,777
Property taxes	1,042	-	1,570	1,601	2,109	5,964	1,859
Other operating expenses	3,133	1,325	4,413	3,430	3,519	4,930	5,278
Total operating expenses	13,376	1,325	12,621	15,303	25,866	34,919	21,358

Income (loss) from operations	(9,986)	(1,325)	(8,431)	6,237	(14,054)	(5,894)	(3,882)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	-	(2,967)	(5,260)	-	(13,171)	(7,712)
Total other income (expenses)	-	-	(2,967)	(5,260)	-	(13,171)	(7,712)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(9,986)	$(1,325)	$(11,398)	$977	$(14,054)	$(19,065)	$(11,594)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Mimosa	Mojave	Murphy	Nugget	Odessa	Olive	Oly

Rental income	$2,990	$19,140	$25,571	$12,890	$17,404	$22,919	$31,070
Total Revenue	2,990	19,140	25,571	12,890	17,404	22,919	31,070

Operating expenses:
Depreciation	983	7,113	8,171	7,694	14,664	6,789	12,533
Insurance	225	984	1,234	1,383	2,209	713	2,091
Management fees	108	2,433	2,654	3,834	2,755	2,698	2,786
Repair and maintenance	5,090	258	2,218	7,401	7,381	2,337	2,686
Property taxes	591	1,351	1,680	3,091	4,217	854	4,125
Other operating expenses	2,687	2,186	5,774	2,994	9,221	3,013	4,254
Total operating expenses	9,684	14,324	21,730	26,397	40,447	16,404	28,476

Income (loss) from operations	(6,694)	4,816	3,841	(13,507)	(23,043)	6,515	2,594

Other income (expenses):
Other income	-	-	-	-	5,790	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(1,959)	(5,535)	(8,109)	-	(13,421)	(5,413)	(13,196)
Total other income (expenses)	(1,959)	(5,535)	(8,109)	-	(7,631)	(5,413)	(13,196)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(8,652)	$(720)	$(4,268)	$(13,507)	$(30,674)	$1,101	$(10,602)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Osprey	Otoro	Patrick	Peanut	Pearl	Pecan	Piedmont

Rental income	$11,479	$13,975	$17,850	$11,795	$17,331	$20,050	$9,254
Total Revenue	11,479	13,975	17,850	11,795	17,331	20,050	9,254

Operating expenses:
Depreciation	4,690	7,350	5,772	3,952	7,498	5,725	4,410
Insurance	679	1,206	943	644	1,353	966	887
Management fees	2,174	1,654	2,265	1,104	3,896	2,356	648
Repair and maintenance	1,609	5,459	2,063	746	1,305	852	6,359
Property taxes	4,643	2,436	3,554	265	2,244	3,830	2,107
Other operating expenses	4,108	5,268	3,570	2,917	1,325	2,332	3,108
Total operating expenses	17,904	23,373	18,166	9,629	17,622	16,061	17,518

Income (loss) from operations	(6,425)	(9,398)	(316)	2,166	(291)	3,989	(8,264)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	(7,484)	(4,170)	(3,507)	-	(4,344)	(4,003)
Total other income (expenses)	-	(7,484)	(4,170)	(3,507)	-	(4,344)	(4,003)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(6,425)	$(16,881)	$(4,486)	$(1,341)	$(291)	$(354)	$(12,267)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Pinot	Pioneer	Plumtree	Point	Quincy	Redondo	Regency

Rental income	$24,429	$-	$19,200	$13,770	$5,390	$-	$-
Total Revenue	24,429	-	19,200	13,770	5,390	-	-

Operating expenses:
Depreciation	8,859	6,537	5,535	6,125	6,262	717	-
Insurance	1,237	1,070	978	1,062	1,112	208	-
Management fees	2,974	3,275	2,319	1,414	825	680	-
Repair and maintenance	267	4,563	1,301	2,535	5,418	-	-
Property taxes	531	1,863	3,690	1,637	3,529	705	-
Other operating expenses	3,320	3,465	2,070	2,282	4,937	1,574	1,325
Total operating expenses	17,187	20,773	15,892	15,055	22,083	3,885	1,325

Income (loss) from operations	7,241	(20,773)	3,308	(1,285)	(16,693)	(3,885)	(1,325)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(9,077)	-	(4,376)	(8,399)	(10,691)	(1,768)	(267)
Total other income (expenses)	(9,077)	-	(4,376)	(8,399)	(10,691)	(1,768)	(267)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(1,836)	$(20,773)	$(1,068)	$(9,684)	$(27,384)	$(5,654)	$(1,592)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Reginald	Reynolds	Ribbonwalk	Richardson	Ridge	Ritter	River

Rental income	$6,092	$12,153	$13,397	$5,488	$20,016	$1,000	$23,970
Total Revenue	6,092	12,153	13,397	5,488	20,016	1,000	23,970

Operating expenses:
Depreciation	4,396	4,921	8,791	2,876	5,983	6,932	7,323
Insurance	696	815	1,292	503	884	1,272	1,079
Management fees	870	2,734	1,895	315	2,466	2,904	2,660
Repair and maintenance	10,819	3,193	4,177	6,301	570	5,844	776
Property taxes	7,240	7,250	2,498	1,155	995	2,122	1,460
Other operating expenses	8,111	3,808	6,397	4,059	2,855	2,086	3,245
Total operating expenses	32,131	22,720	25,050	15,209	13,753	21,160	16,543

Income (loss) from operations	(26,039)	(10,567)	(11,654)	(9,721)	6,263	(20,160)	7,427

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(7,974)	-	(8,038)	-	(6,024)	-	(7,371)
Total other income (expenses)	(7,974)	-	(8,038)	-	(6,024)	-	(7,371)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(34,013)	$(10,567)	$(19,691)	$(9,721)	$239	$(20,160)	$57

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Riverwalk	Rooney	Roseberry	Rosewood	Roxy	Saddlebred	Saint

Rental income	$11,975	$12,570	$29,200	$7,450	$8,881	$7,707	$23,271
Total Revenue	11,975	12,570	29,200	7,450	8,881	7,707	23,271

Operating expenses:
Depreciation	4,523	8,844	9,026	4,339	5,226	15,441	6,339
Insurance	758	1,536	1,009	772	909	1,985	1,176
Management fees	2,278	1,931	2,805	969	1,059	2,176	1,806
Repair and maintenance	9,741	3,938	678	7,550	9,756	4,887	2,249
Property taxes	924	1,917	2,414	642	957	2,775	2,243
Other operating expenses	3,781	6,322	3,300	4,026	3,107	8,805	3,008
Total operating expenses	22,005	24,489	19,231	18,297	21,013	36,068	16,820

Income (loss) from operations	(10,030)	(11,919)	9,969	(10,847)	(12,133)	(28,361)	6,451

Other income (expenses):
Other income	-	-	-	-	-	14,902	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	(9,290)	(9,034)	(5,684)	(6,861)	(11,919)	(7,373)
Total other income (expenses)	-	(9,290)	(9,034)	(5,684)	(6,861)	2,983	(7,373)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(10,030)	$(21,208)	$935	$(16,531)	$(18,994)	$(25,378)	$(922)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Salem	Saturn	Scepter	Sequoyah	Shallowford	Shoreline	Sigma

Rental income	$28,535	$11,513	$9,600	$-	$6,930	$27,540	$9,624
Total Revenue	28,535	11,513	9,600	-	6,930	27,540	9,624

Operating expenses:
Depreciation	8,775	6,184	6,475	-	3,317	8,520	10,654
Insurance	1,225	919	1,093	87	705	1,259	1,538
Management fees	3,116	1,597	1,670	124	362	2,713	1,960
Repair and maintenance	1,791	762	2,394	-	9,441	2,772	6,699
Property taxes	531	917	1,961	240	732	1,298	2,444
Other operating expenses	3,320	4,345	5,108	1,475	3,160	3,410	6,467
Total operating expenses	18,759	14,724	18,702	1,925	17,718	19,972	29,762

Income (loss) from operations	9,776	(3,211)	(9,102)	(1,925)	(10,787)	7,568	(20,138)

Other income (expenses):
Other income	-	-	3,590	-	-	-	17,232
Other expense	-	-	-	-	-	-	-
Interest expense	(9,148)	(5,985)	(6,786)	(1,066)	(3,664)	(9,079)	(8,148)
Total other income (expenses)	(9,148)	(5,985)	(3,196)	(1,066)	(3,664)	(9,079)	9,085

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$629	$(9,196)	$(12,298)	$(2,991)	$(14,451)	$(1,511)	$(11,053)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Soapstone	Sodalis	Spencer	Splash	Spring	Stonebriar	Sugar

Rental income	$19,500	$-	$26,340	$17,750	$7,108	$5,208	$21,540
Total Revenue	19,500	-	26,340	17,750	7,108	5,208	21,540

Operating expenses:
Depreciation	6,000	3,316	8,313	5,955	2,835	3,252	8,559
Insurance	1,136	728	1,218	878	632	591	1,100
Management fees	2,296	-	2,792	2,178	646	798	2,742
Repair and maintenance	988	5,724	1,412	634	5,227	6,168	1,554
Property taxes	4,877	1,208	1,859	924	1,737	632	1,423
Other operating expenses	2,070	3,011	2,497	2,256	3,561	2,292	3,211
Total operating expenses	17,367	13,988	18,093	12,825	14,637	13,733	18,589

Income (loss) from operations	2,133	(13,988)	8,247	4,925	(7,529)	(8,525)	2,951

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(5,051)	-	(9,109)	(4,665)	-	(4,047)	(8,635)
Total other income (expenses)	(5,051)	-	(9,109)	(4,665)	-	(4,047)	(8,635)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(2,918)	$(13,988)	$(862)	$260	$(7,529)	$(12,572)	$(5,684)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Summerset	Sundance	Sunnyside	Swift	Taylor	Terracotta	Tulip

Rental income	$16,835	$4,390	$-	$14,612	$5,980	$15,746	$8,853
Total Revenue	16,835	4,390	-	14,612	5,980	15,746	8,853

Operating expenses:
Depreciation	7,010	975	-	6,075	2,994	5,049	5,817
Insurance	1,028	208	-	973	512	1,077	887
Management fees	2,034	158	-	2,772	230	1,368	1,089
Repair and maintenance	62	720	-	4,093	363	1,934	4,462
Property taxes	1,094	556	-	3,251	1,054	1,982	782
Other operating expenses	3,028	1,742	1,325	3,008	2,928	4,545	4,858
Total operating expenses	14,256	4,359	1,325	20,172	8,081	15,955	17,895

Income (loss) from operations	2,579	31	(1,325)	(5,561)	(2,101)	(208)	(9,042)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(7,107)	(2,261)	-	-	(3,043)	(7,136)	(7,380)
Total other income (expenses)	(7,107)	(2,261)	-	-	(3,043)	(7,136)	(7,380)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(4,529)	$(2,229)	$(1,325)	$(5,561)	$(5,144)	$(7,344)	$(16,422)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Tuscan	Tuscarora	Tuxford	Vernon	Walton	Wave	Weldon

Rental income	$27,715	$-	$11,923	$15,099	$-	$11,754	$11,114
Total Revenue	27,715	-	11,923	15,099	-	11,754	11,114

Operating expenses:
Depreciation	8,879	-	5,402	7,238	3,436	6,921	5,811
Insurance	1,225	-	892	920	640	1,132	919
Management fees	3,291	-	1,581	1,859	1,735	1,488	1,519
Repair and maintenance	1,818	-	8,435	2,739	1,640	-	4,032
Property taxes	6,090	-	5,149	1,628	3,000	1,489	1,467
Other operating expenses	3,644	1,325	3,809	5,400	3,163	13,021	4,782
Total operating expenses	24,947	1,325	25,268	19,784	13,614	24,051	18,531

Income (loss) from operations	2,768	(1,325)	(13,345)	(4,685)	(13,614)	(12,297)	(7,417)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	(6,904)	-	(5,630)	(6,529)	(11,403)	(7,011)	(4,908)
Total other income (expenses)	(6,904)	-	(5,630)	(6,529)	(11,403)	(7,011)	(4,908)

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(4,136)	$(1,325)	$(18,975)	$(11,215)	$(25,017)	$(19,308)	$(12,325)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Wellington	Wentworth	Wescott	Westchester	Wildwood	Willow	Wilson

Rental income	$10,353	$19,415	$9,149	$28,724	$8,702	$8,619	$9,070
Total Revenue	10,353	19,415	9,149	28,724	8,702	8,619	9,070

Operating expenses:
Depreciation	3,708	6,897	3,765	9,374	3,537	2,676	4,788
Insurance	653	915	862	1,071	637	522	956
Management fees	798	2,385	1,185	3,420	1,044	870	1,033
Repair and maintenance	3,542	223	9,844	993	6,335	5,577	4,580
Property taxes	7,249	1,624	1,259	2,563	340	1,074	1,755
Other operating expenses	4,456	2,209	3,307	3,100	2,657	3,166	3,443
Total operating expenses	20,405	14,252	20,223	20,522	14,551	13,886	16,554

Income (loss) from operations	(10,053)	5,163	(11,074)	8,202	(5,849)	(5,268)	(7,484)

Other income (expenses):
Other income	-	-	-	-	-	-	-
Other expense	-	-	-	-	-	-	-
Interest expense	-	(5,716)	(4,609)	(8,524)	(3,696)	-	-
Total other income (expenses)	-	(5,716)	(4,609)	(8,524)	(3,696)	-	-

Provision for income taxes	-	-	-	-	-	-	-
Net income (loss)	$(10,053)	$(554)	$(15,683)	$(322)	$(9,544)	$(5,268)	$(7,484)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Windsor	Winston	Wisteria	Consolidated

Rental income	$31,170	$12,423	$15,292	$2,382,727
Total Revenue	31,170	12,423	15,292	2,382,727

Operating expenses:
Depreciation	9,618	3,013	5,435	1,096,563
Insurance	1,186	533	935	174,832
Management fees	3,230	709	1,391	322,448
Repair and maintenance	639	5,348	702	722,279
Property taxes	2,623	-	1,067	374,788
Other operating expenses	2,872	4,076	3,357	729,851
Total operating expenses	20,167	13,678	12,888	3,420,761

Income (loss) from operations	11,003	(1,255)	2,404	(1,038,034)

Other income (expenses):
Other income	-	-	-	48,175
Other expense	-	-	-	(47,940)
Interest expense	(9,746)	-	(6,737)	(932,999)
Total other income (expenses)	(9,746)	-	(6,737)	(932,764)

Provision for income taxes	-	-	-	-
Net income (loss)	$1,257	$(1,255)	$(4,333)	$(1,970,798)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

Rental income	$13,050	$4,382	$14,796	$8,980	$3,653	$9,000	$13,900
Total revenue	13,050	4,382	14,796	8,980	3,653	9,000	13,900

Operating expenses:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294
Insurance	654	265	792	326	246	653	712
Management fees	1,830	642	1,754	-	678	1,572	1,894
Repair and maintenance	313	381	855	2,000	381	256	1,712
Property taxes	562	457	1,733	193	483	1,370	1,476
Other operating expenses	750	794	816	1,034	795	749	750
Total operating expenses	8,158	4,049	10,348	6,478	4,206	8,929	10,838

Income (loss) from operations	4,892	333	4,448	2,502	(553)	71	3,062

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,329)	(1,021)	(4,179)	(3,260)	(1,094)	(3,383)	(3,524)

Net income (loss) before income taxes	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Provision for income taxes
Net Income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

Rental income	$8,915	$13,025	$9,536	$14,400	$5,890	$9,130	$5,110
Total revenue	8,915	13,025	9,536	14,400	5,890	9,130	5,110

Operating expenses:
Depreciation	2,953	4,151	2,925	4,500	1,985	2,960	1,563
Insurance	412	698	408	894	293	408	247
Management fees	-	1,745	-	1,982	-	-	630
Repair and maintenance	2,000	715	2,000	143	2,000	2,000	381
Property taxes	193	1,422	193	1,802	336	1,044	710
Other operating expenses	1,025	750	1,061	751	467	849	807
Total operating expenses	6,583	9,481	6,587	10,072	5,081	7,261	4,338

Income (loss) from operations	2,332	3,544	2,949	4,328	809	1,869	772

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,296)	(3,544)	(3,322)	(4,091)	(1,696)	(2,510)	(1,129)

Net income (loss) before income taxes	(964)	-	(373)	237	(887)	(641)	(357)
Provision for income taxes
Net Income (loss)	$(964)	$-	$(373)	$237	$(887)	$(641)	$(357)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	McLovin

Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	1,390	-	1,474	1,079	2,222	3,460	-
Insurance	244	-	256	182	372	523	-
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-
Property taxes	546	-	349	357	529	930	-
Other operating expenses	608	-	708	745	671	865	-
Total operating expenses	2,788	-	2,787	2,363	3,794	5,778	-

Income (loss) from operations	(2,788)	-	(2,787)	(2,363)	(3,794)	(5,778)	-

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(1,728)	-	(2,217)	(1,640)	(3,269)	(3,077)	-

Net income (loss) before income taxes	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Provision for income taxes	-
Net Income (loss)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

Rental income	$695	$-	$-	$-	$-	$9,169	$-
Total revenue	695	-	-	-	-	9,169	-

Operating expenses:
Depreciation	3,666	-	3,659	1,484	701	3,917	484
Insurance	552	-	496	248	106	493	60
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	1,311	285	250
Property taxes	1,150	-	757	595	166	1,391	40
Other operating expenses	1,060	-	475	969	500	2,951	476
Total operating expenses	6,428	-	5,387	3,296	2,784	9,037	1,310

Income (loss) from operations	(5,733)	-	(5,387)	(3,296)	(2,784)	132	(1,310)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(3,698)	-	(3,284)	(1,771)	(696)	(5,514)	(446)

Net income (loss) before income taxes	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Provision for income taxes
Net Income (loss)	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	-	485	484	1,562	2,205	1,465	1,988
Insurance	-	77	77	228	337	215	306
Management fees	-	-	-	-	-	-	-
Repair and maintenance	160	205	250	8,430	4,705	3,213	537
Property taxes	-	9	-	580	507	454	333
Other operating expenses	-	686	474	907	914	619	675
Total operating expenses	160	1,462	1,285	11,707	8,668	5,966	3,839

Income (loss) from operations	(160)	(1,462)	(1,285)	(11,707)	(8,668)	(5,966)	(3,839)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(480)	(544)	(1,552)	(2,194)	(1,557)	(2,193)

Net income (loss) before income taxes	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Provision for income taxes
Net Income (loss)	$(160)	$(1,942)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

Rental income	$-	$-	$9,782	$5,880	$2,095	$-	$1,995
Total revenue	-	-	9,782	5,880	2,095	-	1,995

Operating expenses:
Depreciation	-	484	3,505	1,856	587	-	622
Insurance	-	77	558	275	87	-	69
Management fees	-	-	1,147	789	168	-	132
Repair and maintenance	-	260	1,840	1,353	263	-	2,365
Property taxes	-	133	634	238	165	-	178
Other operating expenses	-	599	2,901	1,871	517	-	537
Total operating expenses	-	1,553	10,585	6,382	1,787	-	3,903

Income (loss) from operations	-	(1,553)	(803)	(502)	308	-	(1,908)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(446)	(4,549)	(2,052)	(646)	-	(683)

Net income (loss) before income taxes	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Provision for income taxes
Net Income (loss)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)	$-	$(2,591)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

Rental income	$1,695	$7,604	$-	$7,180	$6,717	$1,595	$4,824
Total revenue	1,695	7,604	-	7,180	6,717	1,595	4,824

Operating expenses:
Depreciation	519	2,613	-	1,971	3,047	383	4,823
Insurance	95	443	-	231	358	51	382
Management fees	136	332	-	861	456	128	338
Repair and maintenance	1,275	4,488	-	310	1,327	1,322	7,911
Property taxes	94	414	-	503	1,743	-	566
Other operating expenses	525	2,365	-	1,040	2,553	568	3,246
Total operating expenses	2,644	10,655	-	4,916	9,484	2,452	17,266

Income (loss) from operations	(949)	(3,051)	-	2,264	(2,767)	(857)	(12,442)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(570)	(2,917)	-	(2,338)	(3,353)	(4)	(4,425)

Net income (loss) before income taxes	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Provision for income taxes
Net Income (loss)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

Rental income	$11,831	$12,660	$13,441	$1,695	$-	$9,315	$-
Total revenue	11,831	12,660	13,441	1,695	-	9,315	-

Operating expenses:
Depreciation	4,672	4,290	5,115	496	670	2,956	-
Insurance	751	585	799	55	110	489	-
Management fees	699	167	1,640	136	-	139	-
Repair and maintenance	7,314	1,422	1,100	1,775	717	2,729	-
Property taxes	1,177	1,357	105	94	137	702	-
Other operating expenses	2,993	3,229	3,153	475	509	2,653	-
Total operating expenses	17,606	11,050	11,912	3,031	2,143	9,668	-

Income (loss) from operations	(5,775)	1,610	1,529	(1,336)	(2,143)	(353)	-

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(5,905)	(6,372)	(6,274)	(545)	(662)	(4,138)	-

Net income (loss) before income taxes	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Provision for income taxes
Net Income (loss)	$(11,680)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

Rental income	$-	$3,664	$1,695	$1,995	$7,956	$9,550	$10,267
Total revenue	-	3,664	1,695	1,995	7,956	9,550	10,267

Operating expenses:
Depreciation	-	2,654	499	610	3,009	4,260	4,157
Insurance	-	238	74	90	336	675	639
Management fees	-	293	-	160	392	1,179	-
Repair and maintenance	-	3,590	500	1,997	6,620	3,349	1,800
Property taxes	-	377	90	133	877	611	929
Other operating expenses	-	3,126	507	512	2,785	3,285	2,423
Total operating expenses	-	10,278	1,670	3,502	14,019	13,359	9,948

Income (loss) from operations	-	(6,614)	25	(1,507)	(6,063)	(3,809)	319

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	-	(2,464)	(547)	(670)	(3,283)	(5,530)	(4,928)

Net income (loss) before income taxes	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Provision for income taxes
Net Income (loss)	$-	$(9,078)	$(522)	$(2,177)	$(9,346)	$(9,339)	$(4,609)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Rental income	$7,238	$8,679	$-	$6,922	$10,799	$310,705
Total revenue	7,238	8,679	-	6,922	10,799	310,705

Operating expenses:
Depreciation	3,566	3,505	-	3,906	4,008	144,673
Insurance	367	551	-	357	524	21,046
Management fees	579	1,083	-	554	1,353	25,588
Repair and maintenance	2,397	3,219	-	267	945	96,938
Property taxes	647	717	-	1,163	1,194	35,645
Other operating expenses	4,147	2,335	-	2,728	3,544	80,827
Total operating expenses	11,703	11,410	-	8,975	11,568	404,717

Income (loss) from operations	(4,465)	(2,731)	-	(2,053)	(769)	(94,012)

Other income (expense), net
Other income	-	-	-	-	-	-
Interest expense	(3,929)	(4,329)	-	(3,879)	(4,699)	(155,375)

Net income (loss) before income taxes	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Provision for income taxes						-
Net Income (loss)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	100	101	Abbington	Amber	Apollo	Aster	Avebury

Balance at January 1, 2022	$-	$-	$-	$(3,480)	$-	$-	$-
Issuance of membership units, net of issuance costs	646,249	670,066	508,153	121,685	77,271	153,793	106,573
Deemed contribution from manager	875	425	3,177	2,898	980	2,242	1,452
Distributions	(18,981)	(11,611)	(12,698)	(5,190)	(1,912)	(2,079)	(4,164)
Net income (loss)	(7,243)	(25,972)	(26,207)	(12,044)	(7,732)	(13,194)	(11,286)
Balance at December 31, 2022	$620,899	$632,909	$472,424	$103,869	$68,607	$140,762	$92,573

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Badminton	Bandelier	Baron	Basil	Bayside	Bazzel	Bedford

Balance at January 1, 2022	$90,129	$-	$-	$77,526	$(338)	$-	$-
Issuance of membership units, net of issuance costs	(400)	125,963	602,898	(1,000)	104,740	268,512	103,855
Deemed contribution from Manager	1,170	1,445	(2,075)	1,170	1,445	425	1,798
Distributions	(7,635)	(5,465)	(15,008)	(6,475)	(6,768)	(4,656)	(4,434)
Net income (loss)	790	(10,402)	(11,709)	(933)	735	(7,831)	(2,347)
Balance at December 31, 2022	$84,054	$111,540	$574,107	$70,288	$99,814	$256,450	$98,872

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Belle	Blossom	Bonneau	Brainerd	Braxton	Brennan	Brooklyn

Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	465,038	282,987	361,585	171,485	351,796	-	104,628
Deemed contribution from Manager	3,837	455	425	425	3,132	425	425
Distributions	(8,058)	(3,058)	(6,263)	-	(4,941)	-	-
Net income (loss)	(14,524)	(4,859)	(15,332)	1,052	(15,293)	(10,748)	(2,285)
Balance at December 31, 2022	$446,293	$275,525	$340,414	$172,962	$334,693	$(10,323)	$102,768

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Burlington	Butter	Camino	Campbell	Centennial	Chaparral	Chattahoochee

Balance at January 1, 2022	$-	$-	$-	$-	$105,219	$99,752	$-
Issuance of membership units, net of issuance costs	673,521	137,859	287,061	-	-	-	-
Deemed contribution from Manager	(3,075)	1,920	2,765	3,161	1,170	1,170	3,382
Distributions	(16,980)	(8,376)	(5,896)	-	(7,098)	(9,117)	-
Net income (loss)	(13,342)	(15,187)	(3,679)	(22,596)	(4,253)	(2,619)	(54,559)
Balance at December 31, 2022	$640,125	$116,216	$280,251	$(19,436)	$95,037	$89,185	$(51,178)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Chelsea	Chester	Chickamauga	Chitwood	Clover	Coatbridge	Collier

Balance at January 1, 2022	$-	$-	$-	$-	$-	$(2,591)	$-
Issuance of membership units, net of issuance costs	116,417	220,731	-	408,046	352,274	111,730	378,495
Deemed contribution from Manager	1,719	525	425	834	425	1,445	425
Distributions	(4,951)	(1,242)	-	(7,511)	(7,245)	(6,812)	(7,383)
Net income (loss)	(10,553)	(9,349)	2,624	(10,125)	(4,811)	836	(14,541)
Balance at December 31, 2022	$102,632	$210,665	$3,049	$391,243	$340,644	$104,608	$356,996

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Collinston	Conway	Creekside	Creekwood	Cumberland	Cupcake	Cypress

Balance at January 1, 2022	$(1,756)	$-	$-	$-	$-	$91,090	$-
Issuance of membership units, net of issuance costs	86,939	723,075	334,142	172,529	319,531	(1,000)	218,631
Deemed contribution from Manager	2,741	425	425	2,244	3,087	1,170	575
Distributions	(3,492)	(14,081)	(6,872)	(971)	(5,870)	(9,090)	(2,954)
Net income (loss)	(18,852)	(27,664)	(3,081)	(5,628)	(3,013)	681	(11,511)
Balance at December 31, 2022	$65,580	$681,755	$324,614	$168,173	$313,735	$82,851	$204,742

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Daisy	Davidson	Dawson	Delta	Dewberry	Diablo	Dogwood

Balance at January 1, 2022	$-	$(160)	$(1,519)	$-	$75,690	$-	$-
Issuance of membership units, net of issuance costs	325,660	77,126	93,203	122,469	-	108,210	258,129
Deemed contribution from Manager	425	1,920	1,445	5,363	1,170	1,920	425
Distributions	(5,983)	(3,143)	(5,706)	(6,238)	(6,193)	(5,031)	(4,752)
Net income (loss)	(4,992)	(14,747)	(13,483)	(21,476)	(1,454)	(28,142)	(2,810)
Balance at December 31, 2022	$315,110	$60,995	$73,939	$100,118	$69,213	$76,957	$250,991

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Dolittle	Dolly	Dops	Dorchester	Dunbar	Duncan	Eagle

Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	112,713	733,443	-	371,042	342,781	-	165,218
Deemed contribution from Manager	1,920	425	425	425	725	3,211	1,296
Distributions	(6,417)	(12,702)	-	(6,432)	(5,953)	-	(1,854)
Net income (loss)	(5,160)	(24,160)	(1,325)	(14,641)	(19,079)	(43,501)	(455)
Balance at December 31, 2022	$103,056	$697,006	$(900)	$350,394	$318,473	$(40,290)	$164,205

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Eastfair	Elevation	Elm	Emporia	Ensenada	Falcon	Folly

Balance at January 1, 2022	$74,600	$(1,624)	$(861)	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	(1,300)	106,933	69,199	128,705	198,433	163,983	334,672
Deemed contribution from Manager	1,170	1,445	1,445	6,491	1,455	425	425
Distributions	(6,147)	(6,411)	(4,269)	(6,561)	(10,189)	(1,662)	(5,803)
Net income (loss)	1,633	(1,292)	(3,855)	(15,012)	(11,711)	(1,173)	(6,624)
Balance at December 31, 2022	$69,956	$99,050	$61,659	$113,623	$177,988	$161,573	$322,669

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Forest	Gardens	Goose	Grant	Greenhill	Gretal	Grove

Balance at January 1, 2022	$(9,426)	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	141,388	99,841	154,254	138,704	118,705	483,863	86,767
Deemed contribution from Manager	1,445	605	1,250	1,620	3,799	3,830	1,326
Distributions	(8,304)	(3,823)	(1,905)	(7,799)	(6,744)	-	(2,285)
Net income (loss)	(12,310)	(6,137)	(1,598)	(13,357)	(2,607)	(9,625)	(9,824)
Balance at December 31, 2022	$112,792	$90,486	$152,001	$119,168	$113,152	$478,067	$75,984

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Hadden	Hansard	Hansel	Harrison	Henry	Heritage	Heron

Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	95,215	-	238,147	268,825	439,738	105,184	107,381
Deemed contribution from Manager	2,640	425	1,716	1,177	3,421	3,552	963
Distributions	(4,646)	-	(2,137)	(3,976)	(8,564)	(2,656)	(2,863)
Net income (loss)	(8,703)	(1,325)	(15,429)	(11,330)	(16,664)	(17,352)	(7,302)
Balance at December 31, 2022	$84,506	$(900)	$222,297	$254,696	$417,931	$88,728	$98,180

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Highland	Hines	Holcomb	Holland	Hollandaise	Holloway	Inglewood

Balance at January 1, 2022	$-	$-	$-	$(1,942)	$-	$130,067	$-
Issuance of membership units, net of issuance costs	299,283	273,784	378,385	85,518	140,374	-	722,252
Deemed contribution from Manager	625	425	425	5,481	9,106	1,170	425
Distributions	(5,834)	(5,334)	(6,551)	(3,577)	(4,768)	(10,045)	(6,248)
Net income (loss)	(11,292)	(8,957)	(13,187)	(17,473)	(19,080)	385	(31,800)
Balance at December 31, 2022	$282,783	$259,919	$359,072	$68,008	$125,632	$121,577	$684,630

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Jack	Jake	Jefferson	Jill	Johnny	June	Jupiter

Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$(1,829)
Issuance of membership units, net of issuance costs	155,481	624,982	-	238,522	615,363	615,163	89,288
Deemed contribution from Manager	1,931	425	425	1,125	425	425	1,445
Distributions	(4,954)	(10,818)	-	(2,145)	(12,004)	(12,002)	(3,788)
Net income (loss)	(9,221)	(17,141)	(1,325)	(8,485)	(35,466)	(33,123)	(13,383)
Balance at December 31, 2022	$143,237	$597,448	$(900)	$229,017	$568,318	$570,463	$71,731

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Kawana	Kennesaw	Kenny	KerriAnn	Kessler	Kingsley	Kirkwood

Balance at January 1, 2022	$-	$-	$-	$(8,340)	$-	$111,544	$-
Issuance of membership units, net of issuance costs	107,916	449,665	733,495	124,720	153,981	(650)	95,854
Deemed contribution from Manager	798	425	425	1,445	2,451	1,170	1,115
Distributions	(5,970)	(7,798)	(12,700)	(5,404)	(866)	(8,856)	(2,422)
Net income (loss)	(9,206)	(15,390)	(20,377)	(16,760)	(9,068)	(1,307)	(12,116)
Balance at December 31, 2022	$93,538	$426,903	$700,843	$95,660	$146,499	$101,900	$82,431

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Korin	Lallie	Lanier	Lannister	Latte	Lennox	Lierly

Balance at January 1, 2022	$-	$142,753	$-	$-	$-	$(1,881)	$89,156
Issuance of membership units, net of issuance costs	-	(10,200)	140,238	82,845	385,191	89,971	-
Deemed contribution from Manager	425	1,170	1,311	850	425	1,445	1,170
Distributions	-	(10,583)	(3,505)	(2,105)	(6,671)	(5,826)	(8,510)
Net income (loss)	(1,733)	706	(6,485)	(16,088)	(3,815)	1,372	(115)
Balance at December 31, 2022	$(1,308)	$123,846	$131,558	$65,502	$375,130	$85,080	$81,700

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Lily	Limestone	Litton	Lookout	Loretta	Louise	Lovejoy

Balance at January 1, 2022	$(3,140)	$(2,805)	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	209,494	119,037	190,172	357,135	721,367	113,471	108,167
Deemed contribution from Manager	12,318	1,445	425	425	425	757	4,227
Distributions	(9,922)	(7,576)	-	(6,289)	(14,073)	(5,558)	(5,643)
Net income (loss)	(46,728)	(3,642)	1,323	(7,935)	(11,380)	(3,803)	(13,061)
Balance at December 31, 2022	$162,022	$106,459	$191,920	$343,336	$696,340	$104,866	$93,689

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Luna	Lurleen	Madison	Mae	Magnolia	Malbec	Mammoth

Balance at January 1, 2022	$73,214	$-	$-	$-	$-	$122,827	$-
Issuance of membership units, net of issuance costs	(650)	-	120,379	381,912	94,984	-	124,064
Deemed contribution from Manager	1,170	425	914	3,992	2,202	1,170	1,993
Distributions	(6,485)	-	(3,425)	(3,719)	(2,390)	(11,305)	(3,106)
Net income (loss)	1,193	(2,021)	(12,753)	(8,079)	(15,380)	640	(11,586)
Balance at December 31, 2022	$68,442	$(1,596)	$105,115	$374,107	$79,416	$113,333	$111,366

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Marcelo	Marie	Marietta	Matchingham	McGregor	McLovin	Meadow

Balance at January 1, 2022	$-	$-	$-	$-	$-	$-	$(6,829)
Issuance of membership units, net of issuance costs	312,649	-	181,169	78,848	321,129	188,651	133,621
Deemed contribution from Manager	539	425	4,825	1,920	900	1,930	2,013
Distributions	(3,378)	-	(3,681)	(5,209)	(9,136)	(9,675)	(5,313)
Net income (loss)	(9,986)	(1,325)	(11,398)	977	(14,054)	(19,065)	(11,594)
Balance at December 31, 2022	$299,825	$(900)	$170,915	$76,536	$298,839	$161,841	$111,898

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Mimosa	Mojave	Murphy	Nugget	Odessa	Olive	Oly

Balance at January 1, 2022	$-	$96,504	$-	$-	$(2,918)	$(2,975)	$-
Issuance of membership units, net of issuance costs	133,438	(11,490)	110,084	583,693	187,276	119,519	187,196
Deemed contribution from Manager	1,809	1,170	1,920	425	5,604	1,445	1,930
Distributions	(1,499)	(9,215)	(6,660)	(14,626)	(8,980)	(7,404)	(9,610)
Net income (loss)	(8,652)	(720)	(4,268)	(13,507)	(30,674)	1,101	(10,602)
Balance at December 31, 2022	$125,096	$76,249	$101,077	$555,985	$150,309	$111,685	$168,914

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Osprey	Otoro	Patrick	Peanut	Pearl	Pecan	Piedmont

Balance at January 1, 2022	$-	$-	$102,846	$-	$-	$100,141	$-
Issuance of membership units, net of issuance costs	372,152	144,339	-	84,432	570,658	-	229,141
Deemed contribution from Manager	425	1,390	1,170	619	425	1,170	3,966
Distributions	(6,461)	(6,006)	(8,369)	(2,975)	(14,924)	(8,660)	(1,289)
Net income (loss)	(6,425)	(16,881)	(4,486)	(1,341)	(291)	(354)	(12,267)
Balance at December 31, 2022	$359,692	$122,842	$91,161	$80,736	$555,868	$92,297	$219,551

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Pinot	Pioneer	Plumtree	Point	Quincy	Redondo	Regency

Balance at January 1, 2022	$123,675	$-	$101,731	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	(50)	604,334	-	142,218	582,370	187,790	-
Deemed contribution from Manager	1,170	425	1,170	2,094	3,627	425	425
Distributions	(11,398)	(9,818)	(10,555)	(4,055)	(5,039)	(1,694)	-
Net income (loss)	(1,836)	(20,773)	(1,068)	(9,684)	(27,384)	(5,654)	(1,592)
Balance at December 31, 2022	$111,561	$574,168	$91,278	$130,572	$553,575	$180,868	$(1,167)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Reginald	Reynolds	Ribbonwalk	Richardson	Ridge	Ritter	River

Balance at January 1, 2022	$-	$-	$(3,121)	$-	$(522)	$-	$(2,177)
Issuance of membership units, net of issuance costs	464,881	454,569	116,972	341,276	88,030	536,706	108,634
Deemed contribution from Manager	4,425	425	1,445	1,834	1,445	(575)	1,445
Distributions	(9,056)	(7,876)	(4,721)	(4,906)	(5,642)	(9,292)	(7,017)
Net income (loss)	(34,013)	(10,567)	(19,691)	(9,721)	239	(20,160)	57
Balance at December 31, 2022	$426,237	$436,550	$90,883	$328,483	$83,550	$506,679	$100,942

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Riverwalk	Rooney	Roseberry	Rosewood	Roxy	Saddlebred	Saint

Balance at January 1, 2022	$-	$-	$116,448	$-	$-	$(3,195)	$-
Issuance of membership units, net of issuance costs	420,449	133,516	-	101,990	122,171	169,337	126,543
Deemed contribution from Manager	425	1,445	1,170	824	1,573	10,958	625
Distributions	(8,196)	(6,411)	(9,511)	(2,568)	(3,016)	(8,117)	(5,915)
Net income (loss)	(10,030)	(21,208)	935	(16,531)	(18,994)	(25,378)	(922)
Balance at December 31, 2022	$402,648	$107,342	$109,042	$83,715	$101,734	$143,605	$120,330

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Salem	Saturn	Scepter	Sequoyah	Shallowford	Shoreline	Sigma

Balance at January 1, 2022	$119,345	$(1,961)	$-	$-	$-	$108,054	$-
Issuance of membership units, net of issuance costs	(700)	88,100	98,434	149,466	216,425	(2,100)	138,010
Deemed contribution from Manager	1,170	2,741	1,445	425	425	1,170	1,920
Distributions	(10,810)	(3,555)	(4,346)	-	(1,949)	(8,397)	(6,503)
Net income (loss)	629	(9,196)	(12,298)	(2,991)	(14,451)	(1,511)	(11,053)
Balance at December 31, 2022	$109,633	$76,128	$83,236	$146,901	$200,450	$97,216	$122,373

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Soapstone	Sodalis	Spencer	Splash	Spring	Stonebriar	Sugar

Balance at January 1, 2022	$94,556	$-	$116,356	$99,672	$-	$-	$(2,903)
Issuance of membership units, net of issuance costs	-	310,542	(500)	(100)	265,650	80,622	127,779
Deemed contribution from Manager	1,170	425	1,170	1,170	625	734	1,445
Distributions	(8,002)	(5,383)	(9,415)	(9,175)	(4,894)	(2,347)	(5,588)
Net income (loss)	(2,918)	(13,988)	(862)	260	(7,529)	(12,572)	(5,684)
Balance at December 31, 2022	$84,806	$291,596	$106,749	$91,827	$253,852	$66,437	$115,048

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Summerset	Sundance	Sunnyside	Swift	Taylor	Terracotta	Tulip

Balance at January 1, 2022	$97,623	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of issuance costs	(2,000)	187,592	-	365,041	141,954	118,438	118,471
Deemed contribution from Manager	1,170	425	425	1,295	2,857	7,024	718
Distributions	(7,551)	(1,692)	-	(10,680)	(956)	(5,026)	(5,326)
Net income (loss)	(4,529)	(2,229)	(1,325)	(5,561)	(5,144)	(7,344)	(16,422)
Balance at December 31, 2022	$84,713	$184,096	$(900)	$350,095	$138,711	$113,091	$97,441

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Tuscan	Tuscarora	Tuxford	Vernon	Walton	Wave	Weldon

Balance at January 1, 2022	$149,360	$-	$-	$-	$-	$-	$(1,999)
Issuance of membership units, net of issuance costs	(1,000)	-	102,364	97,709	320,210	120,842	86,439
Deemed contribution from Manager	1,170	425	974	1,920	425	3,724	3,986
Distributions	(13,530)	-	(5,428)	(5,688)	(5,548)	(6,152)	(3,488)
Net income (loss)	(4,136)	(1,325)	(18,975)	(11,215)	(25,017)	(19,308)	(12,325)
Balance at December 31, 2022	$131,864	$(900)	$78,935	$82,726	$290,069	$99,105	$72,614

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Wellington	Wentworth	Wescott	Westchester	Wildwood	Willow	Wilson

Balance at January 1, 2022	$-	$94,728	$-	$(293)	$-	$-	$-
Issuance of membership units, net of issuance costs	436,433	(2,000)	157,315	159,639	131,948	314,821	415,235
Deemed contribution from Manager	3,339	1,170	879	1,445	1,166	425	425
Distributions	(3,775)	(9,354)	(3,751)	(9,432)	(3,440)	(5,791)	(7,635)
Net income (loss)	(10,053)	(554)	(15,683)	(322)	(9,544)	(5,268)	(7,484)
Balance at December 31, 2022	$425,944	$83,990	$138,760	$151,038	$120,130	$304,187	$400,541

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2022

	Windsor	Winston	Wisteria	Consolidated

Balance at January 1, 2022	$134,771	$-	$-	$2,868,792
Issuance of membership units, net of issuance costs	(1,900)	353,138	107,963	38,913,961
Deemed contribution from Manager	1,170	2,840	1,883	315,724
Distributions	(10,610)	(3,053)	(3,239)	(1,160,635)
Net income (loss)	1,257	(1,255)	(4,333)	(1,970,798)
Balance at December 31, 2022	$124,688	$351,670	$102,274	$38,967,044

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	101,646	92,325	91,723	125,653	98,731	109,673	103,702
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)
Net income (loss)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)
Balance at December 31, 2021	$99,751	$91,091	$89,155	$122,827	$96,504	$102,846	$100,140

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	126,727	105,543	121,725	97,020	102,238	152,484	95,648
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(2,088)	(3,812)	(2,007)	(2,701)	(1,679)	(2,483)	(563)
Net income (loss)	(964)	-	(373)	237	(887)	(641)	(357)
Balance at December 31, 2021	$123,675	$101,731	$119,345	$94,556	$99,672	$149,360	$94,728

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	McLovin

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	-
Deemed contribution from Manager	4,516	-	5,004	4,003	7,063	5,715	-
Distributions	-	-	-	-	-	-	-
Net income (loss)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)	-
Balance at December 31, 2021	$-	$-	$-	$-	$-	$(3,140)	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	107,245	-
Deemed contribution from Manager	6,512	-	5,476	5,067	-	5,130	-
Distributions	-	-	-	-	-	(1,775)	-
Net income (loss)	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)
Balance at December 31, 2021	$(2,919)	$-	$(3,195)	$-	$(3,480)	$105,219	$(1,756)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	4,919	4,033	4,402	4,071
Distributions	-	-	-	-	-	-	-
Net income (loss)	(160)	(1,942)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)
Balance at December 31, 2021	$(160)	$(1,942)	$(1,829)	$(8,340)	$(6,829)	$(3,121)	$(1,961)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	91,274	80,558	-	-	-
Deemed contribution from Manager	-	-	4,759	-	-	-	-
Distributions	-	-	(551)	(478)	-	-	-
Net income (loss)	-	(1,999)	(5,352)	(2,554)	(338)	-	(2,591)
Balance at December 31, 2021	$-	$(1,999)	$90,129	$77,526	$(338)	$-	$(2,591)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	78,026	-	75,104	-	-	-
Deemed contribution from Manager	-	4,556	-	-	4,496	-	7,441
Distributions	-	(924)	-	(430)	-	-	-
Net income (loss)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)
Balance at December 31, 2021	$(1,519)	$75,690	$-	$74,600	$(1,624)	$(861)	$(9,426)

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	132,787	113,291	144,232	-	-	74,894	-
Deemed contribution from Manager	10,439	4,917	4,115	-	-	4,172	-
Distributions	(1,478)	(1,903)	(849)	-	-	(1,361)	-
Net income (loss)	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Balance at December 31, 2021	$130,068	$111,543	$142,753	$(1,881)	$(2,805)	$73,214	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	127,258	110,732	117,852
Deemed contribution from Manager	-	6,103	-	-	-	7,286	5,195
Distributions	-	-	-	-	(1,464)	(625)	(2,082)
Net income (loss)	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)
Balance at December 31, 2021	$-	$(2,975)	$(522)	$(2,177)	$116,448	$108,054	$116,356

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

January 1, 2021	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	100,535	-	-	136,609	3,015,235
Deemed contribution from Manager	5,490	4,742	-	5,640	4,416	149,676
Distributions	-	(594)	-	-	(786)	(46,735)
Net income (loss)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Balance at December 31, 2021	$(2,904)	$97,623	$-	$(292)	$134,771	$2,868,789

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	100	101	Abbington	Amber	Apollo	Aster	Avebury

Cash flows from operating activities:
Net income (loss)	$(7,243)	$(25,972)	$(26,207)	$(12,044)	$(7,732)	$(13,194)	$(11,286)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	15,482	8,719	6,578	8,416	2,691	2,331	5,993
Amortization	-	-	-	75	68	-	63
Changes in assets and liabilities:
Accounts receivable	3,495	-	4,498	-	-	-	-
Prepaid expenses	-	(781)	-	(4,121)	(3,608)	(1,290)	(3,177)
Due from related party	-	-	-	-	(7,632)	(12,634)	(3,802)
Accrued expenses	15,432	11,020	18,180	4,851	4,629	3,707	4,358
Due to related party	50,119	54,395	36,350	24,630	23,035	35,048	26,162
Net cash provided by (used in) operating activities	77,285	47,381	39,398	21,807	11,451	13,968	18,311
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(669,676)	(690,379)	(522,501)	(131,580)	(86,787)	(165,585)	(119,585)
Net proceeds from the issuance of membership units	646,249	670,066	508,153	121,685	77,271	153,793	106,573
Distributions	(18,981)	(11,611)	(12,698)	(5,190)	(1,912)	(2,079)	(4,164)
Net cash provided by (used in) financing activities	(42,408)	(31,923)	(27,046)	(15,085)	(11,428)	(13,871)	(17,177)
Net change in cash and cash equivalents	34,876	15,458	12,352	6,722	24	97	1,134
Cash at beginning of year	-	-	-	122	-	-	-
Cash at end of year	$34,876	$15,458	$12,352	$6,844	$24	$97	$1,134

Supplemental disclosure of cash flow information:
Cash paid for income taxes		-	-	-	-	-	-
Cash paid for interest	$-	$-	$-	$7,659	$2,068	$2,511	$6,116

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$619,296	$639,380	$482,364	$-	$60,871	$129,329	$89,978
Acquisition of property	$619,296	$639,380	$482,364	$-	$197,371	$256,829	$292,978
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$136,500	$127,500	$203,000
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$14,116	$14,596	$11,081	$2,930	$2,147	$3,885	$3,005
Deemed contribution from Manager	$875	$425	$3,177	$2,898	$980	$2,242	$1,452

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Badminton	Bandelier	Baron	Basil	Bayside	Bazzel	Bedford

Cash flows from operating activities:
Net income (loss)	$790	$(10,402)	$(11,709)	$(933)	$735	$(7,831)	$(2,347)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7,010	8,340	7,777	5,562	7,050	3,254	5,771
Amortization	83	86	-	69	80	-	62
Changes in assets and liabilities:
Accounts receivable	-	2,195	2,895	-	-	60	-
Prepaid expenses	(1,384)	(3,519)	(3,273)	(1,142)	(1,576)	(689)	(3,281)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	4,212	5,856	14,188	2,979	2,059	5,992	4,738
Due to related party	2,802	19,794	37,136	2,673	20,439	21,739	21,467
Net cash provided by (used in) operating activities	13,514	22,350	47,013	9,207	28,787	22,525	26,410
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(129,750)	(615,172)	-	(111,350)	(272,035)	(106,433)
Net proceeds from the issuance of membership units	(400)	125,963	602,898	(1,000)	104,740	268,512	103,855
Distributions	(7,635)	(5,465)	(15,008)	(6,475)	(6,768)	(4,656)	(4,434)
Net cash provided by (used in) financing activities	(8,035)	(9,252)	(27,282)	(7,475)	(13,378)	(8,179)	(7,012)
Net change in cash and cash equivalents	5,479	13,098	19,732	1,732	15,408	14,346	19,399
Cash at beginning of year	10,370	-	-	7,938	3,337	-	-
Cash at end of year	$15,849	$13,098	$19,732	$9,670	$18,745	$14,346	$19,399

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$7,468	$8,786	$-	$6,664	$7,107	$-	$5,779

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$582,719	$-	$-	$249,938	$86,138
Acquisition of property	$-	$-	$582,719	$-	$-	$249,938	$282,138
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-	$196,000
Property improvements advanced from related party	$-	$-	$-	$-	$-	$19,530	$-
Offering expenses	$-	$2,950	$13,062	$-	$2,460	$5,825	$2,463
Deemed contribution from Manager	$1,170	$1,445	$(2,075)	$1,170	$1,445	$425	$1,798

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Belle	Blossom	Bonneau	Brainerd	Braxton	Brennan	Brooklyn

Cash flows from operating activities:
Net income (loss)	$(14,524)	$(4,859)	$(15,332)	$1,052	$(15,293)	$(10,748)	$(2,285)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,035	2,330	3,336	-	2,961	3,634	-
Amortization	-	-	-	-	7	87	-
Changes in assets and liabilities:
Accounts receivable	-	2,765	-	4,190	2,693	319	-
Prepaid expenses	(1,353)	(609)	(746)	(709)	(2,009)	(1,930)	(480)
Due from related party	(10,334)	-	(3,573)	(10,413)	-	-	(8,225)
Accrued expenses	9,636	6,230	10,407	2,810	8,999	2,532	8,467
Due to related party	53,992	19,853	23,768	22,853	35,893	8,812	14,032
Net cash provided by (used in) operating activities	42,451	25,710	17,861	19,783	33,250	2,706	11,509
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(498,960)	(278,125)	(366,521)	(182,563)	(352,203)	-	(106,019)
Net proceeds from the issuance of membership units	465,038	282,987	361,585	171,485	351,796	-	104,628
Distributions	(8,058)	(3,058)	(6,263)	-	(4,941)	-	-
Net cash provided by (used in) financing activities	(41,980)	1,805	(11,200)	(11,078)	(5,348)	-	(1,391)
Net change in cash and cash equivalents	471	27,514	6,661	8,705	27,902	2,706	10,118
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$471	$27,514	$6,661	$8,705	$27,902	$2,706	$10,118

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$-	$-	$2,492	$5,738	$5,378	$1,262

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$443,084	$256,307	$337,652	$147,405	$325,717	$70,919	$83,594
Acquisition of property	$443,084	$256,307	$337,652	$292,405	$325,717	$228,419	$166,594
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$145,000	$-	$157,500	$83,000
Property improvements advanced from related party	$-	$-	$5,330	$-	$-	$-	$6,328
Offering expenses	$10,082	$6,135	$7,841	$4,163	$7,603	$-	$2,519
Deemed contribution from Manager	$3,837	$455	$425	$425	$3,132	$425	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Burlington	Butter	Camino	Campbell	Centennial	Chaparral	Chattahoochee

Cash flows from operating activities:
Net income (loss)	$(13,342)	$(15,187)	$(3,679)	$(22,596)	$(4,253)	$(2,619)	$(54,559)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,916	10,379	3,037	3,554	7,835	5,399	3,840
Amortization	-	91	-	-	88	158	-
Changes in assets and liabilities:
Accounts receivable	3,395	-	-	-	-	-	-
Prepaid expenses	(4,442)	(2,501)	(348)	-	(2,201)	331	-
Due from related party	-	-	(2,423)	-	-	-	-
Accrued expenses	13,447	7,053	5,411	3,346	5,028	4,243	878
Due to related party	58,320	24,054	24,147	16,148	4,074	5,023	49,841
Net cash provided by (used in) operating activities	66,294	23,889	26,145	451	10,570	12,534	-
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(705,121)	(141,040)	(288,776)	-	-	-	-
Net proceeds from the issuance of membership units	673,521	137,859	287,061	-	-	-	-
Distributions	(16,980)	(8,376)	(5,896)	-	(7,098)	(9,117)	-
Net cash provided by (used in) financing activities	(48,580)	(11,556)	(7,611)	-	(7,098)	(9,117)	-
Net change in cash and cash equivalents	17,715	12,333	18,534	451	3,472	3,417	-
Cash at beginning of year	-	-	-	-	9,856	13,754	-
Cash at end of year	$17,715	$12,333	$18,534	$451	$13,328	$17,171	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$9,412	$-	$-	$8,144	$4,110	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$653,831	$-	$267,245	$312,740	$-	$93,190	$-
Acquisition of property	$653,831	$-	$267,245	$312,740	$-	$197,500	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$104,310	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$14,881	$3,220	$6,206	$-	$-	$-	$-
Deemed contribution from Manager	$(3,075)	$1,920	$2,765	$3,161	$1,170	$1,170	$3,382

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Chelsea	Chester	Chickamauga	Chitwood	Clover	Coatbridge	Collier

Cash flows from operating activities:
Net income (loss)	$(10,553)	$(9,349)	$2,624	$(10,125)	$(4,811)	$836	$(14,541)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,351	2,547	-	4,379	3,664	7,460	4,066
Amortization	66	-	-	-	-	84	-
Changes in assets and liabilities:
Accounts receivable	-	2,268	4,590	4,590	-	619	4,390
Prepaid expenses	(5,973)	(4,850)	(1,073)	-	(642)	(2,608)	(734)
Due from related party	(10,475)	(15,615)	-	(7,766)	(7,427)	-	-
Accrued expenses	7,592	5,438	1,489	12,835	7,188	1,788	6,288
Due to related party	37,404	50,954	(7,630)	24,542	36,696	19,354	22,453
Net cash provided by (used in) operating activities	24,411	31,394	-	28,455	34,668	27,532	21,922
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(133,395)	(246,659)	-	(418,283)	(358,769)	(117,610)	(387,468)
Net proceeds from the issuance of membership units	116,417	220,731	-	408,046	352,274	111,730	378,495
Distributions	(4,951)	(1,242)	-	(7,511)	(7,245)	(6,812)	(7,383)
Net cash provided by (used in) financing activities	(21,929)	(27,170)	-	(17,748)	(13,739)	(12,692)	(16,355)
Net change in cash and cash equivalents	2,482	4,224	-	10,706	20,929	14,840	5,567
Cash at beginning of year	-	-	-	-	-	1,460	-
Cash at end of year	$2,482	$4,224	$-	$10,706	$20,929	$16,300	$5,567

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$6,491	$3,594	$-	$-	$-	$7,524	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$94,990	$187,215	$375,173	$385,375	$322,413	$-	$357,769
Acquisition of property	$310,481	$373,215	$375,173	$385,375	$322,413	$-	$357,769
Mortgage payable, net of capitalized loan costs for acquisition of property	$215,492	$186,000	$-	$-	$-	$-	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$3,267	$5,596	$-	$8,843	$7,639	$2,620	$8,218
Deemed contribution from Manager	$1,719	$525	$425	$834	$425	$1,445	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Collinston	Conway	Creekside	Creekwood	Cumberland	Cupcake	Cypress

Cash flows from operating activities:
Net income (loss)	$(18,852)	$(27,664)	$(3,081)	$(5,628)	$(3,013)	$681	$(11,511)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,811	6,276	3,567	2,645	2,706	6,614	3,344
Amortization	59	7	-	-	-	122	-
Changes in assets and liabilities:
Accounts receivable	-	-	1,895	1,616	1,695	-	55
Prepaid expenses	(1,659)	(1,469)	(616)	(4,153)	(1,291)	(2,222)	(5,804)
Due from related party	-	-	(890)	(19,662)	(4,102)	(4,622)	(16,487)
Accrued expenses	2,359	10,975	7,310	4,918	6,300	6,046	6,133
Due to related party	22,178	65,825	21,968	40,386	24,321	7,399	51,267
Net cash provided by (used in) operating activities	9,897	53,949	30,152	20,121	26,615	14,018	26,997
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(92,180)	(744,592)	(338,629)	(191,650)	(322,286)	-	(241,687)
Net proceeds from the issuance of membership units	86,939	723,075	334,142	172,529	319,531	(1,000)	218,631
Distributions	(3,492)	(14,081)	(6,872)	(971)	(5,870)	(9,090)	(2,954)
Net cash provided by (used in) financing activities	(8,733)	(35,598)	(11,359)	(20,092)	(8,625)	(10,090)	(26,010)
Net change in cash and cash equivalents	1,164	18,351	18,793	29	17,990	3,928	987
Cash at beginning of year	-	-	-	-	-	6,540	-
Cash at end of year	$1,164	$18,351	$18,793	$29	$17,990	$10,468	$987

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$4,908	$10,399	$-	$2,930	$-	$5,168	$4,500

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$690,327	$313,287	$146,073	$297,662	$-	$184,442
Acquisition of property	$-	$690,327	$313,287	$290,823	$297,662	$-	$366,942
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$144,750	$-	$-	$182,500
Property improvements advanced from related party	$-	$-	$-	$-	$-	$8,000	$-
Offering expenses	$2,060	$15,662	$7,239	$4,360	$6,906	$-	$5,527
Deemed contribution from Manager	$2,741	$425	$425	$2,244	$3,087	$1,170	$575

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Daisy	Davidson	Dawson	Delta	Dewberry	Diablo	Dogwood

Cash flows from operating activities:
Net income (loss)	$(4,992)	$(14,747)	$(13,483)	$(21,476)	$(1,454)	$(28,142)	$(2,810)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,448	5,818	6,648	7,747	5,225	7,141	2,750
Amortization	-	62	74	75	65	77	-
Changes in assets and liabilities:
Accounts receivable	1,695	-	397	12,225	2,140	1,995	-
Prepaid expenses	(788)	(1,996)	(695)	(4,388)	(1,184)	(3,156)	(657)
Due from related party	(130)	-	-	-	-	-	-
Accrued expenses	5,130	4,124	4,832	10,237	2,761	6,282	5,606
Due to related party	21,126	19,503	12,517	5,948	(1,981)	18,294	21,685
Net cash provided by (used in) operating activities	25,490	12,764	10,289	10,368	5,573	2,491	26,576
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(328,211)	(81,750)	(98,950)	(126,270)	-	(105,670)	(261,812)
Net proceeds from the issuance of membership units	325,660	77,126	93,203	122,469	-	108,210	258,129
Distributions	(5,983)	(3,143)	(5,706)	(6,238)	(6,193)	(5,031)	(4,752)
Net cash provided by (used in) financing activities	(8,534)	(7,767)	(11,454)	(10,039)	(6,193)	(2,491)	(8,436)
Net change in cash and cash equivalents	16,955	4,997	(1,164)	329	(620)	-	18,140
Cash at beginning of year	-	-	4,852	-	5,617	-	-
Cash at end of year	$16,955	$4,997	$3,688	$329	$4,997	$-	$18,140

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$5,283	$6,274	$7,594	$5,205	$7,462	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$303,453	$-	$-	$116,854	$-	$-	$242,125
Acquisition of property	$303,453	$-	$-	$343,654	$-	$-	$242,125
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$226,800	$-	$-	$-
Property improvements advanced from related party	$-	$-	$5,028	$-	$-	$-	$-
Offering expenses	$7,041	$1,850	$2,200	$2,910	$-	$2,890	$5,612
Deemed contribution from Manager	$425	$1,920	$1,445	$5,363	$1,170	$1,920	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Dolittle	Dolly	Dops	Dorchester	Dunbar	Duncan	Eagle

Cash flows from operating activities:
Net income (loss)	$(5,160)	$(24,160)	$(1,325)	$(14,641)	$(19,079)	$(43,501)	$(455)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,443	7,895	-	3,939	4,430	3,689	1,854
Amortization	77	-	-	-	-	-	38
Changes in assets and liabilities:
Accounts receivable	1,000	-	-	3,658	1,895	-	-
Prepaid expenses	(2,122)	(1,173)	(449)	(1,187)	(409)	-	(1,837)
Due from related party	-	-	-	(276)	-	-	(18,590)
Accrued expenses	5,423	10,473	1,468	8,317	6,131	896	3,989
Due to related party	21,737	60,554	305	22,767	24,565	43,509	40,967
Net cash provided by (used in) operating activities	29,397	53,588	-	22,577	17,532	4,592	25,966
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(117,160)	(750,415)	-	(376,315)	(351,537)	-	(186,649)
Net proceeds from the issuance of membership units	112,713	733,443	-	371,042	342,781	-	165,218
Distributions	(6,417)	(12,702)	-	(6,432)	(5,953)	-	(1,854)
Net cash provided by (used in) financing activities	(10,864)	(29,674)	-	(11,705)	(14,709)	-	(23,285)
Net change in cash and cash equivalents	18,533	23,914	-	10,872	2,823	4,592	2,681
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$18,533	$23,914	$-	$10,872	$2,823	$4,592	$2,681

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$7,450	$5,479	$-	$-	$-	$-	$2,945

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$694,829	$205,730	$346,640	$324,859	$-	$136,871
Acquisition of property	$-	$694,829	$205,730	$346,640	$324,859	$-	$271,871
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-	$135,000
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$7,150
Offering expenses	$2,680	$15,885	$-	$8,045	$7,467	$-	$3,708
Deemed contribution from Manager	$1,920	$425	$425	$425	$725	$3,211	$1,296

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Eastfair	Elevation	Elm	Emporia	Ensenada	Falcon	Folly

Cash flows from operating activities:
Net income (loss)	$1,633	$(1,292)	$(3,855)	$(15,012)	$(11,711)	$(1,173)	$(6,624)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,912	7,313	4,600	7,970	13,332	1,237	3,705
Amortization	75	68	52	79	123	29	-
Changes in assets and liabilities:
Accounts receivable	-	4,302	404	-	3,295	-	3,146
Prepaid expenses	(731)	(4,086)	(2,014)	(6,099)	(1,949)	(2,064)	(968)
Due from related party	-	-	-	(6,420)	-	(8,747)	-
Accrued expenses	3,515	5,969	2,011	10,433	6,093	4,322	7,057
Due to related party	2,570	11,933	13,522	34,278	32,208	30,638	13,825
Net cash provided by (used in) operating activities	12,973	24,207	14,721	25,229	41,392	24,241	20,141
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(114,290)	(72,810)	(139,789)	(205,020)	(177,618)	(340,619)
Net proceeds from the issuance of membership units	(1,300)	106,933	69,199	128,705	198,433	163,983	334,672
Distributions	(6,147)	(6,411)	(4,269)	(6,561)	(10,189)	(1,662)	(5,803)
Net cash provided by (used in) financing activities	(7,447)	(13,768)	(7,880)	(17,645)	(16,776)	(15,296)	(11,751)
Net change in cash and cash equivalents	5,526	10,439	6,841	7,584	24,616	8,945	8,390
Cash at beginning of year	10,835	776	477	-	-	-	-
Cash at end of year	$16,361	$11,215	$7,318	$7,584	$24,616	$8,945	$8,390

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$6,434	$7,371	$5,425	$8,122	$14,047	$2,811	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$109,415	$-	$137,106	$313,570
Acquisition of property	$-	$-	$-	$354,415	$-	$272,106	$313,570
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$245,000	$-	$135,000	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$7,000	$8,504
Offering expenses	$-	$2,520	$1,640	$3,629	$4,640	$4,148	$7,259
Deemed contribution from Manager	$1,170	$1,445	$1,445	$6,491	$1,455	$425	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Forest	Gardens	Goose	Grant	Greenhill	Gretal	Grove

Cash flows from operating activities:
Net income (loss)	$(12,310)	$(6,137)	$(1,598)	$(13,357)	$(2,607)	$(9,625)	$(9,824)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	9,646	4,042	1,727	8,902	7,514	2,061	5,219
Amortization	82	44	36	90	75	-	48
Changes in assets and liabilities:
Accounts receivable	2,495	-	-	-	-	-	-
Prepaid expenses	(1,369)	(2,348)	(1,726)	(3,703)	(3,984)	(1,000)	(2,657)
Due from related party	-	-	(8,349)	-	-	-	-
Accrued expenses	2,847	3,285	4,002	7,444	4,841	1,828	5,554
Due to related party	18,168	12,531	28,887	26,050	24,499	40,871	6,570
Net cash provided by (used in) operating activities	19,558	11,418	22,980	25,426	30,338	34,135	4,910
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(147,400)	(103,457)	(165,331)	(139,500)	(124,400)	(482,505)	(87,612)
Net proceeds from the issuance of membership units	141,388	99,841	154,254	138,704	118,705	483,863	86,767
Distributions	(8,304)	(3,823)	(1,905)	(7,799)	(6,744)	-	(2,285)
Net cash provided by (used in) financing activities	(14,316)	(7,439)	(12,982)	(8,595)	(12,440)	1,358	(3,130)
Net change in cash and cash equivalents	5,242	3,979	9,998	16,831	17,898	35,493	1,780
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$5,242	$3,979	$9,998	$16,831	$17,898	$35,493	$1,780

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$9,727	$4,547	$2,744	$9,289	$7,946	$-	$5,119

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$85,783	$127,579	$-	$101,074	$453,805	$69,939
Acquisition of property	$-	$222,283	$253,329	$-	$328,858	$453,805	$227,439
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$136,500	$125,750	$-	$227,784	$-	$157,500
Property improvements advanced from related party	$-	$-	$6,700	$-	$-	$-	$13,000
Offering expenses	$3,260	$2,327	$3,471	$3,285	$2,810	$10,465	$2,102
Deemed contribution from Manager	$1,445	$605	$1,250	$1,620	$3,799	$3,830	$1,326

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Hadden	Hansard	Hansel	Harrison	Henry	Heritage	Heron

Cash flows from operating activities:
Net income (loss)	$(8,703)	$(1,325)	$(15,429)	$(11,330)	$(16,664)	$(17,352)	$(7,302)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,090	-	2,782	4,215	4,926	5,173	5,131
Amortization	56	-	53	-	-	50	50
Changes in assets and liabilities:
Accounts receivable	-	-	-	3,767	2,205	199	-
Prepaid expenses	(2,033)	(1,301)	(2,355)	(4,485)	-	(4,153)	(1,710)
Due from related party	(816)	-	-	(17,417)	-	-	(10,769)
Accrued expenses	3,990	1,325	3,925	7,072	10,560	4,484	5,684
Due to related party	17,947	1,301	33,856	54,662	34,510	38,091	32,486
Net cash provided by (used in) operating activities	15,531	-	22,832	36,484	35,537	26,492	23,570
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(95,579)	-	(231,852)	(297,890)	(447,535)	(116,762)	(127,527)
Net proceeds from the issuance of membership units	95,215	-	238,147	268,825	439,738	105,184	107,381
Distributions	(4,646)	-	(2,137)	(3,976)	(8,564)	(2,656)	(2,863)
Net cash provided by (used in) financing activities	(5,011)	-	4,158	(33,041)	(16,361)	(14,235)	(23,008)
Net change in cash and cash equivalents	10,521	-	26,990	3,443	19,176	12,257	561
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$10,521	$-	$26,990	$3,443	$19,176	$12,257	$561

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$4,705	$-	$3,622	$6,222	$-	$6,184	$4,291

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$78,447	$305,035	$205,999	$231,265	$433,516	$90,356	$88,287
Acquisition of property	$221,947	$305,035	$407,994	$461,265	$433,516	$293,356	$289,187
Mortgage payable, net of capitalized loan costs for acquisition of property	$143,500	$-	$201,995	$230,000	$-	$203,000	$200,900
Property improvements advanced from related party	$-	$-	$-	$-	$-	$5,056	$5,305
Offering expenses	$2,219	$-	$5,342	$6,876	$9,515	$3,022	$3,097
Deemed contribution from Manager	$2,640	$425	$1,716	$1,177	$3,421	$3,552	$963

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Highland	Hines	Holcomb	Holland	Hollandaise	Holloway	Inglewood

Cash flows from operating activities:
Net income (loss)	$(11,292)	$(8,957)	$(13,187)	$(17,473)	$(19,080)	$385	$(31,800)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,285	3,510	4,874	5,818	7,542	9,344	6,223
Amortization	-	-	-	62	74	99	7
Changes in assets and liabilities:
Accounts receivable	632	1,595	1,800	-	2,045	405	-
Prepaid expenses	(618)	(340)	(445)	(1,870)	(3,942)	(2,015)	(3,254)
Due from related party	(5,772)	-	-	(3,703)	(5,977)	-	-
Accrued expenses	10,035	5,956	9,180	1,360	4,656	5,594	12,027
Due to related party	31,129	18,906	28,092	27,695	21,033	3,214	71,699
Net cash provided by (used in) operating activities	27,400	20,670	30,315	11,890	6,351	17,025	54,902
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(320,849)	(279,041)	(383,110)	(92,470)	(139,282)	-	(738,138)
Net proceeds from the issuance of membership units	299,283	273,784	378,385	85,518	140,374	-	722,252
Distributions	(5,834)	(5,334)	(6,551)	(3,577)	(4,768)	(10,045)	(6,248)
Net cash provided by (used in) financing activities	(27,400)	(10,590)	(11,276)	(10,528)	(3,676)	(10,045)	(22,133)
Net change in cash and cash equivalents	-	10,080	19,039	1,362	2,675	6,980	32,769
Cash at beginning of year	-	-	-	1,110	-	11,032	-
Cash at end of year	$-	$10,080	$19,039	$2,472	$2,675	$18,012	$32,769

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$-	$-	$5,283	$7,177	$9,468	$16,157

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$289,081	$257,400	$357,651	$-	$113,236	$-	$684,581
Acquisition of property	$289,081	$257,400	$357,651	$-	$368,736	$-	$684,581
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$255,500	$-	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$6,486	$5,943	$8,190	$2,070	$3,292	$-	$15,628
Deemed contribution from Manager	$625	$425	$425	$5,481	$9,106	$1,170	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Jack	Jake	Jefferson	Jill	Johnny	June	Jupiter

Cash flows from operating activities:
Net income (loss)	$(9,221)	$(17,141)	$(1,325)	$(8,485)	$(35,466)	$(33,123)	$(13,383)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7,636	8,093	-	3,692	6,704	6,704	5,811
Amortization	73	-	-	-	8	8	60
Changes in assets and liabilities:
Accounts receivable	2,495	3,795	-	3,805	4,503	3,295	-
Prepaid expenses	(5,724)	(882)	(1,262)	(4,356)	(947)	(959)	(2,428)
Due from related party	(3,011)	-	-	(21,589)	(417,430)	(454,717)	-
Accrued expenses	5,418	12,359	1,324	5,026	10,423	14,861	3,045
Due to related party	42,371	37,363	1,262	61,053	462,058	502,724	21,864
Net cash provided by (used in) operating activities	40,038	43,588	-	39,145	29,855	38,794	14,969
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(183,404)	(640,306)	-	(274,875)	(598,358)	(636,278)	(94,240)
Net proceeds from the issuance of membership units	155,481	624,982	-	238,522	615,363	615,163	89,288
Distributions	(4,954)	(10,818)	-	(2,145)	(12,004)	(12,002)	(3,788)
Net cash provided by (used in) financing activities	(32,877)	(26,142)	-	(38,498)	5,001	(33,117)	(8,741)
Net change in cash and cash equivalents	7,161	17,446	-	648	34,856	5,677	6,229
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$7,161	$17,446	$-	$648	$34,856	$5,677	$6,229

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$8,908	$-	$-	$3,927	$24,571	$29,010	$5,985

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$128,290	$593,485	$276,196	$202,552	$126,889	$126,889	$-
Acquisition of property	$417,918	$593,485	$276,196	$403,872	$590,089	$590,089	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$289,629	$-	$-	$201,320	$463,200	$463,200	$-
Property improvements advanced from related party	$6,782	$-	$-	$-	$-	$-	$-
Offering expenses	$4,354	$13,650	$-	$6,027	$13,963	$13,377	$2,110
Deemed contribution from Manager	$1,931	$425	$425	$1,125	$425	$425	$1,445

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Kawana	Kennesaw	Kenny	KerriAnn	Kessler	Kingsley	Kirkwood

Cash flows from operating activities:
Net income (loss)	$(9,206)	$(15,390)	$(20,377)	$(16,760)	$(9,068)	$(1,307)	$(12,116)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,679	4,864	7,895	9,371	3,416	8,580	4,191
Amortization	61	-	-	88	37	97	47
Changes in assets and liabilities:
Accounts receivable	-	-	3,095	-	1,595	440	1,595
Prepaid expenses	(2,293)	(1,002)	(1,173)	(3,295)	(4,125)	(2,371)	(3,171)
Due from related party	(12,893)	-	-	-	(4,308)	-	(1,153)
Accrued expenses	4,310	8,574	10,473	7,402	3,911	5,646	4,948
Due to related party	41,128	40,401	54,113	25,393	28,660	3,519	26,638
Net cash provided by (used in) operating activities	26,785	37,447	54,026	22,199	20,119	14,603	20,978
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(127,894)	(461,384)	(750,415)	(127,220)	(170,494)	-	(112,490)
Net proceeds from the issuance of membership units	107,916	449,665	733,495	124,720	153,981	(650)	95,854
Distributions	(5,970)	(7,798)	(12,700)	(5,404)	(866)	(8,856)	(2,422)
Net cash provided by (used in) financing activities	(25,949)	(19,517)	(29,620)	(7,904)	(17,379)	(9,506)	(19,058)
Net change in cash and cash equivalents	836	17,930	24,406	14,295	2,740	5,097	1,921
Cash at beginning of year	-	-	-	209	-	12,813	-
Cash at end of year	$836	$17,930	$24,406	$14,504	$2,740	$17,910	$1,921

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$6,028	$-	$5,479	$8,542	$37	$9,212	$6,051

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$85,121	$428,008	$694,829	$-	$132,072	$-	$81,419
Acquisition of property	$277,621	$428,008	$694,829	$-	$260,572	$-	$263,419
Mortgage payable, net of capitalized loan costs for acquisition of property	$192,500	$-	$-	$-	$128,500	$-	$182,000
Property improvements advanced from related party	$-	$-	$-	$-	$5,526	$-	$-
Offering expenses	$2,994	$9,804	$15,885	$2,930	$3,894	$-	$2,761
Deemed contribution from Manager	$798	$425	$425	$1,445	$2,451	$1,170	$1,115

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Korin	Lallie	Lanier	Lannister	Latte	Lennox	Lierly

Cash flows from operating activities:
Net income (loss)	$(1,733)	$706	$(6,485)	$(16,088)	$(3,815)	$1,372	$(115)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	10,231	6,059	3,738	4,176	5,956	5,864
Amortization	-	105	61	60	-	72	192
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	1,167
Prepaid expenses	(452)	(7,075)	(4,454)	(2,108)	(754)	484	396
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,930	3,808	4,818	4,754	4,292	1,937	4,611
Due to related party	255	3,404	28,311	17,943	32,024	17,757	2,910
Net cash provided by (used in) operating activities	-	11,179	28,309	8,299	35,923	27,577	15,025
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	-	(140,251)	(84,807)	(396,579)	(94,830)	-
Net proceeds from the issuance of membership units	-	(10,200)	140,238	82,845	385,191	89,971	-
Distributions	-	(10,583)	(3,505)	(2,105)	(6,671)	(5,826)	(8,510)
Net cash provided by (used in) financing activities	-	(20,783)	(3,518)	(4,067)	(18,059)	(10,685)	(8,510)
Net change in cash and cash equivalents	-	(9,604)	24,791	4,232	17,864	16,892	6,514
Cash at beginning of year	-	14,420	-	-	-	4,431	15,054
Cash at end of year	$-	$4,816	$24,791	$4,232	$17,864	$21,323	$21,568

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$10,301	$8,209	$3,872	$-	$5,996	$5,160

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$279,972	$-	$116,975	$61,731	$367,463	$-	$83,900
Acquisition of property	$279,972	$-	$380,875	$177,231	$367,463	$-	$215,000
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$263,900	$115,500	$-	$-	$131,100
Property improvements advanced from related party	$-	$-	$-	$6,100	$-	$-	$-
Offering expenses	$-	$-	$3,361	$2,067	$8,352	$2,120	$-
Deemed contribution from Manager	$425	$1,170	$1,311	$850	$425	$1,445	$1,170

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Lily	Limestone	Litton	Lookout	Loretta	Louise	Lovejoy

Cash flows from operating activities:
Net income (loss)	$(46,728)	$(3,642)	$1,323	$(7,935)	$(11,380)	$(3,803)	$(13,061)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	15,368	8,046	-	4,741	6,272	5,052	6,015
Amortization	103	76	-	-	-	53	70
Changes in assets and liabilities:
Accounts receivable	155	1,881	4,390	1,895	-	-	-
Prepaid expenses	(4,796)	(1,658)	(704)	(522)	(1,469)	(2,510)	(4,116)
Due from related party	-	(9,765)	(11,031)	-	-	-	(4,632)
Accrued expenses	6,829	6,794	2,576	5,929	10,860	2,817	8,197
Due to related party	56,889	26,056	25,312	36,491	56,890	29,450	27,692
Net cash provided by (used in) operating activities	27,820	27,789	21,866	40,599	61,173	31,059	20,165
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(185,540)	(124,390)	(201,136)	(376,264)	(744,592)	(116,697)	(117,250)
Net proceeds from the issuance of membership units	209,494	119,037	190,172	357,135	721,367	113,471	108,167
Distributions	(9,922)	(7,576)	-	(6,289)	(14,073)	(5,558)	(5,643)
Net cash provided by (used in) financing activities	14,032	(12,929)	(10,964)	(25,418)	(37,298)	(8,784)	(14,726)
Net change in cash and cash equivalents	41,852	14,859	10,902	15,181	23,875	22,275	5,439
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$41,852	$14,859	$10,902	$15,181	$23,875	$22,275	$5,439

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$11,168	$6,771	$2,486	$-	$-	$5,693	$7,786

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$162,715	$347,707	$689,928	$95,856	$91,484
Acquisition of property	$-	$-	$322,715	$347,707	$689,928	$277,856	$296,584
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$160,000	$-	$-	$182,000	$205,100
Property improvements advanced from related party	$31,533	$-	$-	$-	$-	$-	$-
Offering expenses	$4,880	$2,770	$4,616	$7,984	$15,662	$2,748	$3,050
Deemed contribution from Manager	$12,318	$1,445	$425	$425	$425	$757	$4,227

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Luna	Lurleen	Madison	Mae	Magnolia	Malbec	Mammoth

Cash flows from operating activities:
Net income (loss)	$1,193	$(2,021)	$(12,753)	$(8,079)	$(15,380)	$640	$(11,586)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,912	173	2,828	4,053	4,729	8,776	6,247
Amortization	75	-	54	-	94	134	63
Changes in assets and liabilities:
Accounts receivable	-	-	-	1,907	140	50	-
Prepaid expenses	(2,457)	(462)	(2,385)	(1,019)	(2,935)	(926)	(3,069)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	4,856	12,181	4,517	8,045	3,992	3,373	4,319
Due to related party	3,671	(9,871)	27,081	25,713	28,707	4,598	22,675
Net cash provided by (used in) operating activities	13,249	-	19,342	30,621	19,348	16,644	18,650
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	-	(127,544)	(378,986)	(108,430)	-	(126,617)
Net proceeds from the issuance of membership units	(650)	-	120,379	381,912	94,984	-	124,064
Distributions	(6,485)	-	(3,425)	(3,719)	(2,390)	(11,305)	(3,106)
Net cash provided by (used in) financing activities	(7,135)	-	(10,590)	(793)	(15,836)	(11,305)	(5,659)
Net change in cash and cash equivalents	6,114	-	8,751	29,828	3,512	5,340	12,991
Cash at beginning of year	9,299	-	-	-	-	13,709	-
Cash at end of year	$15,413	$-	$8,751	$29,828	$3,512	$19,049	$12,991

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$6,434	$1,033	$2,657	$-	$5,973	$8,977	$7,663

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$110,598	$104,860	$356,688	$77,920	$-	$105,608
Acquisition of property	$-	$220,598	$207,360	$356,688	$252,920	$-	$343,608
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$110,000	$102,500	$-	$175,000	$-	$238,000
Property improvements advanced from related party	$-	$10,401	$-	$-	$7,050	$-	$-
Offering expenses	$-	$-	$2,934	$8,266	$2,708	$-	$2,977
Deemed contribution from Manager	$1,170	$425	$914	$3,992	$2,202	$1,170	$1,993

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Marcelo	Marie	Marietta	Matchingham	McGregor	McLovin	Meadow

Cash flows from operating activities:
Net income (loss)	$(9,986)	$(1,325)	$(11,398)	$977	$(14,054)	$(19,065)	$(11,594)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,607	-	3,491	5,825	4,821	12,438	8,820
Amortization	-	-	-	62	-	117	79
Changes in assets and liabilities:
Accounts receivable	3,390	-	2,095	-	1,895	2,995	1,770
Prepaid expenses	(575)	(1,426)	(1,240)	(1,051)	-	(9,795)	(2,869)
Due from related party	-	-	(17,540)	-	-	-	(6,361)
Accrued expenses	6,772	1,321	4,966	5,235	8,581	10,512	4,973
Due to related party	23,042	1,430	37,782	18,571	27,109	31,931	25,230
Net cash provided by (used in) operating activities	25,250	-	18,156	29,618	28,351	29,133	20,048
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(311,032)	-	(194,396)	(82,380)	(328,935)	(191,830)	(143,670)
Net proceeds from the issuance of membership units	312,649	-	181,169	78,848	321,129	188,651	133,621
Distributions	(3,378)	-	(3,681)	(5,209)	(9,136)	(9,675)	(5,313)
Net cash provided by (used in) financing activities	(1,761)	-	(16,908)	(8,741)	(16,942)	(12,854)	(15,362)
Net change in cash and cash equivalents	23,489	-	1,248	20,877	11,409	16,279	4,686
Cash at beginning of year	-	-	-	86	-	-	-
Cash at end of year	$23,489	$-	$1,248	$20,963	$11,409	$16,279	$4,686

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$-	$2,967	$5,260	$-	$13,171	$7,712

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$286,822	$321,473	$153,373	$-	$303,005	$-	$-
Acquisition of property	$286,822	$321,473	$305,485	$-	$303,005	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$152,113	$-	$-	$-	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$6,762	$-	$4,596	$1,900	$7,075	$4,400	$3,180
Deemed contribution from Manager	$539	$425	$4,825	$1,920	$900	$1,930	$2,013

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Mimosa	Mojave	Murphy	Nugget	Odessa	Olive	Oly

Cash flows from operating activities:
Net income (loss)	$(8,652)	$(720)	$(4,268)	$(13,507)	$(30,674)	$1,101	$(10,602)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	983	7,113	8,171	7,694	14,664	6,789	12,533
Amortization	-	133	77	-	119	67	117
Changes in assets and liabilities:
Accounts receivable	847	-	-	2,795	2,795	179	5,690
Prepaid expenses	(381)	(2,307)	(2,352)	-	(6,000)	(2,280)	(5,412)
Due from related party	(14,544)	-	-	-	-	-	-
Accrued expenses	11,606	5,265	6,563	13,760	9,769	1,596	8,700
Due to related party	17,636	10,174	23,250	45,121	34,642	15,518	24,991
Net cash provided by (used in) operating activities	7,494	19,657	31,440	55,862	25,315	22,971	36,018
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(139,433)	-	(114,190)	(606,642)	(195,480)	(124,840)	(192,990)
Net proceeds from the issuance of membership units	133,438	(11,490)	110,084	583,693	187,276	119,519	187,196
Distributions	(1,499)	(9,215)	(6,660)	(14,626)	(8,980)	(7,404)	(9,610)
Net cash provided by (used in) financing activities	(7,494)	(20,705)	(10,765)	(37,575)	(17,183)	(12,726)	(15,404)
Net change in cash and cash equivalents	-	(1,047)	20,675	18,287	8,131	10,245	20,613
Cash at beginning of year	-	6,496	-	-	-	-	-
Cash at end of year	$-	$5,449	$20,675	$18,287	$8,131	$10,245	$20,613

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$3,917	$5,535	$8,109	$-	$13,421	$5,413	$13,196

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$108,719	$-	$-	$564,188	$-	$-	$-
Acquisition of property	$216,219	$-	$-	$564,188	$-	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$107,500	$-	$-	$-	$-	$-	$-
Property improvements advanced from related party	$-	$8,000	$-	$-	$-	$5,044	$-
Offering expenses	$3,353	$-	$2,610	$12,782	$4,410	$2,750	$4,380
Deemed contribution from Manager	$1,809	$1,170	$1,920	$425	$5,604	$1,445	$1,930

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Osprey	Otoro	Patrick	Peanut	Pearl	Pecan	Piedmont

Cash flows from operating activities:
Net income (loss)	$(6,425)	$(16,881)	$(4,486)	$(1,341)	$(291)	$(354)	$(12,267)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,690	7,350	5,772	3,952	7,498	5,725	4,410
Amortization	-	70	66	46	-	68	-
Changes in assets and liabilities:
Accounts receivable	-	8,385	-	-	-	1,600	2,295
Prepaid expenses	(814)	(6,139)	369	(3,129)	(910)	353	(5,844)
Due from related party	-	-	-	(5,742)	-	-	(19,699)
Accrued expenses	10,359	6,765	4,015	2,077	10,823	4,266	6,026
Due to related party	23,871	21,464	5,748	21,447	55,479	1,946	55,173
Net cash provided by (used in) operating activities	31,681	21,013	11,484	17,312	72,599	13,603	30,093
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(381,422)	(157,124)	-	(93,100)	(593,964)	-	(254,871)
Net proceeds from the issuance of membership units	372,152	144,339	-	84,432	570,658	-	229,141
Distributions	(6,461)	(6,006)	(8,369)	(2,975)	(14,924)	(8,660)	(1,289)
Net cash provided by (used in) financing activities	(15,731)	(18,791)	(8,369)	(11,643)	(38,230)	(8,660)	(27,019)
Net change in cash and cash equivalents	15,951	2,223	3,115	5,669	34,369	4,943	3,075
Cash at beginning of year	-	-	10,913	-	-	16,203	-
Cash at end of year	$15,951	$2,223	$14,028	$5,669	$34,369	$21,146	$3,075

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$7,484	$4,170	$3,507	$-	$4,344	$4,003

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$352,002	$121,371	$102,619	$70,385	$549,882	$96,316	$194,474
Acquisition of property	$352,002	$395,771	$210,919	$217,385	$549,882	$209,176	$386,974
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$274,400	$108,300	$147,000	$-	$112,860	$192,500
Property improvements advanced from related party	$6,901	$-	$-	$-	$-	$-	$-
Offering expenses	$8,110	$4,084	$-	$2,266	$12,514	$-	$5,791
Deemed contribution from Manager	$425	$1,390	$1,170	$619	$425	$1,170	$3,966

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Pinot	Pioneer	Plumtree	Point	Quincy	Redondo	Regency

Cash flows from operating activities:
Net income (loss)	$(1,836)	$(20,773)	$(1,068)	$(9,684)	$(27,384)	$(5,654)	$(1,592)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,859	6,537	5,535	6,125	6,262	717	-
Amortization	143	-	164	61	8	-	-
Changes in assets and liabilities:
Accounts receivable	-	-	-	797	4,156	-	-
Prepaid expenses	(910)	-	358	(5,039)	(5,826)	(716)	(1,430)
Due from related party	-	-	-	-	-	(24,718)	-
Accrued expenses	4,341	10,711	5,373	5,361	11,909	8,237	5,170
Due to related party	6,938	46,203	4,053	28,598	(395,344)	45,961	(2,148)
Net cash provided by (used in) operating activities	17,534	42,678	14,416	26,220	(406,219)	23,828	-
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(620,666)	-	(146,511)	(144,038)	(208,203)	-
Net proceeds from the issuance of membership units	(50)	604,334	-	142,218	582,370	187,790	-
Distributions	(11,398)	(9,818)	(10,555)	(4,055)	(5,039)	(1,694)	-
Net cash provided by (used in) financing activities	(11,448)	(26,150)	(10,555)	(8,348)	433,293	(22,106)	-
Net change in cash and cash equivalents	6,086	16,528	3,861	17,871	27,074	1,721	-
Cash at beginning of year	14,131	-	18,569	-	-	-	-
Cash at end of year	$20,217	$16,528	$22,430	$17,871	$27,074	$1,721	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$9,077	$-	$4,376	$8,399	$10,691	$3,536	$534

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$590,263	$91,333	$117,247	$551,071	$158,191	$139,867
Acquisition of property	$-	$590,263	$202,483	$384,997	$551,071	$315,691	$277,367
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$111,150	$267,750	$-	$157,500	$137,500
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$-	$13,116	$-	$3,401	$12,601	$4,753	$-
Deemed contribution from Manager	$1,170	$425	$1,170	$2,094	$3,627	$425	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Reginald	Reynolds	Ribbonwalk	Richardson	Ridge	Ritter	River

Cash flows from operating activities:
Net income (loss)	$(34,013)	$(10,567)	$(19,691)	$(9,721)	$239	$(20,160)	$57
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,396	4,921	8,791	2,876	5,983	6,932	7,323
Amortization	7	-	81	-	72	-	68
Changes in assets and liabilities:
Accounts receivable	2,695	-	-	3,990	-	-	-
Prepaid expenses	(2,924)	(1,034)	(2,339)	(617)	(1,095)	(779)	(1,066)
Due from related party	-	-	-	(1,007)	-	-	-
Accrued expenses	10,395	9,883	6,122	7,371	3,332	9,115	4,992
Due to related party	38,425	33,887	22,542	(244,756)	21,496	41,189	20,734
Net cash provided by (used in) operating activities	18,981	37,090	15,505	(241,863)	30,027	36,297	32,108
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(472,507)	(466,695)	(120,650)	(77,808)	(95,210)	(548,916)	(115,070)
Net proceeds from the issuance of membership units	464,881	454,569	116,972	341,276	88,030	536,706	108,634
Distributions	(9,056)	(7,876)	(4,721)	(4,906)	(5,642)	(9,292)	(7,017)
Net cash provided by (used in) financing activities	(16,682)	(20,003)	(8,399)	258,562	(12,822)	(21,501)	(13,453)
Net change in cash and cash equivalents	2,299	17,087	7,106	16,699	17,205	14,795	18,655
Cash at beginning of year	-	-	-	-	677	-	2,390
Cash at end of year	$2,299	$17,087	$7,106	$16,699	$17,882	$14,795	$21,045

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$7,974	$-	$8,038	$-	$6,024	$-	$7,371

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$438,500	$433,033	$-	$316,409	$-	$508,362	$-
Acquisition of property	$438,500	$433,033	$-	$316,409	$-	$508,362	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Property improvements advanced from related party	$8,200	$-	$-	$-	$-	$-	$-
Offering expenses	$10,077	$9,874	$2,780	$7,376	$2,110	$11,616	$2,550
Deemed contribution from Manager	$4,425	$425	$1,445	$1,834	$1,445	$(575)	$1,445

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Riverwalk	Rooney	Roseberry	Rosewood	Roxy	Saddlebred	Saint

Cash flows from operating activities:
Net income (loss)	$(10,030)	$(21,208)	$935	$(16,531)	$(18,994)	$(25,378)	$(922)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,523	8,844	9,026	4,339	5,226	15,441	6,339
Amortization	-	90	78	48	53	108	72
Changes in assets and liabilities:
Accounts receivable	4,790	2,095	1,630	785	1,995	6,867	3,990
Prepaid expenses	(758)	(2,430)	254	(2,374)	(3,116)	(4,485)	(4,952)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	7,055	4,565	7,155	2,933	3,736	6,447	13,586
Due to related party	24,975	21,689	(1,158)	30,379	19,643	34,887	18,198
Net cash provided by (used in) operating activities	30,554	13,644	17,920	19,578	8,543	33,886	36,309
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(430,804)	(137,700)	-	(117,200)	(125,013)	(173,860)	(130,508)
Net proceeds from the issuance of membership units	420,449	133,516	-	101,990	122,171	169,337	126,543
Distributions	(8,196)	(6,411)	(9,511)	(2,568)	(3,016)	(8,117)	(5,915)
Net cash provided by (used in) financing activities	(18,551)	(10,595)	(9,511)	(17,778)	(5,858)	(12,640)	(9,880)
Net change in cash and cash equivalents	12,003	3,049	8,409	1,800	2,685	21,247	26,429
Cash at beginning of year	-	101	2,749	-	-	-	-
Cash at end of year	$12,003	$3,150	$11,158	$1,800	$2,685	$21,247	$26,429

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$9,290	$9,034	$5,684	$6,861	$11,919	$7,373

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$398,005	$-	$-	$83,722	$107,969	$-	$108,791
Acquisition of property	$398,005	$-	$-	$272,722	$328,469	$-	$320,783
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$189,000	$220,500	$-	$211,992
Property improvements advanced from related party	$-	$-	$-	$-	$-	$17,602	$-
Offering expenses	$9,144	$3,130	$-	$2,908	$2,873	$3,970	$2,958
Deemed contribution from Manager	$425	$1,445	$1,170	$824	$1,573	$10,958	$625

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Salem	Saturn	Scepter	Sequoyah	Shallowford	Shoreline	Sigma

Cash flows from operating activities:
Net income (loss)	$629	$(9,196)	$(12,298)	$(2,991)	$(14,451)	$(1,511)	$(11,053)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,775	6,184	6,475	-	3,317	8,520	10,654
Amortization	137	60	72	-	-	96	92
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	2,739	-	5,049
Prepaid expenses	(761)	(1,873)	(2,088)	(604)	(5,062)	(1,197)	(5,020)
Due from related party	-	-	-	(10,019)	(12,911)	-	-
Accrued expenses	3,237	2,017	3,653	2,927	5,546	5,026	7,895
Due to related party	2,440	19,033	21,555	27,797	48,801	2,955	34,365
Net cash provided by (used in) operating activities	14,456	16,225	17,370	17,111	27,978	13,889	41,981
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(94,250)	(103,500)	(156,131)	(240,609)	-	(144,570)
Net proceeds from the issuance of membership units	(700)	88,100	98,434	149,466	216,425	(2,100)	138,010
Distributions	(10,810)	(3,555)	(4,346)	-	(1,949)	(8,397)	(6,503)
Net cash provided by (used in) financing activities	(11,510)	(9,706)	(9,412)	(6,665)	(26,133)	(10,497)	(13,063)
Net change in cash and cash equivalents	2,946	6,519	7,959	10,446	1,845	3,392	28,918
Cash at beginning of year	13,926	77	-	-	-	8,882	-
Cash at end of year	$16,872	$6,596	$7,959	$10,446	$1,845	$12,274	$28,918

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$9,148	$5,985	$6,786	$2,131	$3,664	$9,079	$8,148

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$125,039	$182,209	$-	$-
Acquisition of property	$-	$-	$-	$249,039	$363,209	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$124,000	$181,000	$-	$-
Property improvements advanced from related party	$-	$6,480	$-	$-	$-	$-	$-
Offering expenses	$-	$2,110	$2,360	$3,621	$5,479	$-	$3,280
Deemed contribution from Manager	$1,170	$2,741	$1,445	$425	$425	$1,170	$1,920

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Soapstone	Sodalis	Spencer	Splash	Spring	Stonebriar	Sugar

Cash flows from operating activities:
Net income (loss)	$(2,918)	$(13,988)	$(862)	$260	$(7,529)	$(12,572)	$(5,684)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,000	3,316	8,313	5,955	2,835	3,252	8,559
Amortization	192	-	90	23	-	39	92
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	415	(468)	(2,196)	439	(535)	(2,171)	(978)
Due from related party	-	(1,382)	-	-	(1,294)	-	-
Accrued expenses	4,764	6,326	5,931	3,408	6,158	3,389	3,436
Due to related party	5,072	23,158	4,499	4,101	22,368	26,632	21,114
Net cash provided by (used in) operating activities	13,524	16,963	15,776	14,187	22,004	18,568	26,538
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(315,780)	-	-	(271,279)	(95,422)	(131,810)
Net proceeds from the issuance of membership units	-	310,542	(500)	(100)	265,650	80,622	127,779
Distributions	(8,002)	(5,383)	(9,415)	(9,175)	(4,894)	(2,347)	(5,588)
Net cash provided by (used in) financing activities	(8,002)	(10,621)	(9,915)	(9,275)	(10,523)	(17,147)	(9,619)
Net change in cash and cash equivalents	5,522	6,342	5,861	4,912	11,480	1,421	16,919
Cash at beginning of year	12,913	-	10,725	12,537	-	-	3,105
Cash at end of year	$18,435	$6,342	$16,586	$17,449	$11,480	$1,421	$20,024

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$5,051	$-	$9,109	$4,665	$-	$4,047	$8,635

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$91,750	$291,842	$-	$-	$249,436	$69,985	$-
Acquisition of property	$220,000	$291,842	$-	$-	$249,436	$204,385	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$128,250	$-	$-	$-	$-	$134,400	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$-	$6,740	$-	$-	$5,769	$2,182	$2,940
Deemed contribution from Manager	$1,170	$425	$1,170	$1,170	$625	$734	$1,445

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Summerset	Sundance	Sunnyside	Swift	Taylor	Terracotta	Tulip

Cash flows from operating activities:
Net income (loss)	$(4,529)	$(2,229)	$(1,325)	$(5,561)	$(5,144)	$(7,344)	$(16,422)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7,010	975	-	6,075	2,994	5,049	5,817
Amortization	80	-	-	-	-	67	60
Changes in assets and liabilities:
Accounts receivable	5,475	4,390	-	-	1,445	2,095	6,285
Prepaid expenses	(1,726)	(695)	(1,091)	-	(1,154)	(4,903)	(3,066)
Due from related party	-	(10,868)	-	-	(15,904)	(3,263)	-
Accrued expenses	4,120	19,720	6,284	9,130	4,326	6,146	5,213
Due to related party	(8,053)	21,738	(3,868)	20,944	33,297	23,612	27,149
Net cash provided by (used in) operating activities	2,378	33,029	-	30,587	19,860	21,459	25,036
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(208,203)	-	(373,703)	(158,291)	(120,996)	(137,410)
Net proceeds from the issuance of membership units	(2,000)	187,592	-	365,041	141,954	118,438	118,471
Distributions	(7,551)	(1,692)	-	(10,680)	(956)	(5,026)	(5,326)
Net cash provided by (used in) financing activities	(9,551)	(22,303)	-	(19,342)	(17,293)	(7,585)	(24,265)
Net change in cash and cash equivalents	(7,173)	10,726	-	11,245	2,567	13,875	771
Cash at beginning of year	8,216	-	-	-	-	-	-
Cash at end of year	$1,043	$10,726	$-	$11,245	$2,567	$13,875	$771

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$7,107	$4,522	$-	$-	$3,043	$7,136	$7,380

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$160,215	$227,882	$346,375	$116,443	$97,798	$98,059
Acquisition of property	$-	$317,715	$227,882	$346,375	$231,443	$320,398	$319,959
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$157,500	$-	$-	$115,000	$222,600	$221,900
Property improvements advanced from related party	$-	$7,575	$-	$5,641	$5,354	$-	$-
Offering expenses	$-	$4,753	$-	$7,913	$3,577	$2,796	$3,328
Deemed contribution from Manager	$1,170	$425	$425	$1,295	$2,857	$7,024	$718

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Tuscan	Tuscarora	Tuxford	Vernon	Walton	Wave	Weldon

Cash flows from operating activities:
Net income (loss)	$(4,136)	$(1,325)	$(18,975)	$(11,215)	$(25,017)	$(19,308)	$(12,325)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,879	-	5,402	7,238	3,436	6,921	5,811
Amortization	28	-	58	70	8	68	59
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	613	(1,347)	(11,904)	(2,037)	(2,753)	(3,901)	(1,820)
Due from related party	-	-	-	-	(225,165)	-	-
Accrued expenses	6,071	3,188	8,917	4,240	10,571	4,622	4,347
Due to related party	6,242	(515)	42,622	17,286	251,042	22,984	23,288
Net cash provided by (used in) operating activities	17,696	-	26,120	15,583	12,121	11,385	19,360
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	-	(122,310)	(101,380)	(326,300)	(124,337)	(92,180)
Net proceeds from the issuance of membership units	(1,000)	-	102,364	97,709	320,210	120,842	86,439
Distributions	(13,530)	-	(5,428)	(5,688)	(5,548)	(6,152)	(3,488)
Net cash provided by (used in) financing activities	(14,530)	-	(25,374)	(9,359)	(11,639)	(9,648)	(9,229)
Net change in cash and cash equivalents	3,166	-	746	6,224	483	1,737	10,131
Cash at beginning of year	15,689	-	-	-	-	-	-
Cash at end of year	$18,855	$-	$746	$6,224	$483	$1,737	$10,131

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$6,904	$-	$5,630	$6,529	$11,403	$7,011	$4,908

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$336,505	$85,606	$-	$75,167	$113,362	$-
Acquisition of property	$-	$336,505	$264,106	$-	$302,367	$337,362	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$178,500	$-	$227,200	$224,000	$-
Property improvements advanced from related party	$-	$-	$-	$-	$-	$-	$-
Offering expenses	$-	$-	$2,750	$2,330	$6,940	$2,867	$2,060
Deemed contribution from Manager	$1,170	$425	$974	$1,920	$425	$3,724	$3,986

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Wellington	Wentworth	Wescott	Westchester	Wildwood	Willow	Wilson

Cash flows from operating activities:
Net income (loss)	$(10,053)	$(554)	$(15,683)	$(322)	$(9,544)	$(5,268)	$(7,484)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,708	6,897	3,765	9,374	3,537	2,676	4,788
Amortization	-	92	68	91	66	-	-
Changes in assets and liabilities:
Accounts receivable	-	1,595	1,795	-	1,595	1,695	2,195
Prepaid expenses	(944)	(2,317)	(3,867)	(2,603)	(4,490)	(640)	-
Due from related party	-	(4,057)	-	-	-	(15,295)	(155)
Accrued expenses	9,274	6,799	4,912	6,182	3,431	6,528	8,528
Due to related party	32,904	4,692	27,068	22,790	16,291	39,798	20,423
Net cash provided by (used in) operating activities	34,890	13,148	18,058	35,512	10,885	29,495	28,294
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	(440,008)	-	(169,883)	(166,300)	(130,628)	(337,560)	(417,641)
Net proceeds from the issuance of membership units	436,433	(2,000)	157,315	159,639	131,948	314,821	415,235
Distributions	(3,775)	(9,354)	(3,751)	(9,432)	(3,440)	(5,791)	(7,635)
Net cash provided by (used in) financing activities	(7,350)	(11,354)	(16,319)	(16,093)	(2,120)	(28,530)	(10,040)
Net change in cash and cash equivalents	27,539	1,793	1,739	19,419	8,765	965	18,254
Cash at beginning of year	-	6,607	-	1,483	-	-	-
Cash at end of year	$27,539	$8,400	$1,739	$20,902	$8,765	$965	$18,254

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-	-	-	-
Cash paid for interest	$-	$5,716	$4,609	$8,524	$3,696	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$407,919	$-	$139,868	$-	$112,303	$294,368	$387,321
Acquisition of property	$407,919	$-	$276,118	$-	$222,303	$294,368	$387,321
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$136,250	$-	$110,000	$-	$-
Property improvements advanced from related party	$-	$8,000	$-	$-	$-	$-	$5,795
Offering expenses	$9,438	$-	$4,033	$3,640	$3,008	$6,819	$8,991
Deemed contribution from Manager	$3,339	$1,170	$879	$1,445	$1,166	$425	$425

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Windsor	Winston	Wisteria	Consolidated

Cash flows from operating activities:
Net income (loss)	$1,257	$(1,255)	$(4,333)	$(1,970,798)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	9,618	3,013	5,435	1,096,563
Amortization	101	-	58	8,706
Changes in assets and liabilities:
Accounts receivable	-	2,859	-	245,451
Prepaid expenses	324	(831)	(3,559)	(408,063)
Due from related party	-	(3,239)	-	(1,566,736)
Accrued expenses	6,468	4,601	5,094	1,231,372
Due to related party	1,663	(212,672)	22,298	5,043,746
Net cash provided by (used in) operating activities	19,430	(207,524)	24,992	3,680,241
Cash flows from financing activities:
Repayments of amounts due to related party and related party loans	-	(121,625)	(114,141)	(39,443,670)
Net proceeds from the issuance of membership units	(1,900)	353,138	107,963	38,913,961
Distributions	(10,610)	(3,053)	(3,239)	(1,160,635)
Net cash provided by (used in) financing activities	(12,510)	228,460	(9,417)	(1,690,344)
Net change in cash and cash equivalents	6,920	20,935	15,575	1,989,897
Cash at beginning of year	12,404	-	-	336,890
Cash at end of year	$19,324	$20,935	$15,575	$2,326,787

Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-	-	-
Cash paid for interest	$9,746	$-	$6,737	$943,956

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$331,420	$91,441	$33,819,760
Acquisition of property	$-	$331,420	$298,918	$46,687,130
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$207,477	$12,867,370
Property improvements advanced from related party	$-	$-	$-	$248,913
Offering expenses	$-	$7,635	$2,611	$885,044
Deemed contribution from Manager	$1,170	$2,840	$1,883	$315,724

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan

Cash flows from operating activities:
Net income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294
Amortization	118	20	144	45	22	50	51
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(331)	(1,834)	(396)	(2,090)	(2,109)	(369)	(353)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,883	1,360	3,541	1,199	1,537	2,973	3,134
Due to related party	1,421	-	2,143	5,806	325	2,442	2,845
Net cash provided by (used in) operating activities	8,703	368	10,099	7,127	(249)	6,113	9,509
Cash flows from investing activities:
Property improvements	-	(7,344)	-	-	(7,619)	-	-
Net cash used in investing activities	-	(7,344)	-	-	(7,619)	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	102,732	149,325	129,177	-	159,823	106,569	112,449
Repayments of amounts due to related party	(197,965)	(242,821)	(215,000)	(127,831)	(259,698)	(210,205)	(208,495)
Net proceeds from the issuance of membership units	103,742	107,559	93,614	136,481	114,820	111,951	105,841
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)
Net cash provided by financing activities	5,051	13,517	4,954	6,582	14,364	4,800	6,694
Net change in cash	13,754	6,540	15,053	13,710	6,496	10,913	16,203
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$13,754	$6,540	$15,053	$13,710	$6,496	$10,913	$16,203

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$2,828	$-	$3,554	$3,216	$1,071	$2,936	$3,060

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$197,965	$-	$215,000	$-	$-	$210,205	$208,495
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property	$-	$221,083	$-	$321,568	$236,680	$-	$-
Mortgage payable for acquisition of property	$-	$-	$-	$208,585	$-	$-	$-
Offering expenses	$2,096	$2,183	$1,891	$2,757	$2,320	$2,278	$2,138
Deemed contribution from Manager	$-	$-	$-	$-	$-	$-	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Pinot	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth

Cash flows from operating activities:
Net income (loss)	$(964)	$-	$(373)	$237	$(887)	$(641)	$(357)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,953	4,151	2,925	4,500	1,985	2,960	1,563
Amortization	48	123	46	144	8	9	20
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(1,663)	(358)	(1,796)	(415)	(439)	(613)	(2,843)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,248	3,054	1,246	3,623	2,426	2,818	1,403
Due to related party	6,075	1,134	5,236	2,171	4,636	4,990	2,123
Net cash provided by (used in) operating activities	7,697	8,104	7,284	10,260	7,729	9,523	1,909
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	(7,619)
Net cash used in investing activities	-	-	-	-	-	-	(7,619)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	109,506	-	126,334	-	-	151,968
Repayments of amounts due to related party	(129,115)	(202,950)	(123,823)	(220,000)	(104,304)	(155,216)	(250,394)
Net proceeds from the issuance of membership units	137,638	107,721	132,472	99,020	110,791	163,865	111,306
Distributions	(2,088)	(3,812)	(2,007)	(2,701)	(1,679)	(2,483)	(563)
Net cash provided by financing activities	6,434	10,465	6,642	2,653	4,808	6,166	12,317
Net change in cash	14,131	18,569	13,926	12,913	12,537	15,689	6,607
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$14,131	$18,569	$13,926	$12,913	$12,537	$15,689	$6,607

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,249	$3,013	$3,277	$3,477	$1,252	$1,855	$1,109

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$202,950	$-	$220,000	$-	$-	$-
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property	$324,665	$-	$321,531	$-	$217,520	$324,389	$228,801
Mortgage payable for acquisition of property	$210,740	$-	$212,550	$-	$122,500	$181,480	$-
Offering expenses	$2,785	$2,178	$2,676	$2,000	$2,238	$3,310	$2,251
Deemed contribution from Manager	$-	$-	$-	$-	$-	$-	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily	McLovin

Cash flows from operating activities:
Net income (loss)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,390	-	1,474	1,079	2,222	3,460	-
Amortization	14	-	15	12	21	26	-
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(2,702)	(1,926)	(2,134)	(2,329)	(6,722)	(5,063)	(7,532)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	3,639	436	359	357	3,500	4,186	6,462
Due to related party	2,175	1,490	5,391	4,884	8,042	6,246	1,070
Net cash provided by (used in) operating activities	-	-	101	-	-	-	-
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-
Net change in cash	-		101	-	-	-	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$101	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$1,728	$-	$2,217	$1,640	$3,269	$3,077	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$-	$-	$-	$-	$-	$-
Advance from related party for acquisition of property	$109,314	$96,582	$122,188	$91,501	$182,925	$236,721	$164,940
Acquisition of property	$351,823	$299,193	$372,718	$272,569	$562,214	$538,356	$526,794
Mortgage payable for acquisition of property	$244,930	$207,900	$259,000	$189,000	$392,000	$311,500	$367,500
Offering expenses	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$4,516	$-	$5,004	$4,003	$7,063	$5,715	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston

Cash flows from operating activities:
Net income (loss)	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,666	-	3,659	1,484	701	3,917	484
Amortization	30	-	27	15	6	52	5
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(5,525)	(5,746)	(4,487)	(2,201)	(2,600)	(3,320)	(657)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	5,223	4,956	3,495	453	524	4,908	1,117
Due to related party	6,037	790	5,977	5,316	4,971	3,533	5,057
Net cash provided by (used in) operating activities	-	-	-	-	122	3,708	4,250
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	(4,250)
Net cash used in investing activities	-	-	-	-	-	-	(4,250)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	(109,194)	-
Net proceeds from the issuance of membership units	-	-	-	-	-	117,117	-
Distributions	-	-	-	-	-	(1,775)	-
Net cash provided by financing activities	-	-	-	-	-	6,149	-
Net change in cash	-	-	-	-	122	9,856	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$122	$9,856	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,698	$-	$3,284	$1,771	$696	$5,514	$446

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$-	$-	$-	$-	$-	$-
Advance from related party for acquisition of property	$171,632	$164,486	$153,828	$123,576	$117,636	$112,727	$86,715
Acquisition of property	$537,011	$528,649	$476,606	$374,318	$307,684	$286,675	$212,306
Mortgage payable for acquisition of property	$374,500	$368,200	$332,500	$259,000	$200,830	$190,000	$136,500
Offering expenses	$-	$-	$-	$-	$-	$2,366	$-
Deemed contribution from Manager	$6,512	$-	$5,476	$5,067	$-	$5,130	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Davidson	Holland	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn

Cash flows from operating activities:
Net income (loss)	$(160)	$(1,942)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	485	5	1,562	2,205	1,465	1,988
Amortization	-	5	539	15	20	14	20
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(1,321)	(1,516)	(3,018)	(2,433)	(2,723)	(3,522)	(2,176)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	801	1,054	1,718	543	454	538	1,517
Due to related party	4,000	6,394	6,155	13,781	10,906	9,028	11,240
Net cash provided by (used in) operating activities	3,320	4,480	3,570	209	-	-	6,557
Cash flows from investing activities:
Property improvements	(3,320)	(3,370)	(3,570)	-	-	-	(6,480)
Net cash used in investing activities	(3,320)	(3,370)	(3,570)	-	-	-	(6,480)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-
Net change in cash	-	1,110	-	209	-	-	77
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$1,110	$-	$209	$-	$-	$77

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$480	$544	$1,552	$2,194	$1,557	$2,193

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$74,380	$79,168	$85,736	$129,994	$127,789	$113,824	$97,769
Acquisition of property	$212,508	$212,508	$212,302	$342,713	$322,548	$321,740	$217,312
Mortgage payable for acquisition of property	$147,000	$147,000	$139,750	$238,000	$214,900	$224,000	$139,750
Offering expenses	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$-	$-	$-	$4,919	$4,033	$4,402	$4,071

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Sigma	Weldon	Badminton	Basil	Bayside	Butter	Coatbridge

Cash flows from operating activities:
Net income (loss)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)	$-	$(2,591)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	484	3,505	1,856	587	-	622
Amortization	-	5	48	23	7	-	7
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	(1,336)
Prepaid expenses	(1,172)	(2,803)	(2,241)	(1,385)	(3,463)	(3,525)	(3,039)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	355	1,390	3,658	2,914	2,374	640	2,431
Due to related party	817	6,243	4,845	1,205	4,170	2,885	5,366
Net cash provided by (used in) operating activities	-	3,320	4,463	2,059	3,337	-	1,460
Cash flows from investing activities:
Property improvements	-	(3,320)	-	-	-	-	-
Net cash used in investing activities	-	(3,320)	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	(101,679)	(88,326)	-	-	-
Net proceeds from the issuance of membership units	-	-	108,138	94,684	-	-	-
Distributions	-	-	(551)	(478)	-	-	-
Net cash provided by financing activities	-	-	5,907	5,879	-	-	-
Net change in cash	-	-	10,370	7,938	3,337	-	1,460
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$10,370	$7,938	$3,337	$-	$1,460

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$446	$4,549	$2,052	$646	$-	$683

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$124,144	$89,087	$106,612	$89,793	$100,542	$126,273	$108,861
Acquisition of property	$389,239	$212,306	$256,525	$203,763	$257,613	$380,558	$272,645
Mortgage payable for acquisition of property	$269,500	$136,500	$174,200	$131,625	$165,750	$262,426	$175,500
Offering expenses	$-	$-	$2,205	$1,913	$-	$-	$-
Deemed contribution from Manager	$-	$-	$4,759	$-	$-	$-	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest

Cash flows from operating activities:
Net income (loss)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	519	2,613	-	1,971	3,047	383	4,823
Amortization	6	38	-	25	34	4	41
Changes in assets and liabilities:
Accounts receivable	-	(820)	-	-	(520)	-	-
Prepaid expenses	(2,502)	(1,276)	(2,734)	(2,917)	(5,779)	(1,394)	(3,389)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	1,522	2,614	602	3,525	4,529	747	3,261
Due to related party	6,826	3,250	2,132	2,210	5,585	1,598	12,131
Net cash provided by (used in) operating activities	4,852	451	-	4,740	776	477	-
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	(85,415)	-	(78,645)	-	-	-
Net proceeds from the issuance of membership units	-	91,506	-	85,170	-	-	-
Distributions	-	(924)	-	(430)	-	-	-
Net cash provided by financing activities	-	5,166	-	6,095	-	-	-
Net change in cash	4,852	5,617	-	10,835	776	477	-
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$4,852	$5,617	$-	$10,835	$776	$477	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$570	$2,917	$-	$2,338	$3,353	$4	$4,425

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$95,055	$88,665	$106,585	$82,057	$104,055	$63,076	$144,541
Acquisition of property	$227,548	$191,200	$308,276	$216,325	$266,955	$166,426	$352,764
Mortgage payable for acquisition of property	$146,250	$121,225	$207,577	$150,000	$172,250	$107,250	$227,500
Offering expenses	$-	$1,849	$-	$1,721	$-	$-	$-
Deemed contribution from Manager	$-	$4,556	$-	$-	$4,496	$-	$7,441

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

Cash flows from operating activities:
Net income (loss)	$(11,680)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,672	4,290	5,115	496	670	2,956	-
Amortization	58	56	61	6	6	44	-
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(3,891)	(3,170)	(2,209)	(2,028)	(3,228)	(891)	(3,085)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	2,767	4,860	1,538	1,655	1,031	3,532	858
Due to related party	11,703	4,879	6,030	6,183	4,326	3,194	2,313
Net cash provided by (used in) operating activities	3,629	6,153	5,790	4,431	-	4,344	86
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	(137,280)	(117,019)	(158,164)	-	-	(83,187)	-
Net proceeds from the issuance of membership units	146,162	125,582	167,643	-	-	89,503	-
Distributions	(1,478)	(1,903)	(849)	-	-	(1,361)	-
Net cash provided by financing activities	7,403	6,660	8,630	-	-	4,955	-
Net change in cash	11,032	12,813	14,420	4,431	-	9,299	86
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$11,032	$12,813	$14,420	$4,431	$-	$9,299	$86

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$5,905	$6,372	$6,274	$545	$662	$4,138	$-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$150,884	$121,898	$167,236	$90,280	$100,328	$86,381	$72,992
Acquisition of property	$341,950	$316,825	$373,225	$217,533	$293,758	$216,325	$212,463
Mortgage payable for acquisition of property	$221,000	$215,000	$240,500	$139,750	$203,000	$150,000	$146,364
Offering expenses	$2,957	$2,537	$3,395	$-	$-	$1,814	$-
Deemed contribution from Manager	$10,439	$4,917	$4,115	$-	$-	$4,172	$-

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer

Cash flows from operating activities:
Net income (loss)	$-	$(9,078)	$(522)	$(2,177)	$(9,346)	$(9,339)	$(4,609)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	2,654	499	610	3,009	4,260	4,157
Amortization	-	34	6	6	26	56	53
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-
Prepaid expenses	(2,693)	(1,905)	(2,459)	(2,596)	(4,555)	(2,778)	(2,566)
Due from related party	-	-	-	-	-	-	-
Accrued expenses	602	3,195	1,438	1,858	3,217	3,487	3,912
Due to related party	2,091	5,100	1,715	4,689	3,094	5,858	3,458
Net cash provided by (used in) operating activities	-	-	677	2,390	(4,555)	1,544	4,405
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	(136,088)	(115,188)	(128,981)
Net proceeds from the issuance of membership units	-	-	-	-	144,856	123,151	137,382
Distributions	-	-	-	-	(1,464)	(625)	(2,082)
Net cash provided by financing activities	-	-	-	-	7,304	7,339	6,320
Net change in cash	-	-	677	2,390	2,749	8,882	10,725
Cash at beginning of year	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$677	$2,390	$2,749	$8,882	$10,725

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$2,464	$547	$670	$3,283	$5,530	$4,928

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$96,867	$114,510	$85,086	$104,339	$144,318	$121,046	$132,439
Acquisition of property	$298,312	$232,639	$218,536	$267,638	$329,454	$311,800	$302,685
Mortgage payable for acquisition of property	$207,270	$126,100	$140,400	$172,250	$211,250	$211,900	$195,000
Offering expenses	$-	$-	$-	$-	$2,928	$2,498	$2,775
Deemed contribution from Manager	$-	$6,103	$-	$-	$-	$7,286	$5,195

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series
	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Cash flows from operating activities:
Net income (loss)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,566	3,505	-	3,906	4,008	144,194
Amortization	46	47	-	46	50	2,523
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	(2,676)
Prepaid expenses	(2,790)	(2,265)	(1,333)	(4,448)	(3,574)	(175,345)
Due from related party	-	-	-	-	-	-
Accrued expenses	1,753	2,479	602	3,138	4,203	154,372
Due to related party	8,924	4,748	731	4,773	4,882	311,783
Net cash provided by (used in) operating activities	3,105	1,454	-	1,483	4,101	185,464
Cash flows from investing activities:
Property improvements	-	-	-	-	-	(46,892)
Net cash used in investing activities	-	-	-	-	-	(46,892)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	1,147,882
Repayments of amounts due to related party	-	(110,215)	-	-	(146,249)	(4,243,447)
Net proceeds from the issuance of membership units	-	117,571	-	-	155,338	3,340,621
Distributions	-	(594)	-	-	(786)	(46,735)
Net cash provided by financing activities	-	6,762	-	-	8,303	198,320
Net change in cash	3,105	8,216	-	1,483	12,404	336,892
Cash at beginning of year	-	-	-	-	-	-
Cash at end of year	$3,105	$8,216	$-	$1,483	$12,404	$336,892

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,929	$4,329	$-	$3,879	$4,699	$149,895

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party						$1,254,615
Advance from related party for acquisition of property	$126,358	$115,498	$85,103	$150,814	$151,602	$6,290,755
Acquisition of property	$312,735	$256,526	$263,973	$342,791	$352,000	$18,848,089
Mortgage payable for acquisition of property	$201,500	$165,750	$181,837	$198,900	$227,500	$12,022,439
Offering expenses	$-	$2,377	$-	$-	$3,144	$67,580
Deemed contribution from Manager	$5,490	$4,742	$-	$5,640	$4,416	$149,676

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (“Arrived Homes”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Arrived Homes, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series,” that Arrived Holdings, Inc. (the “manager”) established. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The following list represents each Arrived Homes, LLC’s Series and each Series’ wholly-owned limited liability company (“LLC”), which was used to acquire the Series’ single family rental property, along with the date the Series was formed and the date that the Series’ LLC acquired the single family rental as of December 31, 2022 and 2021.

Series	Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
100	Arrived Homes Series 100	Arrived TN 100, LLC	4/11/2022	4/29/2022
101	Arrived Homes Series 101	Arrived TN 101, LLC	5/10/2022	5/31/2022
Abbington	Arrived Homes Series Abbington	Arrived TN Abbington, LLC	5/4/2022	5/12/2022
Amber	Arrived Homes Series Amber	Arrived NC Amber, LLC	9/3/2021	9/30/2021
Apollo	Arrived Homes Series Apollo	Arrived Homes Series Apollo, a series of Arrived Homes, LLC	4/14/2022	5/6/2022
Aster	Arrived Homes Series Aster	Arrived AR Aster, LLC	6/15/2022	7/11/2022
Avebury	Arrived Homes Series Avebury	Arrived AL Avebury, LLC	2/4/2022	2/23/2022
Badminton	Arrived Homes Series Badminton	Arrived SC Badminton, LLC	5/21/2021	6/18/2021
Bandelier	Arrived Homes Series Bandelier	Arrived AZ Bandelier, LLC	9/16/2021	10/27/2021
Baron	Arrived Homes Series Baron	Arrived CO Baron, LLC	4/29/2022	5/10/2022
Basil	Arrived Homes Series Basil	Arrived SC Basil, LLC	6/1/2022	6/25/2021
Bayside	Arrived Homes Series Bayside	Arrived SC Bayside, LLC	6/15/2022	7/16/2021
Bazzel	Arrived Homes Series Bazzel	Arrived SC Bazzel, LLC	5/12/2022	6/10/2022
Bedford	Arrived Homes Series Bedford	Arrived SC Bedford, LLC	12/28/2021	2/28/2022
Belle	Arrived Homes Series Belle	Arrived Homes Series Belle, a series of Arrived Homes, LLC	5/31/2022	6/10/2022
Blossom	Arrived Homes Series Blossom	Arrived AR Blossom, LLC	6/15/2022	7/25/2022
Bonneau	Arrived Homes Series Bonneau	Arrived SC Bonneau, LLC	6//6/2022	7/21/2022
Brainerd	Arrived Homes Series Brainerd	Arrived TN Brainerd, LLC	10/27/2022	11/9/2022
Braxton	Arrived Homes Series Braxton	Arrived KY Braxton, LLC	6/17/2022	7/8/2022
Brennan	Arrived Homes Series Brennan	Arrived AL Brennan, LLC	4/14/2022	4/25/2022
Brooklyn	Arrived Homes Series Brooklyn	Arrived Homes Series Brooklyn, a series of Arrived Homes, LLC	10/27/2022	11/15/2022
Burlington	Arrived Homes Series Burlington	Arrived CO Burlington, LLC	5/3/2022	5/12/2022
Butter	Arrived Homes Series Butter	Arrived SC Butter, LLC	9/1/2021	11/18/2021
Camino	Arrived Homes Series Camino	Arrived Homes Series Camino, a series of Arrived Homes, LLC	6/22/2022	7/8/2022
Campbell	Arrived Homes Series Campbell	Arrived GA Campbell, LLC	6/14/2022	6/22/2022
Centennial	Arrived Homes Series Centennial	Arrived NC Centennial LLC	5/28/2021	6/4/2021
Chaparral	Arrived Homes Series Chaparral	Arrived AR Chaparral, LLC	1/4/2021	1/14/2021
Chattahoochee	Arrived Homes Series Chattahoochee	Arrived GA Chattahoochee, LLC	6/14/2022	6/21/2022
Chelsea	Arrived Homes Series Chelsea	Arrived AL Chelsea, LLC	2/7/2022	2/24/2022
Chester	Arrived Homes Series Chester	Arrived TN Chester, LLC	6/22/2022	7/11/2022
Chickamauga	Arrived Homes Series Chickamauga	Arrived TN Chickamauga, LLC	10/27/2022	11/14/2022
Chitwood	Arrived Homes Series Chitwood	Arrived OH Chitwood, LLC	5/26/2022	6/9/2022
Clover	Arrived Homes Series Clover	Arrived Homes Series Clover, a series of Arrived Homes, LLC	5/24/2022	6/6/2022
Coatbridge	Arrived Homes Series Coatbridge	Arrived SC Coatbridge, LLC	6/15/2021	7/1/2021
Collier	Arrived Homes Series Collier	Arrived TN Collier, LLC	5/31/2022	6/17/2022
Collinston	Arrived Homes Series Collinston	Arrived NC Collinston, LLC	8/11/2021	9/17/2021
Conway	Arrived Homes Series Conway	Arrived TN Conway, LLC	5/31/2022	7/14/2022
Creekside	Arrived Homes Series Creekside	Arrived AR Creekside, LLC	6/15/2022	6/22/2022
Creekwood	Arrived Homes Series Creekwood	Arrived Homes Series Creekwood, a series of Arrived Homes, LLC	6/22/2022	7/11/2022
Cumberland	Arrived Homes Series Cumberland	Arrived TN Cumberland, LLC	6/21/2022	7/6/2022

Series	Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Cupcake	Arrived Homes Series Cupcake	Arrived AR Cupcake LLC	5/23/2021	9/24/2021
Cypress	Arrived Homes Series Cypress	Arrived GA Cypress, LLC	6/22/2022	7/15/2022
Daisy	Arrived Homes Series Daisy	Arrived AR Daisy, LLC	6/15/2022	6/20/2022
Davidson	Arrived Homes Series Davidson	Arrived NC Davidson LLC	7/22/2021	10/1/2021
Dawson	Arrived Homes Series Dawson	Arrived SC Dawson, LLC	6/15/2021	7/6/2021
Delta	Arrived Homes Series Delta	Arrived GA Delta, LLC	12/29/2021	1/26/2022
Dewberry	Arrived Homes Series Dewberry	Arrived SC Dewberry, LLC	5/21/2021	6/29/2021
Diablo	Arrived Homes Series Diablo	Arrived AZ Diablo, LLC	11/29/2021	12/27/2021
Dogwood	Arrived Homes Series Dogwood	Arrived Homes Series Dogwood, a series of Arrived Homes, LLC	5/31/2022	6/6/2022
Dolittle	Arrived Homes Series Dolittle	Arrived SC Dolittle, LLC	9/1/2021	11/10/2021
Dolly	Arrived Homes Series Dolly	Arrived TN Dolly, LLC	6/21/2022	6/24/2022
Dops	Arrived Homes Series Dops	Arrived Homes Series Dops, a Series of Arrived Homes, LLC	11/29/2022	12/15/2022
Dorchester	Arrived Homes Series Dorchester	Arrived SC Dorchester, LLC	5/31/2022	6/10/2022
Dunbar	Arrived Homes Series Dunbar	Arrived TN Dunbar, LLC	5/19/2022	5/31/2022
Duncan	Arrived Homes Series Duncan	Arrived GA Duncan, LLC	6/14/2022	6/21/2022
Eagle	Arrived Homes Series Eagle	Arrived AR Eagle, LLC	6/24/2022	8/5/2022
Eastfair	Arrived Homes Series Eastfair	Arrived SC Eastfair, LLC	5/21/2021	6/9/2021
Elevation	Arrived Homes Series Elevation	Arrived SC Elevation, LLC	7/7/2021	7/21/2021
Elm	Arrived Homes Series Elm	Arrived SC Elm, LLC	6/15/2021	8/16/2021
Emporia	Arrived Homes Series Emporia	Arrived GA Emporia, LLC	1/7/2022	1/27/2022
Ensenada	Arrived Homes Series Ensenada	Arrived CO Ensenada, LLC	9/28/2021	10/15/2021
Falcon	Arrived Homes Series Falcon	Arrived AR Falcon, LLC	6/24/2022	9/9/2022
Folly	Arrived Homes Series Folly	Arrived SC Folly, LLC	5/31/2022	6/8/2022
Forest	Arrived Homes Series Forest	Arrived SC Forest, LLC	6/28/2021	7/26/2021
Gardens	Arrived Homes Series Gardens	Arrived Homes Series Gardens, a series of Arrived Homes, LLC	3/17/2022	3/23/2022
Goose	Arrived Homes Series Goose	Arrived AR Goose, LLC	6/24/2022	8/5/2022
Grant	Arrived Homes Series Grant	Arrived GA Grant, LLC	10/1/2021	10/29/2021
Greenhill	Arrived Homes Series Greenhill	Arrived SC Greenhill, LLC	11/17/2021	1/11/2022
Gretal	Arrived Homes Series Gretal	Arrived TN Gretal, LLC	7/20/2022	9/29/2022
Grove	Arrived Homes Series Grove	Arrived Homes Series Grove, a series of Arrived Homes, LLC	4/20/2023	3/29/2022
Hadden	Arrived Homes Series Hadden	Arrived SC Hadden, LLC	12/29/2021	1/31/2022
Hansard	Arrived Homes Series Hansard	Arrived TN Hansard, LLC	12/9/2022	12/28/2022
Hansel	Arrived Homes Series Hansel	Arrived TN Hansel, LLC	7/20/2022	8/26/2022
Harrison	Arrived Homes Series Harrison	Arrived TN Harrison, LLC	6/22/2022	7/8/2022
Henry	Arrived Homes Series Henry	Arrived GA Henry, LLC	6/6/2022	6/16/2022
Heritage	Arrived Homes Series Heritage	Arrived Homes Series Heritage, a series of Arrived Homes, LLC	4/12/2022	4/13/2022
Heron	Arrived Homes Series Heron	Arrived SC Heron, LLC	6/30/2022	4/22/2022
Highland	Arrived Homes Series Highland	Arrived SC Highland, LLC	6/14/2022	6/24/2022
Hines	Arrived Homes Series Hines	Arrived TN Hines, LLC	5/18/2022	5/27/2022
Holcomb	Arrived Homes Series Holcomb	Arrived Homes Series Holcomb, a series of Arrived Homes, LLC	5/3/2022	5/27/2022
Holland	Arrived Homes Series Holland	Arrived NC Holland LLC	7/22/2021	9/29/2021
Hollandaise	Arrived Homes Series Hollandaise	Arrived TN Hollandaise, LLC	1/20/2022	2/3/2022
Holloway	Arrived Homes Series Holloway	Arrived SC Holloway, LLC	5/21/2021	6/16/2021
Inglewood	Arrived Homes Series Inglewood	Arrived TN Inglewood, LLC	6/22/2022	7/12/2022
Jack	Arrived Homes Series Jack	Arrived TN Jack, LLC	4/26/2022	3/22/2022
Jake	Arrived Homes Series Jake	Arrived CO Jake, LLC	5/10/2022	5/24/2022

Series	Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Jefferson	Arrived Homes Series Jefferson	Arrived TN Jefferson, LLC	12/9/2022	12/28/2022
Jill	Arrived Homes Series Jill	Arrived TN Jill, LLC	5/11/2022	7/27/2022
Johnny	Arrived Homes Series Johnny	Arrived TN Johnny, LLC	5/10/2022	6/15/2022
June	Arrived Homes Series June	Arrived TN June, LLC	5/10/2022	6/15/2022
Jupiter	Arrived Homes Series Jupiter	Arrived NC Jupiter LLC	7/21/2021	9/14/2021
Kawana	Arrived Homes Series Kawana	Arrived AL Kawana, LLC	1/20/2022	2/11/2022
Kennesaw	Arrived Homes Series Kennesaw	Arrived Homes Series Kennesaw, a series of Arrived Homes, LLC	5/18/2022	6/9/2022
Kenny	Arrived Homes Series Kenny	Arrived TN Kenny, LLC	6/21/2022	6/24/2022
KerriAnn	Arrived Homes Series KerriAnn	Arrived NC KerriAnn, LLC	10/4/2021	10/28/2021
Kessler	Arrived Homes Series Kessler	Arrived AR Kessler, LLC	6/15/2022	6/22/2022
Kingsley	Arrived Homes Series Kingsley	Arrived SC Kingsley, LLC	5/21/2021	6/1/2021
Kirkwood	Arrived Homes Series Kirkwood	Arrived TN Kirkwood, LLC	4/10/2022	4/22/2022
Korin	Arrived Homes Series Korin	Arrived AR Korin, LLC	11/8/2022	11/29/2022
Lallie	Arrived Homes Series Lallie	Arrived SC Lallie, LLC	6/1/2021	6/18/2021
Lanier	Arrived Homes Series Lanier	Arrived Homes Series Lanier, a series of Arrived Homes, LLC	1/0/1900	4/8/2022
Lannister	Arrived Homes Series Lannister	Arrived Homes Series Lannister, a series of Arrived Homes, LLC	5/3/2022	5/19/2022
Latte	Arrived Homes Series Latte	Arrived Homes Series Latte, a series of Arrived Homes, LLC	5/18/2022	6/1/2022
Lennox	Arrived Homes Series Lennox	Arrived SC Lennox, LLC	6/15/2021	7/1/2021
Lierly	Arrived Homes Series Lierly	Arrived AR Lierly, LLC	12/15/2020	1/21/2021
Lily	Arrived Homes Series Lily	Arrived CO Lily, LLC	9/2/2021	10/1/2021
Limestone	Arrived Homes Series Limestone	Arrived SC Limestone LLC	7/21/2022	9/23/2021
Litton	Arrived Homes Series Litton	Arrived TN Litton, LLC	10/27/2022	11/14/2022
Lookout	Arrived Homes Series Lookout	Arrived TN Lookout, LLC	5/19/2022	5/31/2022
Loretta	Arrived Homes Series Loretta	Arrived TN Loretta, LLC	5/31/2022	7/15/2022
Louise	Arrived Homes Series Louise	Arrived Homes Series Louise, a series of Arrived Homes, LLC	3/8/2022	3/17/2022
Lovejoy	Arrived Homes Series Lovejoy	Arrived GA Lovejoy, LLC	1/7/2022	2/3/2022
Luna	Arrived Homes Series Luna	Arrived SC Luna, LLC	5/21/2021	6/14/2021
Lurleen	Arrived Homes Series Lurleen	Arrived Homes Series Lurleen, a series of Arrived Homes, LLC	10/27/2022	12/5/2022
Madison	Arrived Homes Series Madison	Arrived Homes Series Madison, a series of Arrived Homes, LLC	12/29/2022	5/6/2022
Mae	Arrived Homes Series Mae	Arrived SC Mae, LLC	6/6/2022	6/22/2022
Magnolia	Arrived Homes Series Magnolia	Arrived GA Magnolia, LLC	4/12/2022	4/26/2022
Malbec	Arrived Homes Series Malbec	Arrived AR Malbec, LLC	4/26/2021	5/13/2021
Mammoth	Arrived Homes Series Mammoth	Arrived Homes Series Mammoth, a series of Arrived Homes, LLC	4/12/2022	3/31/2022
Marcelo	Arrived Homes Series Marcelo	Arrived KY Marcelo, LLC	6/17/2022	7/29/2022
Marie	Arrived Homes Series Marie	Arrived TN Marie, LLC	12/9/2022	12/28/2022
Marietta	Arrived Homes Series Marietta	Arrived SC Marietta, LLC	6/28/2022	6/30/2022
Matchingham	Arrived Homes Series Matchingham	Arrived SC Matchingham, LLC	8/10/2021	10/22/2021
McGregor	Arrived Homes Series McGregor	Arrived TN McGregor, LLC	4/10/2022	4/14/2022
McLovin	Arrived Homes Series McLovin	Arrived CO McLovin, LLC	11/12/2021	12/3/2021
Meadow	Arrived Homes Series Meadow	Arrived NC Meadow, LLC	8/27/2021	9/28/2021
Mimosa	Arrived Homes Series Mimosa	Arrived Homes Series Mimosa, a series of Arrived Homes, LLC	9/2/2022	9/23/2022
Mojave	Arrived Homes Series Mojave	Arrived AR Mojave LLC	5/23/2021	9/24/2021
Murphy	Arrived Homes Series Murphy	Arrived SC Murphy, LLC	9/1/2021	11/10/2021
Nugget	Arrived Homes Series Nugget	Arrived CO Nugget, LLC	4/29/2022	5/20/2022
Odessa	Arrived Homes Series Odessa	Arrived CO Odessa, LLC	9/2/2021	9/30/2021
Olive	Arrived Homes Series Olive	Arrived SC Olive, LLC	6/15/2021	7/27/2021

Series	Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Oly	Arrived Homes Series Oly	Arrived CO Oly, LLC	11/12/2021	11/30/2021
Osprey	Arrived Homes Series Osprey	Arrived SC Osprey, LLC	4/29/2022	6/3/2022
Otoro	Arrived Homes Series Otoro	Arrived GA Otoro, LLC	2/2/2022	3/21/2022
Patrick	Arrived Homes Series Patrick	Arrived AR Patrick, LLC	1/4/2021	2/1/2021
Peanut	Arrived Homes Series Peanut	Arrived Homes Series Peanut, a series of Arrived Homes, LLC	3/8/2022	3/22/2022
Pearl	Arrived Homes Series Pearl	Arrived TN Pearl, LLC	5/2/2022	5/13/2022
Pecan	Arrived Homes Series Pecan	Arrived AR Pecan, LLC	1/4/2021	2/1/2021
Piedmont	Arrived Homes Series Piedmont	Arrived GA Piedmont, LLC	6/22/2022	6/29/2022
Pinot	Arrived Homes Series Pinot	Arrived AR Pinot, LLC	4/26/2021	5/13/2021
Pioneer	Arrived Homes Series Pioneer	Arrived CO Pioneer, LLC	5/17/2022	6/7/2022
Plumtree	Arrived Homes Series Plumtree	Arrived AR Plumtree, LLC	12/15/2020	1/4/2021
Point	Arrived Homes Series Point	Arrived TN Point, LLC	4/26/2022	4/5/2022
Quincy	Arrived Homes Series Quincy	Arrived CO Quincy, LLC	6/23/2022	6/28/2022
Redondo	Arrived Homes Series Redondo	Arrived NM Redondo, LLC	9/26/2022	10/31/2022
Regency	Arrived Homes Series Regency	Arrived OH Regency, LLC	12/1/2022	12/21/2022
Reginald	Arrived Homes Series Reginald	Arrived GA Reginald, LLC	6/29/2022	7/5/2022
Reynolds	Arrived Homes Series Reynolds	Arrived Homes Series Reynolds, a series of Arrived Homes, LLC	5/18/2022	6/2/2022
Ribbonwalk	Arrived Homes Series Ribbonwalk	Arrived NC Ribbonwalk, LLC	9/30/2021	10/28/2021
Richardson	Arrived Homes Series Richardson	Arrived AR Richardson, LLC	6/23/2022	7/8/2022
Ridge	Arrived Homes Series Ridge	Arrived SC Ridge, LLC	6/15/2021	7/9/2021
Ritter	Arrived Homes Series Ritter	Arrived CO Ritter, LLC	5/11/2022	5/27/2022
River	Arrived Homes Series River	Arrived SC River, LLC	6/15/2022	7/30/2021
Riverwalk	Arrived Homes Series Riverwalk	Arrived TN Riverwalk, LLC	5/27/2022	6/13/2022
Rooney	Arrived Homes Series Rooney	Arrived AZ Rooney, LLC	9/13/2021	10/13/2021
Roseberry	Arrived Homes Series Roseberry	Arrived SC Roseberry, LLC	6/15/2021	8/2/2021
Rosewood	Arrived Homes Series Rosewood	Arrived Homes Series Rosewood, a series of Arrived Homes, LLC	4/20/2022	4/18/2022
Roxy	Arrived Homes Series Roxy	Arrived TN Roxy, LLC	4/26/2022	4/7/2022
Saddlebred	Arrived Homes Series Saddlebred	Arrived CO Saddlebred, LLC	9/16/2021	10/1/2021
Saint	Arrived Homes Series Saint	Arrived AZ Saint, LLC	9/27/2021	1/13/2022
Salem	Arrived Homes Series Salem	Arrived AR Salem, LLC	4/26/2021	5/13/2021
Saturn	Arrived Homes Series Saturn	Arrived NC Saturn, LLC	8/11/2021	8/31/2021
Scepter	Arrived Homes Series Scepter	Arrived AZ Scepter, LLC	9/20/2021	10/13/2021
Sequoyah	Arrived Homes Series Sequoyah	Arrived AR Sequoyah, LLC	10/27/2022	11/9/2022
Shallowford	Arrived Homes Series Shallowford	Arrived TN Shallowford, LLC	6/22/2022	7/12/2022
Shoreline	Arrived Homes Series Shoreline	Arrived SC Shoreline, LLC	5/21/2021	6/18/2021
Sigma	Arrived Homes Series Sigma	Arrived NC Sigma, LLC	11/24/2021	12/17/2021
Soapstone	Arrived Homes Series Soapstone	Arrived AR Soapstone, LLC	12/15/2020	10/11/2019
Sodalis	Arrived Homes Series Sodalis	Arrived IN Sodalis, LLC	6/6/2022	6/27/2022
Spencer	Arrived Homes Series Spencer	Arrived SC Spencer, LLC	6/1/2021	6/22/2021
Splash	Arrived Homes Series Splash	Arrived AR Splash, LLC	4/26/2021	5/3/2021
Spring	Arrived Homes Series Spring	Arrived SC Spring, LLC	5/23/2022	6/30/2022
Stonebriar	Arrived Homes Series Stonebriar	Arrived Homes Series Stonebriar, a series of Arrived Homes, LLC	4/20/2022	4/18/2022

Series	Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Sugar	Arrived Homes Series Sugar	Arrived SC Sugar, LLC	6/15/2021	7/7/2021
Summerset	Arrived Homes Series Summerset	Arrived SC Summerset, LLC	6/1/2021	6/21/2021
Sundance	Arrived Homes Series Sundance	Arrived NM Sundance, LLC	9/26/2022	10/14/2022
Sunnyside	Arrived Homes Series Sunnyside	Arrived Homes Series Sunnyside, a series of Arrived Homes, LLC	11/16/2022	12/20/2022
Swift	Arrived Homes Series Swift	Arrived GA Swift, LLC	4/13/2022	4/20/2022
Taylor	Arrived Homes Series Taylor	Arrived Homes Series Taylor, a series of Arrived Homes, LLC	6/14/2022	6/29/2022
Terracotta	Arrived Homes Series Terracotta	Arrived AZ Terracotta, LLC	1/20/2022	2/4/2022
Tulip	Arrived Homes Series Tulip	Arrived Homes Series Tulip, a series of Arrived Homes, LLC	3/8/2022	3/25/2022
Tuscan	Arrived Homes Series Tuscan	Arrived AR Tuscan, LLC	4/26/2021	5/13/2021
Tuscarora	Arrived Homes Series Tuscarora	Arrived NM Tuscarora, LLC	9/26/2022	1/0/1900
Tuxford	Arrived Homes Series Tuxford	Arrived SC Tuxford, LLC	1/20/2022	2/9/2022
Vernon	Arrived Homes Series Vernon	Arrived SC Vernon, LLC	8/10/2021	11/24/2021
Walton	Arrived Homes Series Walton	Arrived AR Walton, LLC	6/10/2022	6/24/2022
Wave	Arrived Homes Series Wave	Arrived GA Wave, LLC	12/29/2021	2/11/2022
Weldon	Arrived Homes Series Weldon	Arrived NC Weldon LLC	7/23/2021	9/17/2021
Wellington	Arrived Homes Series Wellington	Arrived GA Wellington, LLC	6/16/2022	7/7/2022
Wentworth	Arrived Homes Series Wentworth	Arrived AR Wentworth, LLC	4/26/2021	9/24/2021
Wescott	Arrived Homes Series Wescott	Arrived TN Wescott, LLC	4/18/2022	5/12/2022
Westchester	Arrived Homes Series Westchester	Arrived SC Westchester, LLC	6/28/2021	7/15/2021
Wildwood	Arrived Homes Series Wildwood	Arrived TN Wildwood, LLC	4/13/2022	4/25/2022
Willow	Arrived Homes Series Willow	Arrived AR Willow, LLC	6/15/2022	7/13/2022
Wilson	Arrived Homes Series Wilson	Arrived AR Wilson, LLC	6/15/2022	7/1/2022
Windsor	Arrived Homes Series Windsor	Arrived SC Windsor, LLC	6/15/2021	7/22/2021
Winston	Arrived Homes Series Winston	Arrived Homes Series Winston, a series of Arrived Homes, LLC	6/22/2022	7/8/2022
Wisteria	Arrived Homes Series Wisteria	Arrived Homes Series Wisteria, a series of Arrived Homes, LLC	3/8/2022	3/29/2022

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes, LLC and each Series listed in Note 1. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the manager sourcing fees as defined in the offering documents. The manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, and other current liabilities approximate fair values due to the short-term nature of these instruments. The estimated fair value of the Company’s long-term debt approximates the carrying value due to the interest rates on this debt approximating current market interest rates.

Management Fee

For all Series qualified prior to July 12, 2022, the manager received and continues to receive from each such Series an annual asset management fee equal to one percent (1%) of the capital contributions to such Series. For all Series qualified after July 12, 2022, the manager has received and will continue to receive from such Series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for such series, paid out of the series’ net operating rental income on a quarterly basis. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with the organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering), the operations and the acquisition of properties and in connection with third parties providing services to the series. The manager may also receive a portion of the property management fee and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

Property Management Fee

As compensation for the services provided by the property management company, each Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance and prepaid real estate taxes. Accrued expenses includes accrued property taxes, other professional fees, and interest payable on the Series’ mortgage.

Deposits Held by Property Management Companies and Tenant Deposit Liability

The deposits held by property management companies represent funds from tenants’ security deposits that are held by the property management companies classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-15 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the year ended December 31, 2022.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series, the manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the manager may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes rental revenue on a monthly basis when earned.

Comprehensive Income (Loss)

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

Each Arrived Homes series is organized as an LLC for legal purposes and makes a subsequent election with the IRS to be treated as a C corporation for tax purposes, pursuant to subchapter C of the Internal Revenue Code.

Furthermore, each series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT.  A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members as an expense.  Therefore, if a REIT paid out all profit and capital gains to its members it could potentially report no taxable income.  Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REIT’s a deduction for dividends paid.  Since the Series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states.  In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state.    There is no state tax liability for members based on the locations of properties held in the REIT’s.  The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently Issued and Not Yet Adopted Accounting Pronouncements and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted The Company adopted the updates upon inception and the adoption of the standard had no effect on the consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet adopted, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon their ability to continue to generate cash flow from their rental properties and/or obtain financing from the manager. However, there are no assurances that the Company can continue to generate cash flow from their rental properties or that the manager will always be in the position to provide funding when needed.

Additionally, the following Series have filed for eviction in 2022 due to nonpayment: Otoro, Delta, Wave, Summerset, Tulip, and Elevation. Each Series are subject to their municipalities rules and regulations on the processes of evictions. The manager receives updates from the property managers on a monthly basis when reviewing the status of such evictions.

The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following Series for 2022 and 2021, respectively:

December 31, 2022
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
100	$464,472	$154,824	$-	$619,296	$15,482	$603,813
101	479,535	159,845	-	639,380	8,719	630,661
Abbington	361,773	120,591	-	482,364	6,578	475,786
Amber	231,434	76,250	-	307,684	10,520	297,164
Apollo	148,028	49,343	-	197,371	2,691	194,680
Aster	192,736	64,093	-	256,829	2,331	254,498
Avebury	219,734	73,245	-	292,978	5,993	286,985
Badminton	192,775	63,750	-	256,525	10,515	246,010
Bandelier	229,358	122,465	-	351,823	9,730	342,093
Baron	440,147	142,573	-	582,719	7,777	574,943
Basil	153,138	50,625	-	203,763	8,353	195,410
Bayside	193,863	63,750	-	257,613	9,987	247,626
Bazzel	187,453	62,484	19,530	269,468	3,254	266,213
Bedford	211,603	70,534	-	282,138	5,130	277,008
Belle	332,313	110,771	-	443,084	5,035	438,049
Blossom	192,230	64,077	-	256,307	2,330	253,977
Bonneau	253,239	84,413	5,330	342,982	3,336	339,646
Brainerd	219,905	72,500	-	292,405	-	292,405
Braxton	244,842	80,875	-	325,717	2,961	322,755
Brennan	171,314	57,105	-	228,419	3,634	224,785
Brooklyn	125,094	41,500	6,328	172,922	-	172,922
Burlington	490,374	163,458	-	653,831	8,916	644,915
Butter	286,835	93,724	-	380,558	11,244	369,314
Camino	200,434	66,811	-	267,245	3,037	264,208
Campbell	234,555	78,185	-	312,740	3,554	309,186
Centennial	215,425	71,250	-	286,675	11,751	274,924
Chaparral	148,009	49,491	-	197,500	10,588	186,912
Chattahoochee	-	-	-	-	-	-
Chelsea	232,861	77,620	-	310,481	6,351	304,130
Chester	280,215	93,000	-	373,215	2,547	370,667
Chickamauga	282,098	93,075	-	375,173	-	375,173
Chitwood	289,031	96,344	-	385,375	4,379	380,995
Clover	241,810	80,603	-	322,413	3,664	318,749
Coatbridge	205,145	67,500	-	272,645	10,568	262,077
Collier	268,326	89,442	-	357,769	4,066	353,703
Collinston	159,806	52,500	-	212,306	7,264	205,042
Conway	519,077	171,250	-	690,327	6,276	684,051
Creekside	234,815	78,472	-	313,287	3,567	309,720
Creekwood	218,448	72,375	-	290,823	2,645	288,178
Cumberland	223,247	74,416	-	297,662	2,706	294,956
Cupcake	166,444	54,639	8,000	229,083	8,003	221,079
Cypress	275,692	91,250	-	366,942	2,508	364,435
Daisy	227,590	75,863	-	303,453	3,448	300,005
Davidson	160,008	52,500	-	212,508	6,788	205,719
Dawson	171,298	56,250	5,028	232,575	9,243	223,332
Delta	257,741	85,914	-	343,654	7,747	335,907
Dewberry	143,700	47,500	-	191,200	7,838	183,362
Diablo	195,243	103,950	-	299,193	7,141	292,052
Dogwood	182,125	60,000	-	242,125	2,750	239,375
Dolittle	232,183	76,093	-	308,276	9,147	299,130
Dolly	521,147	173,682	-	694,829	7,895	686,935
Dops	154,480	51,250	-	205,730	-	205,730
Dorchester	259,980	86,660	-	346,640	3,939	342,700
Dunbar	243,644	81,215	-	324,859	4,430	320,429
Duncan	-	-	-	-	-	-
Eagle	203,903	67,968	7,150	279,021	1,854	277,167
Eastfair	162,575	53,750	-	216,325	8,868	207,457
Elevation	201,118	65,837	-	266,955	10,361	256,594
Elm	125,176	41,250	-	166,426	6,133	160,293
Emporia	265,811	88,604	-	354,415	7,970	346,445

December 31, 2022
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Ensenada	366,214	196,000	-	562,214	15,554	546,660
Falcon	204,606	67,500	7,000	279,106	1,237	277,868
Folly	235,178	78,393	8,504	322,074	3,705	318,369
Forest	265,264	87,500	-	352,764	14,469	338,295
Gardens	166,712	55,571	-	222,283	4,042	218,241
Goose	189,997	63,332	6,700	260,029	1,727	258,302
Grant	244,818	129,500	-	374,318	10,386	363,931
Greenhill	246,644	82,215	-	328,858	7,514	321,344
Gretal	341,305	112,500	-	453,805	2,061	451,744
Grove	170,579	56,860	13,000	240,439	5,219	235,221
Hadden	166,460	55,487	-	221,947	5,090	216,857
Hansard	229,327	75,709	-	305,035	-	305,035
Hansel	305,996	101,999	-	407,994	2,782	405,213
Harrison	346,265	115,000	-	461,265	4,215	457,051
Henry	325,137	108,379	-	433,516	4,926	428,590
Heritage	220,017	73,339	5,056	298,412	5,173	293,239
Heron	216,890	72,297	5,305	294,492	5,131	289,361
Highland	216,811	72,270	-	289,081	3,285	285,796
Hines	193,050	64,350	-	257,400	3,510	253,890
Holcomb	268,238	89,413	-	357,651	4,874	352,776
Holland	160,008	52,500	-	212,508	7,273	205,234
Hollandaise	276,552	92,184	-	368,736	7,542	361,194
Holloway	256,950	85,000	-	341,950	14,016	327,934
Inglewood	514,831	169,750	-	684,581	6,223	678,357
Jack	313,439	104,480	6,782	424,700	7,636	417,064
Jake	445,114	148,371	-	593,485	8,093	585,392
Jefferson	207,755	68,441	-	276,196	-	276,196
Jill	302,035	101,838	-	403,872	3,692	400,180
Johnny	442,591	147,497	-	590,089	6,704	583,384
June	442,591	147,497	-	590,089	6,704	583,384
Jupiter	159,802	52,500	-	212,302	7,264	205,038
Kawana	208,216	69,405	-	277,621	5,679	271,942
Kennesaw	321,006	107,002	-	428,008	4,864	423,144
Kenny	521,147	173,682	-	694,829	7,895	686,935
KerriAnn	257,713	85,000	-	342,713	10,933	331,779
Kessler	195,429	65,143	5,526	266,098	3,416	262,681
Kingsley	238,075	78,750	-	316,825	12,871	303,954
Kirkwood	197,564	65,855	-	263,419	4,191	259,228
Korin	210,256	69,716	-	279,972	-	279,972
Lallie	280,725	92,500	-	373,225	15,346	357,879
Lanier	285,656	95,219	-	380,875	6,059	374,815
Lannister	132,923	44,308	6,100	183,331	3,738	179,593
Latte	275,597	91,866	-	367,463	4,176	363,287
Lennox	163,783	53,750	-	217,533	8,437	209,096
Lierly	161,250	53,750	-	215,000	11,402	203,598
Lily	380,574	126,250	31,533	538,356	18,828	519,529
Limestone	221,258	72,500	-	293,758	10,057	283,700
Litton	242,715	80,000	-	322,715	-	322,715
Lookout	260,780	86,927	-	347,707	4,741	342,965
Loretta	518,678	171,250	-	689,928	6,272	683,656
Louise	208,392	69,464	-	277,856	5,052	272,804
Lovejoy	222,438	74,146	-	296,584	6,015	290,569
Luna	162,575	53,750	-	216,325	8,868	207,457
Lurleen	165,449	55,150	10,401	230,999	173	230,826
Madison	155,520	51,840	-	207,360	2,828	204,533
Mae	267,516	89,172	-	356,688	4,053	352,635
Magnolia	189,690	63,230	7,050	259,970	4,729	255,241
Malbec	241,344	80,225	-	321,568	14,358	307,210
Mammoth	257,706	85,902	-	343,608	6,247	337,361
Marcelo	215,116	71,705	-	286,822	2,607	284,214

December 31, 2022
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Marie	241,848	79,625	-	321,473	-	321,473
Marietta	228,678	76,807	-	305,485	3,491	301,994
Matchingham	160,191	52,273	-	212,463	6,796	205,667
McGregor	227,254	75,751	-	303,005	4,821	298,184
McLovin	343,044	183,750	-	526,794	12,438	514,356
Meadow	242,548	80,000	-	322,548	11,025	311,523
Mimosa	162,469	53,750	-	216,219	983	215,236
Mojave	178,180	58,500	8,000	244,680	9,117	235,563
Murphy	224,701	73,612	-	298,312	8,852	289,461
Nugget	423,141	141,047	-	564,188	7,694	556,495
Odessa	403,261	133,750	-	537,011	18,330	518,681
Olive	175,139	57,500	5,044	237,683	9,443	228,240
Oly	344,549	184,100	-	528,649	13,577	515,071
Osprey	264,002	88,001	6,901	358,903	4,690	354,213
Otoro	296,828	98,943	-	395,771	7,350	388,421
Patrick	158,368	52,551	-	210,919	11,030	199,889
Peanut	163,038	54,346	-	217,385	3,952	213,432
Pearl	412,412	137,471	-	549,882	7,498	542,384
Pecan	157,052	52,124	-	209,176	10,941	198,235
Piedmont	289,947	97,027	-	386,974	4,410	382,564
Pinot	243,611	81,054	-	324,665	14,494	310,171
Pioneer	446,448	143,816	-	590,263	6,537	583,726
Plumtree	151,745	50,738	-	202,483	11,009	191,474
Point	288,748	96,249	-	384,997	6,125	378,872
Quincy	413,303	137,768	-	551,071	6,262	544,809
Redondo	236,941	78,750	-	315,691	717	314,974
Regency	208,617	68,750	-	277,367	-	277,367
Reginald	329,750	108,750	8,200	446,700	4,396	442,303
Reynolds	324,775	108,258	-	433,033	4,921	428,112
Ribbonwalk	241,740	80,000	-	321,740	10,256	311,484
Richardson	237,659	78,750	-	316,409	2,876	313,533
Ridge	164,536	54,000	-	218,536	8,476	210,060
Ritter	381,271	127,090	-	508,362	6,932	501,430
River	201,388	66,250	-	267,638	10,375	257,264
Riverwalk	298,504	99,501	-	398,005	4,523	393,483
Rooney	243,218	129,500	-	372,718	10,318	362,399
Roseberry	248,204	81,250	-	329,454	12,034	317,420
Rosewood	204,541	68,180	-	272,722	4,339	268,383
Roxy	246,352	82,117	-	328,469	5,226	323,243
Saddlebred	357,856	118,750	17,602	494,208	19,101	475,107
Saint	208,509	112,274	-	320,783	6,339	314,445
Salem	241,306	80,225	-	321,531	14,356	307,174
Saturn	163,562	53,750	6,480	223,792	8,171	215,621
Scepter	178,069	94,500	-	272,569	7,554	265,014
Sequoyah	187,039	62,000	-	249,039	-	249,039
Shallowford	272,709	90,500	-	363,209	3,317	359,892
Shoreline	234,300	77,500	-	311,800	12,070	299,730
Sigma	292,989	96,250	-	389,239	10,654	378,585
Soapstone	165,000	55,000	-	220,000	11,667	208,333
Sodalis	218,882	72,961	-	291,842	3,316	288,526
Spencer	227,685	75,000	-	302,685	12,470	290,215
Splash	163,770	53,750	-	217,520	9,925	207,594
Spring	187,077	62,359	-	249,436	2,835	246,601
Stonebriar	153,288	51,096	-	204,385	3,252	201,133
Sugar	235,235	77,500	-	312,735	12,125	300,610
Summerset	192,776	63,750	-	256,526	10,515	246,010
Sundance	238,965	78,750	7,575	325,290	975	324,315
Sunnyside	171,440	56,443	-	227,882	-	227,882
Swift	259,781	86,594	5,641	352,015	6,075	345,941
Taylor	173,433	58,010	5,354	236,796	2,994	233,803

December 31, 2022
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Terracotta	208,259	112,139	-	320,398	5,049	315,349
Tulip	239,969	79,990	-	319,959	5,817	314,141
Tuscan	244,164	80,225	-	324,389	14,502	309,887
Tuscarora	252,508	83,998	-	336,505	-	336,505
Tuxford	198,079	66,026	-	264,106	5,402	258,704
Vernon	199,031	64,942	-	263,973	7,841	256,133
Walton	226,775	75,592	-	302,367	3,436	298,931
Wave	252,771	84,590	-	337,362	6,921	330,441
Weldon	159,806	52,500	-	212,306	7,264	205,042
Wellington	306,669	101,250	-	407,919	3,708	404,211
Wentworth	172,251	56,550	8,000	236,801	8,841	227,961
Wescott	207,088	69,029	-	276,118	3,765	272,352
Westchester	257,791	85,000	-	342,791	13,280	329,511
Wildwood	166,727	55,576	-	222,303	3,537	218,766
Willow	221,118	73,250	-	294,368	2,676	291,692
Wilson	290,490	96,830	5,795	393,115	4,788	388,328
Windsor	264,500	87,500	-	352,000	13,626	338,374
Winston	248,565	82,855	-	331,420	3,013	328,407
Wisteria	224,188	74,729	-	298,918	5,435	293,483

Consolidated	$48,798,030	$16,705,656	$248,913	$65,752,599	$1,280,287	$64,472,312

December 31, 2021

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Chaparral	$148,009	$49,491	$-	$197,500	$5,189	$192,311
Cupcake	174,063	54,639	-	228,702	1,510	$227,192
Lierly	161,250	53,750	-	215,000	5,538	$209,462
Malbec	241,343	80,225	-	321,568	5,582	$315,986
Mojave	185,799	58,500	-	244,299	1,623	$242,676
Patrick	158,368	52,551	-	210,920	5,259	$205,661
Pecan	157,052	52,124	-	209,176	5,216	$203,960
Pinot	243,611	81,054	-	324,665	5,635	$319,030
Plumtree	151,745	50,738	-	202,483	5,474	$197,009
Salem	241,306	80,225	-	321,531	5,582	$315,949
Soapstone	165,000	55,000	-	220,000	5,667	$214,333
Splash	163,770	53,750	-	217,520	3,970	$213,550
Tuscan	244,164	80,225	-	324,388	5,623	$318,765
Wentworth	179,871	56,550	-	236,421	1,563	$234,858
Bandelier	229,358	122,465	-	351,823	1,390	$350,433
Diablo	195,243	103,950	-	299,193	-	$299,193
Rooney	243,217	129,500	-	372,717	1,474	$371,243
Scepter	178,069	94,500	-	272,569	1,079	$271,490
Ensenada	366,214	196,000	-	562,214	2,222	$559,992
Lily	412,107	126,250	-	538,357	3,460	$534,897
McLovin	343,044	183,750	-	526,794	-	$526,794
Odessa	403,261	133,750	-	537,011	3,666	$533,345
Oly	344,548	184,100	-	528,648	1,044	$527,604
Saddlebred	357,856	118,750	-	476,606	3,659	$472,947
Grant	244,818	129,500	-	374,318	1,484	$372,834
Amber	231,434	76,250	-	307,684	2,104	$305,580
Centennial	215,425	71,250	-	286,675	3,917	$282,758
Collinston	164,056	52,500	-	216,556	1,453	$215,103
Davidson	163,328	52,500	-	215,828	970	$214,858
Holland	163,378	52,500	-	215,878	1,455	$214,423
Jupiter	163,372	52,500	-	215,872	1,453	$214,419
KerriAnn	257,713	85,000	-	342,713	1,562	$341,151
Meadow	242,548	80,000	-	322,548	2,205	$320,343
Ribbonwalk	241,740	80,000	-	321,740	1,465	$320,275
Saturn	170,042	53,750	-	223,792	1,988	$221,804
Sigma	292,989	96,250	-	389,239	-	$389,239
Weldon	163,126	52,500	-	215,626	1,453	$214,173
Badminton	192,775	63,750	-	256,525	3,505	$253,020
Basil	153,137	50,625	-	203,762	2,784	$200,978
Bayside	193,862	63,750	-	257,612	2,937	$254,675
Butter	286,834	93,724	-	380,558	865	$379,693
Coatbridge	205,145	67,500	-	272,645	3,108	$269,537
Dawson	171,297	56,250	-	227,547	2,595	$224,952
Dewberry	143,700	47,500	-	191,200	2,613	$188,587
Dolittle	232,183	76,093	-	308,277	704	$307,573
Eastfair	162,575	53,750	-	216,325	2,956	$213,369

December 31, 2021
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Elevation	201,119	65,837	-	266,955	3,047	$263,908
Elm	125,175	41,250	-	166,425	1,533	$164,892
Forest	265,264	87,500	-	352,764	4,823	$347,941
Holloway	256,950	85,000	-	341,950	4,672	$337,278
Kingsley	238,075	78,750	-	316,825	4,290	$312,535
Lallie	280,725	92,500	-	373,225	5,115	$368,110
Lennox	163,783	53,750	-	217,533	2,482	$215,051
Limestone	221,257	72,500	-	293,757	2,011	$291,746
Luna	162,575	53,750	-	216,325	2,956	$213,369
Matchingham	160,190	52,273	-	212,463	971	$211,492
Murphy	224,701	73,612	-	298,313	681	$297,632
Olive	175,139	57,500	-	232,639	2,654	$229,985
Ridge	164,536	54,000	-	218,536	2,493	$216,043
River	201,388	66,250	-	267,638	3,051	$264,587
Roseberry	248,204	81,250	-	329,454	3,009	$326,445
Shoreline	234,300	77,500	-	311,800	4,260	$307,540
Spencer	227,685	75,000	-	302,685	4,157	$298,528
Sugar	235,235	77,500	-	312,735	3,566	$309,169
Summerset	192,775	63,750	-	256,525	3,505	$253,020
Vernon	199,031	64,942	-	263,973	603	$263,370
Westchester	257,791	85,000	-	342,791	3,906	$338,885
Windsor	264,500	87,500	-	352,000	4,008	$347,992

Consolidated	$14,844,143	$5,306,190	$-	$20,150,333	$192,791	$19,957,542

NOTE 5: MORTGAGE PAYABLE, NET

The Company has mortgages with Arvest Bank, Certain Lending and Arrived Holding Inc. (a related party and manager of the Company). The following is a summary of the mortgages by each Series for 2022 and 2021, respectively:

DECEMBER 31, 2022
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
100	Cash no Lender	$-	Cash	Cash
101	Cash no Lender	-	Cash	Cash
Abbington	Cash no Lender	-	Cash	Cash
Amber	Certain Lending	200,830	Term	30	7	3.875%
Apollo	Certain Lending	136,500	Term	30	7	5.625%
Aster	Certain Lending	127,500	Term	30	7	6.625%
Avebury	Certain Lending	203,000	Term	30	7	3.875%
Badminton	Certain Lending	174,200	Term	30	5	4.625%
Bandelier	Certain Lending	244,930	Term	30	7	3.875%
Baron	Cash no Lender	-	Cash	Cash
Basil	Certain Lending	131,625	Term	30	5	4.625%
Bayside	Certain Lending	165,750	Term	30	7	4.625%
Bazzel	Cash no Lender	-	Cash	Cash
Bedford	Certain Lending	196,000	Term	30	7	3.875%
Belle	Cash no Lender	-	Cash	Cash
Blossom	Cash no Lender	-	Cash	Cash
Bonneau	Cash no Lender	-	Cash	Cash
Brainerd	Arrived Holdings	145,000	Term	30	5
Braxton	Cash no Lender	-	Cash	Cash
Brennan	Certain Lending	157,500	Term	30	7	5.625%
Brooklyn	Arrived Holdings	83,000	Term	30	5
Burlington	Cash no Lender	-	Cash	Cash
Butter	Certain Lending	262,426	Term	30	7	3.875%
Camino	Cash no Lender	-	Cash	Cash
Campbell	Cash no Lender	-	Cash	Cash
Centennial	Certain Lending	190,000	Term	30	5	4.625%
Chaparral	Arvest Bank	104,310	Term	10	5	4.00%
Chattahoochee	Certain Lending	-	Paid Off	30	7	6.625%
Chelsea	Certain Lending	215,492	Term	30	7	3.875%
Chester	Certain Lending	186,000	Term	30	7	6.625%
Chickamauga	Cash no Lender	-	Cash	Cash
Chitwood	Cash no Lender	-	Cash	Cash
Clover	Cash no Lender	-	Cash	Cash
Coatbridge	Certain Lending	175,500	Term	30	5	4.625%
Collier	Cash no Lender	-	Cash	Cash
Collinston	Certain Lending	136,500	Term	30	5	3.875%
Conway	Cash no Lender	-	Cash	Cash
Creekside	Cash no Lender	-	Cash	Cash
Creekwood	Certain Lending	144,750	Term	30	7	6.625%
Cumberland	Cash no Lender	-	Cash	Cash
Cupcake	Certain Lending	152,989	Term	30	7	3.875%
Cypress	Certain Lending	182,500	Term	30	7	6.625%
Daisy	Cash no Lender	-	Cash	Cash
Davidson	Certain Lending	147,000	Term	30	7	3.875%
Dawson	Certain Lending	146,250	Term	30	5	4.625%
Delta	Certain Lending	226,800	Term	30	7	3.875%
Dewberry	Certain Lending	121,225	Term	30	5	4.625%
Diablo	Certain Lending	207,900	Term	30	7	3.875%
Dogwood	Cash no Lender	-	Cash	Cash
Dolittle	Certain Lending	207,577	Term	30	7	3.875%
Dolly	Cash no Lender	-	Cash	Cash
Dops	Cash no Lender	-	Cash	Cash
Dorchester	Cash no Lender	-	Cash	Cash
Dunbar	Cash no Lender	-	Cash	Cash
Duncan	Cash no Lender	-	Cash	Cash
Eagle	Certain Lending	135,500	Term	30	7	6.625%
Eastfair	Certain Lending	150,000	Term	30	5	4.625%
Elevation	Certain Lending	172,250	Term	30	5	4.625%

DECEMBER 31, 2022
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
Elm	Certain Lending	107,250	Term	30	5	4.625%
Emporia	Certain Lending	245,000	Term	30	7	3.875%
Ensenada	Certain Lending	392,000	Term	30	7	3.875%
Falcon	Certain Lending	135,000	Term	30	7	6.625%
Folly	Cash no Lender	-	Cash	Cash
Forest	Certain Lending	227,500	Term	30	5	4.625%
Gardens	Certain Lending	136,500	Term	30	7	4.750%
Goose	Certain Lending	125,750	Term	30	7	6.625%
Grant	Certain Lending	259,000	Term	30	7	3.875%
Greenhill	Certain Lending	227,784	Term	30	7	3.875%
Gretal	Cash no Lender	-	Cash	Cash
Grove	Certain Lending	157,500	Term	30	7	4.750%
Hadden	Certain Lending	143,500	Term	30	7	3.875%
Hansard	Cash no Lender	-	Cash	Cash
Hansel	Certain Lending	201,995	Term	30	7	6.625%
Harrison	Certain Lending	230,000	Term	30	7	6.625%
Henry	Cash no Lender	-	Cash	Cash
Heritage	Certain Lending	203,000	Term	30	7	4.750%
Heron	Certain Lending	200,900	Term	30	7	4.750%
Highland	Cash no Lender	-	Cash	Cash
Hines	Cash no Lender	-	Cash	Cash
Holcomb	Cash no Lender	-	Cash	Cash
Holland	Certain Lending	147,000	Term	30	5	4.625%
Hollandaise	Certain Lending	255,500	Term	30	7	3.875%
Holloway	Certain Lending	221,000	Term	30	5	4.625%
Inglewood	Cash no Lender	-	Cash	Cash
Jack	Certain Lending	289,629	Term	30	7	4.375%
Jake	Cash no Lender	-	Cash	Cash
Jefferson	Cash no Lender	-	Cash	Cash
Jill	Certain Lending	201,320	Term	30	7	6.625%
Johnny	Certain Lending	463,200	Bridge	1	1	11.50%
June	Certain Lending	463,200	Bridge	1	1	11.50%
Jupiter	Certain Lending	139,750	Term	30	5	4.625%
Kawana	Certain Lending	192,500	Term	30	7	3.875%
Kennesaw	Cash no Lender	-	Cash	Cash
Kenny	Cash no Lender	-	Cash	Cash
KerriAnn	Certain Lending	238,000	Term	30	7	3.875%
Kessler	Certain Lending	128,500	Term	30	7	6.625%
Kingsley	Certain Lending	215,000	Term	30	5	4.625%
Kirkwood	Certain Lending	182,000	Term	30	7	4.750%
Korin	Cash no Lender	-	Cash	Cash
Lallie	Certain Lending	240,500	Term	30	5	4.625%
Lanier	Certain Lending	263,900	Term	30	7	4.750%
Lannister	Certain Lending	115,500	Term	30	7	6.125%
Latte	Cash no Lender	-	Cash	Cash
Lennox	Certain Lending	139,750	Term	30	5	4.625%
Lierly	Arvest Bank	131,100	Term	10	5	4.00%
Lily	Certain Lending	311,500	Term	30	7	3.875%
Limestone	Certain Lending	203,000	Term	30	5	3.875%
Litton	Arrived Holdings	160,000	Term	30	5	5.95%
Lookout	Cash no Lender	-	Cash	Cash
Loretta	Cash no Lender	-	Cash	Cash
Louise	Certain Lending	182,000	Term	30	7	4.375%
Lovejoy	Certain Lending	205,100	Term	30	7	3.875%
Luna	Certain Lending	150,000	Term	30	5	4.625%
Lurleen	Arrived Holdings	110,000	Term	30	5	6.990%
Madison	Certain Lending	102,500	Term	30	7	6.00%
Mae	Cash no Lender	-	Cash	Cash

DECEMBER 31, 2022
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
Magnolia	Certain Lending	175,000	Term	30	7	5.625%
Malbec	Certain Lending	208,585	Term	30	5	4.625%
Mammoth	Certain Lending	238,000	Term	30	7	4.750%
Marcelo	Cash no Lender	-	Cash	Cash
Marie	Cash no Lender	-	Cash	Cash
Marietta	Certain Lending	152,113	Term	30	7	6.625%
Matchingham	Certain Lending	146,364	Term	30	7	3.875%
McGregor	Cash no Lender	-	Cash	Cash
McLovin	Certain Lending	367,500	Certain Lending	30	7	3.875%
Meadow	Certain Lending	214,900	Certain Lending	30	7	3.875%
Mimosa	Arrived Holdings	107,500	Term	30	5	6.625%
Mojave	Certain Lending	163,800	Term	30	7	3.875%
Murphy	Certain Lending	207,270	Term	30	7	3.875%
Nugget	Cash no Lender	-	Cash	Cash
Odessa	Certain Lending	374,500	Term	30	7	3.875%
Olive	Certain Lending	126,100	Term	30	5	4.625%
Oly	Certain Lending	368,200	Term	30	7	3.875%
Osprey	Cash no Lender	-	Cash	Cash
Otoro	Certain Lending	274,400	Term	30	7	3.875%
Patrick	Arvest Bank	108,300	Term	10	5	4.00%
Peanut	Certain Lending	147,000	Term	30	7	4.750%
Pearl	Cash no Lender	-	Cash	Cash
Pecan	Arvest Bank	112,860	Term	10	5	4.00%
Piedmont	Certain Lending	192,500	Term	30	7	6.625%
Pinot	Certain Lending	210,740	Term	30	5	4.625%
Pioneer	Cash no Lender	-	Cash	Cash
Plumtree	Arvest Bank	111,150	Term	10	5	4.00%
Point	Certain Lending	267,750	Term	30	7	4.750%
Quincy	Cash no Lender	-	Cash	Cash
Redondo	Arrived Holdings	157,500	Term	30	5	6.625%
Regency	Arrived Holdings	137,500	Term	30	5	6.990%
Reginald	Cash no Lender	-	Cash	Cash
Reynolds	Cash no Lender	-	Cash	Cash
Ribbonwalk	Certain Lending	224,000	Term	30	7	3.875%
Richardson	Cash no Lender	-	Cash	Cash
Ridge	Certain Lending	140,400	Term	30	5	4.625%
Ritter	Cash no Lender	-	Cash	Cash
River	Certain Lending	172,250	Term	30	5	4.625%
Riverwalk	Cash no Lender	-	Cash	Cash
Rooney	Certain Lending	259,000	Term	30	7	3.875%
Roseberry	Certain Lending	211,250	Term	30	5	4.625%
Rosewood	Certain Lending	189,000	Term	30	7	4.750%
Roxy	Certain Lending	220,500	Term	30	7	4.750%
Saddlebred	Certain Lending	332,500	Term	30	5	3.875%
Saint	Certain Lending	211,992	Term	30	7	3.875%
Salem	Certain Lending	212,550	Term	30	5	4.625%
Saturn	Certain Lending	139,750	Term	30	5	4.625%
Scepter	Certain Lending	189,000	Term	30	5	3.875%

DECEMBER 31, 2022
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
Sequoyah	Arrived Holdings	124,000	Term	30	5	6.490%
Shallowford	Certain Lending	181,000	Term	30	7	6.625%
Shoreline	Certain Lending	211,900	Term	30	5	4.625%
Sigma	Certain Lending	269,500	Term	30	7	3.875%
Soapstone	Arvest Bank	128,250	Term	10	5	4.00%
Sodalis	Cash no Lender	-	Cash	Cash
Spencer	Certain Lending	195,000	Term	30	5	4.625%
Splash	Arvest Bank	122,500	Term	10	5	4.00%
Spring	Cash no Lender	-	Cash	Cash
Stonebriar	Certain Lending	134,400	Term	30	7	4.750%
Sugar	Certain Lending	201,500	Term	30	5	4.625%
Summerset	Certain Lending	165,750	Term	30	5	4.625%
Sundance	Arrived Holdings	157,500	Term	30	5	6.625%
Sunnyside	Cash no Lender	-	Cash	Cash
Swift	Cash no Lender	-	Cash	Cash
Taylor	Certain Lending	115,000	Term	30	7	6.625%
Terracotta	Certain Lending	222,600	Term	30	7	3.875%
Tulip	Certain Lending	221,900	Term	30	7	4.750%
Tuscan	Arvest Bank	181,480	Term	10	5	4.00%
Tuscarora	Cash no Lender	-	Cash	Cash
Tuxford	Certain Lending	178,500	Term	30	7	3.875%
Vernon	Certain Lending	181,837	Term	30	7	3.875%
Walton	Certain Lending	227,200	Bridge	1	1	11.50%
Wave	Certain Lending	224,000	Term	30	7	3.875%
Weldon	Certain Lending	136,500	Term	30	5	3.875%
Wellington	Cash no Lender	-	Cash	Cash
Wentworth	Certain Lending	158,340	Term	30	7	3.875%
Wescott	Certain Lending	136,250	Term	30	7	6.125%
Westchester	Certain Lending	198,900	Term	30	5	4.625%
Wildwood	Certain Lending	110,000	Term	30	7	5.50%
Willow	Cash no Lender	-	Cash	Cash
Wilson	Cash no Lender	-	Cash	Cash
Windsor	Certain Lending	227,500	Term	30	5	4.625%
Winston	Cash no Lender	-	Cash	Cash
Wisteria	Certain Lending	207,477	Term	30	7	4.750%
		$25,365,438

DECEMBER 31, 2021
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
Chaparral	Arvest Bank	$104,310	Term	10	5	4.000%
Cupcake	Certain Lending	152,989	Term	30	7	3.875%
Lierly	Arvest Bank	131,100	Term	10	5	4.000%
Malbec	Certain Lending	208,585	Term	30	5	4.625%
Mojave	Certain Lending	163,800	Term	30	7	3.875%
Patrick	Arvest Bank	108,300	Term	10	5	4.000%
Pecan	Arvest Bank	112,860	Term	10	5	4.000%
Pinot	Certain Lending	210,740	Term	30	5	4.625%
Plumtree	Arvest Bank	111,150	Term	10	5	4.000%
Salem	Certain Lending	212,550	Term	30	5	4.625%
Soapstone	Arvest Bank	128,250	Term	10	5	4.000%
Splash	Arvest Bank	122,500	Term	10	5	4.000%
Tuscan	Arvest Bank	181,480	Term	10	5	4.000%
Wentworth	Certain Lending	158,340	Term	30	7	3.875%
Bandelier	Certain Lending	244,930	Term	30	7	3.875%
Diablo	Certain Lending	207,900	Term	30	7	3.875%
Rooney	Certain Lending	259,000	Term	30	7	3.875%
Scepter	Certain Lending	189,000	Term	30	7	3.875%
Ensenada	Certain Lending	392,000	Term	30	7	3.875%
Lily	Certain Lending	311,500	Term	30	7	3.875%
Mclovin	Certain Lending	367,500	Term	30	7	3.875%
Odessa	Certain Lending	374,500	Term	30	7	3.875%
Oly	Certain Lending	368,200	Term	30	7	3.875%
Saddlebred	Certain Lending	332,500	Term	30	7	3.875%
Grant	Certain Lending	259,000	Term	30	7	3.875%
Amber	Certain Lending	200,830	Term	30	7	3.875%
Centennial	Certain Lending	190,000	Term	30	5	4.625%
Collinston	Certain Lending	136,500	Term	30	5	3.875%
Davidson	Certain Lending	147,000	Term	30	7	3.875%
Holland	Certain Lending	147,000	Term	30	7	3.875%
Jupiter	Certain Lending	139,750	Term	30	5	4.625%
KerriAnn	Certain Lending	238,000	Term	30	7	3.875%
Meadow	Certain Lending	214,900	Term	30	7	3.875%
Ribbonwalk	Certain Lending	224,000	Term	30	7	3.875%
Saturn	Certain Lending	139,750	Term	30	5	4.625%
Sigma	Certain Lending	269,500	Term	30	7	3.875%
Weldon	Certain Lending	136,500	Term	30	5	3.875%
Badminton	Certain Lending	174,200	Term	30	5	4.625%
Basil	Certain Lending	131,625	Term	30	5	4.625%
Bayside	Certain Lending	165,750	Term	30	5	4.625%
Butter	Certain Lending	262,426	Term	30	7	3.875%
Coatbridge	Certain Lending	175,500	Term	30	5	4.625%

DECEMBER 31, 2021
Series	Lender	Mortgage Principal	Financing Strategy	Term	Interest Only Period	Interest Rate
Dawson	Certain Lending	146,250	Term	30	5	4.625%
Dewberry	Certain Lending	121,225	Term	30	5	4.625%
Dolittle	Certain Lending	207,577	Term	30	7	3.875%
Eastfair	Certain Lending	150,000	Term	30	5	4.625%
Elevation	Certain Lending	172,250	Term	30	5	4.625%
Elm	Certain Lending	107,250	Term	30	5	4.625%
Forest	Certain Lending	227,500	Term	30	5	4.625%
Holloway	Certain Lending	221,000	Term	30	5	4.625%
Kingsley	Certain Lending	215,000	Term	30	5	4.625%
Lallie	Certain Lending	240,500	Term	30	5	4.625%
Lennox	Certain Lending	139,750	Term	30	5	4.625%
Limestone	Certain Lending	203,000	Term	30	7	3.875%
Luna	Certain Lending	150,000	Term	30	5	4.625%
Matchingham	Certain Lending	146,364	Term	30	7	3.875%
Murphy	Certain Lending	207,270	Term	30	7	3.875%
Olive	Certain Lending	126,100	Term	30	5	4.625%
Ridge	Certain Lending	140,400	Term	30	5	4.625%
River	Certain Lending	172,250	Term	30	5	4.625%
Roseberry	Certain Lending	211,250	Term	30	5	4.625%
Shoreline	Certain Lending	211,900	Term	30	5	4.625%
Spencer	Certain Lending	195,000	Term	30	5	4.625%
Sugar	Certain Lending	201,500	Term	30	5	4.625%
Summerset	Certain Lending	165,750	Term	30	5	4.625%
Vernon	Certain Lending	181,837	Term	30	7	3.875%
Westchester	Certain Lending	198,900	Term	30	5	4.625%
Windsor	Certain Lending	227,500	Term	30	5	4.625%
		$13,193,538

The mortgages are secured by each Series’ property. As of December 31, 2022, the entire principal of the mortgage loans remained outstanding, with maturities dates in excess of one year and thus reflected as non-current liabilities on the Balance Sheets.

Loan fees incurred in connection with the mortgages were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2022, the Company recorded cumulative amortization of loan fees of $8,706. As December 31, 2022, mortgage payable, net of unamortized loan fees of $345,408 was $25,020,030.

Loan fees incurred in connection with the mortgages were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2021, the Company recorded cumulative amortization of loan fees of $2,515. As December 31, 2021, mortgage payable, net of unamortized loan fees of $163,636 was $13,029,902.

NOTE 6: MEMBERS’ EQUITY

Each Series is managed by Arrived Holdings, Inc., a Delaware public benefit corporation and managing member of the Company. Pursuant to the terms of the operating agreement, the manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the manager to make distributions on a quarterly basis. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

As of the year ended December 31, 2022, there was a cumulative total of 199 Series closed on its public offerings for net proceeds of $41,929,196 and in the year ended December 31, 2021, there were a total of 28 Series closed on its public offerings for net proceeds of $3,015,235. The following is a summary of the public offerings by each Series.

December 31, 2022
Series	# of Units Issued	Net cumulative proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
100	64,625	646,249	$7,055	$14,116
101	67,007	670,066	7,198	14,596
Abbington	50,815	508,153	5,537	11,081
Amber	12,168	121,685	1,455	2,930
Apollo	7,727	77,271	912	2,147
Aster	15,379	153,793	1,715	3,885
Avebury	10,657	106,573	1,262	3,005
Badminton	9,087	90,874	1,102	2,205
Bandelier	12,596	125,963	1,477	2,950
Baron	60,290	602,898	6,530	13,062
Basil	7,956	79,558	956	1,913
Bayside	10,474	104,740	1,231	2,460
Bazzel	26,851	268,512	2,913	5,825
Bedford	10,386	103,855	1,232	2,463
Belle	46,504	465,038	4,990	10,082
Blossom	28,299	282,987	3,037	6,135
Bonneau	36,158	361,585	3,875	7,841
Brainerd	17,149	171,485	1,913	4,163
Braxton	35,180	351,796	3,763	7,603
Brennan	-	-	-	-
Brooklyn	10,463	104,628	1,161	2,519
Burlington	67,352	673,521	7,438	14,881
Butter	13,786	137,859	1,611	3,220
Camino	28,706	287,061	3,072	6,206
Campbell	-	-	-	-
Centennial	10,725	107,245	1,183	2,366
Chaparral	10,165	101,646	1,048	2,096
Chattahoochee	-	-	-	-
Chelsea	11,642	116,417	1,376	3,267
Chester	22,073	220,731	2,459	5,596
Chickamauga	-	-	-	-
Chitwood	40,805	408,046	4,377	8,843
Clover	35,227	352,274	3,778	7,639
Coatbridge	11,173	111,730	1,310	2,620

December 31, 2022
Series	# of Units Issued	Net cumulative proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
Collier	37,850	378,495	4,066	8,218
Collinston	8,694	86,939	1,031	2,060
Conway	72,307	723,075	7,745	15,662
Creekside	33,414	334,142	3,583	7,239
Creekwood	17,253	172,529	1,922	4,360
Cumberland	31,953	319,531	3,418	6,906
Cupcake	9,132	91,325	1,092	2,183
Cypress	21,863	218,631	2,437	5,527
Daisy	32,566	325,660	3,484	7,041
Davidson	7,713	77,126	924	1,850
Dawson	9,320	93,203	1,097	2,200
Delta	12,247	122,469	1,451	2,910
Dewberry	7,803	78,026	924	1,849
Diablo	10,821	108,210	1,290	2,890
Dogwood	25,813	258,129	2,771	5,612
Dolittle	11,271	112,713	1,337	2,680
Dolly	73,344	733,443	7,863	15,885
Dops	-	-	-	-
Dorchester	37,104	371,042	3,982	8,045
Dunbar	34,278	342,781	3,719	7,467
Duncan	-	-	-	-
Eagle	16,522	165,218	1,836	3,708
Eastfair	7,380	73,804	860	1,721
Elevation	10,693	106,933	1,257	2,520
Elm	6,920	69,199	821	1,640
Emporia	12,871	128,705	1,526	3,629
Ensenada	19,843	198,433	2,317	4,640
Falcon	16,398	163,983	1,830	4,148
Folly	33,467	334,672	3,593	7,259
Forest	14,139	141,388	1,632	3,260
Gardens	9,984	99,841	1,162	2,327
Goose	15,425	154,254	1,717	3,471
Grant	13,870	138,704	1,631	3,285
Greenhill	11,870	118,705	1,405	2,810
Gretal	48,386	483,863	5,180	10,465
Grove	8,677	86,767	1,051	2,102
Hadden	9,521	95,215	1,106	2,219
Hansard	-	-	-	-
Hansel	23,815	238,147	2,644	5,342
Harrison	26,883	268,825	3,028	6,876
Henry	43,974	439,738	4,710	9,515
Heritage	10,518	105,184	1,275	3,022
Heron	10,738	107,381	1,322	3,097
Highland	29,928	299,283	3,208	6,486
Hines	27,378	273,784	2,953	5,943
Holcomb	37,838	378,385	4,095	8,190
Holland	8,552	85,518	1,032	2,070
Hollandaise	14,037	140,374	1,644	3,292
Holloway	13,279	132,787	1,478	2,957
Inglewood	72,225	722,252	7,732	15,628
Jack	15,548	155,481	1,835	4,354
Jake	62,498	624,982	6,638	13,650
Jefferson	-	-	-	-
Jill	23,852	238,522	2,654	6,027

December 31, 2022
Series	# of Units Issued	Net cumulative proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
Johnny	61,536	615,363	6,074	13,963
June	61,516	615,163	6,660	13,377
Jupiter	8,929	89,288	1,052	2,110
Kawana	10,792	107,916	1,270	2,994
Kennesaw	44,967	449,665	4,842	9,804
Kenny	73,350	733,495	7,861	15,885
KerriAnn	12,472	124,720	1,461	2,930
Kessler	15,398	153,981	1,717	3,894
Kingsley	11,264	112,641	1,269	2,537
Kirkwood	9,585	95,854	1,165	2,761
Korin	-	-	-	-
Lallie	13,403	134,032	1,697	3,395
Lanier	14,024	140,238	1,681	3,361
Lannister	8,284	82,845	958	2,067
Latte	38,519	385,191	4,167	8,352
Lennox	8,997	89,971	1,059	2,120
Lierly	9,172	91,723	946	1,891
Lily	20,949	209,494	2,436	4,880
Limestone	11,904	119,037	1,383	2,770
Litton	19,017	190,172	2,120	4,616
Lookout	35,714	357,135	3,975	7,984
Loretta	72,137	721,367	7,753	15,662
Louise	11,347	113,471	1,322	2,748
Lovejoy	10,817	108,167	1,283	3,050
Luna	7,424	74,244	907	1,814
Lurleen	-	-	-	-
Madison	12,038	120,379	1,467	2,934
Mae	38,191	381,912	4,091	8,266
Magnolia	9,498	94,984	1,148	2,708
Malbec	12,565	125,653	1,379	2,757
Mammoth	12,406	124,064	1,489	2,977
Marcelo	31,265	312,649	3,345	6,762
Marie	-	-	-	-
Marietta	18,117	181,169	2,024	4,596
Matchingham	7,885	78,848	952	1,900
McGregor	32,113	321,129	3,537	7,075
McLovin	18,865	188,651	2,199	4,400
Meadow	13,362	133,621	1,589	3,180
Mimosa	13,344	133,438	1,484	3,353
Mojave	8,724	87,241	1,160	2,320
Murphy	11,008	110,084	1,306	2,610
Nugget	58,369	583,693	6,385	12,782
Odessa	18,728	187,276	2,194	4,410
Olive	11,952	119,519	1,371	2,750
Oly	18,720	187,196	2,184	4,380
Osprey	37,215	372,152	4,028	8,110
Otoro	14,434	144,339	1,717	4,084
Patrick	10,967	109,673	1,139	2,278
Peanut	8,443	84,432	992	2,266
Pearl	57,066	570,658	6,248	12,514
Pecan	10,370	103,702	1,069	2,138
Piedmont	22,914	229,141	2,552	5,791
Pinot	12,668	126,677	1,392	2,785
Pioneer	60,433	604,334	6,550	13,116
Plumtree	10,554	105,543	1,089	2,178
Point	14,222	142,218	1,701	3,401
Quincy	58,237	582,370	6,254	12,601
Redondo	18,779	187,790	2,096	4,753
Regency	-	-	-	-
Reginald	46,488	464,881	4,981	10,077

December 31, 2022
Series	# of Units Issued	Net cumulative proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
Reynolds	45,457	454,569	4,908	9,874
Ribbonwalk	11,697	116,972	1,388	2,780
Richardson	34,128	341,276	3,661	7,376
Ridge	8,803	88,030	1,050	2,110
Ritter	53,671	536,706	5,808	11,616
River	10,863	108,634	1,277	2,550
Riverwalk	42,045	420,449	4,511	9,144
Rooney	13,352	133,516	1,564	3,130
Roseberry	12,726	127,258	1,464	2,928
Rosewood	10,199	101,990	1,232	2,908
Roxy	12,217	122,171	1,436	2,873
Saddlebred	16,934	169,337	1,983	3,970
Saint	12,654	126,543	1,479	2,958
Salem	12,103	121,025	1,338	2,676
Saturn	8,810	88,100	1,050	2,110
Scepter	9,843	98,434	1,176	2,360
Sequoyah	14,947	149,466	1,666	3,621
Shallowford	21,643	216,425	2,412	5,479
Shoreline	10,863	108,632	1,249	2,498
Sigma	13,801	138,010	1,640	3,280
Soapstone	9,702	97,020	1,000	2,000
Sodalis	31,054	310,542	3,334	6,740
Spencer	11,735	117,352	1,388	2,775
Splash	10,214	102,138	1,119	2,238
Spring	26,565	265,650	2,852	5,769
Stonebriar	8,062	80,622	997	2,182
Sugar	12,778	127,779	1,471	2,940
Summerset	9,854	98,535	1,189	2,377
Sundance	18,759	187,592	2,094	4,753
Sunnyside	-	-	-	-
Swift	36,504	365,041	3,956	7,913
Taylor	14,195	141,954	1,583	3,577
Terracotta	11,844	118,438	1,396	2,796
Tulip	11,847	118,471	1,402	3,328
Tuscan	15,148	151,484	1,655	3,310
Tuscarora	-	-	-	-
Tuxford	10,236	102,364	1,206	2,750
Vernon	9,771	97,709	1,161	2,330
Walton	32,021	320,210	3,436	6,940
Wave	12,084	120,842	1,431	2,867
Weldon	8,644	86,439	1,031	2,060
Wellington	43,643	436,433	4,672	9,438
Wentworth	9,365	93,648	1,124	2,251
Wescott	15,732	157,315	1,792	4,033
Westchester	15,964	159,639	1,821	3,640
Wildwood	13,195	131,948	1,504	3,008
Willow	31,482	314,821	3,376	6,819
Wilson	41,524	415,235	4,449	8,991
Windsor	13,471	134,709	1,572	3,144
Winston	35,314	353,138	3,794	7,635
Wisteria	10,796	107,963	1,306	2,611

	4,192,920	$41,929,196	$463,842	$952,624

December 31, 2021
Series	# of Units Issued	Net proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
Chaparral	10,165	$101,646	$1,048	$2,096
Cupcake	10,915	92,325	1,092	2,183
Lierly	9,456	91,723	946	1,891
Malbec	13,786	125,653	1,379	2,757
Mojave	11,598	98,731	1,160	2,320
Patrick	11,389	109,673	1,139	2,278
Pecan	10,691	103,702	1,069	2,138
Pinot	13,923	126,727	1,392	2,785
Plumtree	10,891	105,543	1,089	2,178
Salem	13,381	121,725	1,338	2,676
Soapstone	10,002	97,020	1,000	2,000
Splash	11,191	102,238	1,119	2,238
Tuscan	16,552	152,484	1,655	3,310
Wentworth	11,243	95,648	1,124	2,251
Bandelier		-	-	-
Diablo		-	-	-
Rooney		-	-	-
Scepter		-	-	-
Ensenada		-	-	-
Lily		-	-	-
McLovin		-	-	-
Odessa		-	-	-
Oly		-	-	-
Saddlebred		-	-	-
Grant		-	-	-
Amber		-	-	-
Centennial	11,830	107,245	1,183	2,366
Collinston		-	-	-
Davidson		-	-	-
Holland		-	-	-
Jupiter		-	-	-
KerriAnn		-	-	-
Meadow		-	-	-
Ribbonwalk		-	-	-
Saturn		-	-	-
Sigma		-	-	-
Weldon		-	-	-
Badminton	11,024	91,274	1,102	2,205
Basil	9,564	80,558	956	1,913
Bayside		-	-	-
Butter		-	-	-
Coatbridge		-	-	-
Dawson		-	-	-
Dewberry	9,243	78,026	924	1,849
Dolittle		-	-	-
Eastfair	8,603	75,104	860	1,721
Elevation		-	-	-
Elm		-	-	-
Forest		-	-	-
Holloway	14,784	132,787	1,478	2,957
Kingsley	12,685	113,291	1,269	2,537

December 31, 2021
Series	# of Units Issued	Net proceeds from the issuance of membership units	1% Issuance Exp	Offering Expense (2%)
Lallie	16,974	144,232	1,697	3,395
Lennox		-	-	-
Limestone		-	-	-
Luna	9,071	74,894	907	1,814
Matchingham		-	-	-
Murphy		-	-	-
Olive		-	-	-
Ridge		-	-	-
River		-	-	-
Roseberry	14,642	127,258	1,464	2,928
Shoreline	12,490	110,732	1,249	2,498
Spencer	13,877	117,852	1,388	2,775
Sugar		-	-	-
Summerset	11,886	100,535	1,189	2,377
Vernon		-	-	-
Westchester		-	-	-
Windsor	15,721	136,609	1,572	3,144

	$337,577	$3,015,235	$33,789	$67,580

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to the net cumulative amount of $952,624 for the year ended December 31, 2022, and $67,580 for the year ended December 31, 2021.

Distributions

During the year ended December 31, 2022, 180 Series made distributions to the investors of the respective Series totaling $1,160,635, which were recorded as a reduction to members’ capital. In the year ending December 31, 2021, 28 Series made distributions to the investors of the respective Series totaling $46,735,

The following table reflects the 2022 and 2021 distributions by Series.

Series	Year to Date Distributions December 31, 2022	Period to Date Distributions December 31, 2021
100	$18,981	$-
101	11,611	-
Abbington	12,698	-
Amber	5,190	-
Apollo	1,912	-
Aster	2,079	-
Avebury	4,164	-
Badminton	7,635	551
Bandelier	5,465	-
Baron	15,008	-
Basil	6,475	478
Bayside	6,768	-
Bazzel	4,656	-
Bedford	4,434	-
Belle	8,058	-
Blossom	3,058	-
Bonneau	6,263	-
Brainerd	-	-
Braxton	4,941	-
Brennan	-	-
Brooklyn	-	-
Burlington	16,980	-
Butter	8,376	-
Camino	5,896	-
Campbell	-	-
Centennial	7,098	1,775
Chaparral	9,117	3,458
Chattahoochee	-	-
Chelsea	4,951	-
Chester	1,242	-
Chickamauga	-	-
Chitwood	7,511	-
Clover	7,245	-
Coatbridge	6,812	-
Collier	7,383	-
Collinston	3,492	-
Conway	14,081	-
Creekside	6,872	-
Creekwood	971	-
Cumberland	5,870	-
Cupcake	9,090	546
Cypress	2,954	-
Daisy	5,983	-
Davidson	3,143	-
Dawson	5,706	-
Delta	6,238	-
Dewberry	6,193	924
Diablo	5,031	-
Dogwood	4,752	-
Dolittle	6,417	-
Dolly	12,702	-
Dops	-	-
Dorchester	6,432	-
Dunbar	5,953	-
Duncan	-	-
Eagle	1,854	-

Series	Year to Date Distributions December 31, 2022	Period to Date Distributions December 31, 2021
Eastfair	6,147	430
Elevation	6,411	-
Elm	4,269	-
Emporia	6,561	-
Ensenada	10,189	-
Falcon	1,662	-
Folly	5,803	-
Forest	8,304	-
Gardens	3,823	-
Goose	1,905	-
Grant	7,799	-
Greenhill	6,744	-
Gretal	-	-
Grove	2,285	-
Hadden	4,646	-
Hansard	-	-
Hansel	2,137	-
Harrison	3,976	-
Henry	8,564	-
Heritage	2,656	-
Heron	2,863	-
Highland	5,834	-
Hines	5,334	-
Holcomb	6,551	-
Holland	3,577	-
Hollandaise	4,768	-
Holloway	10,045	1,478
Inglewood	6,248	-
Jack	4,954	-
Jake	10,818	-
Jefferson	-	-
Jill	2,145	-
Johnny	12,004	-
June	12,002	-
Jupiter	3,788	-
Kawana	5,970	-
Kennesaw	7,798	-
Kenny	12,700	-
KerriAnn	5,404	-
Kessler	866	-
Kingsley	8,856	1,903
Kirkwood	2,422	-
Korin	-	-
Lallie	10,583	849
Lanier	3,505	-
Lannister	2,105	-
Latte	6,671	-
Lennox	5,826	-
Lierly	8,510	2,837
Lily	9,922	-
Limestone	7,576	-
Litton	-	-
Lookout	6,289	-
Loretta	14,073	-
Louise	5,558	-
Lovejoy	5,643	-
Luna	6,485	1,361
Lurleen	-	-

Series	Year to Date Distributions December 31, 2022	Period to Date Distributions December 31, 2021
Madison	3,425	-
Mae	3,719	-
Magnolia	2,390	-
Malbec	11,305	2,068
Mammoth	3,106	-
Marcelo	3,378	-
Marie	-	-
Marietta	3,681	-
Matchingham	5,209	-
McGregor	9,136	-
McLovin	9,675	-
Meadow	5,313	-
Mimosa	1,499	-
Mojave	9,215	580
Murphy	6,660	-
Nugget	14,626	-
Odessa	8,980	-
Olive	7,404	-
Oly	9,610	-
Osprey	6,461	-
Otoro	6,006	-
Patrick	8,369	3,515
Peanut	2,975	-
Pearl	14,924	-
Pecan	8,660	3,100
Piedmont	1,289	-
Pinot	11,398	2,088
Pioneer	9,818	-
Plumtree	10,555	3,812
Point	4,055	-
Quincy	5,039	-
Redondo	1,694	-
Regency	-	-
Reginald	9,056	-
Reynolds	7,876	-
Ribbonwalk	4,721	-
Richardson	4,906	-
Ridge	5,642	-
Ritter	9,292	-
River	7,017	-
Riverwalk	8,196	-
Rooney	6,411	-
Roseberry	9,511	1,464
Rosewood	2,568	-
Roxy	3,016	-
Saddlebred	8,117	-
Saint	5,915	-
Salem	10,810	2,007

Series	Year to Date Distributions December 31, 2022	Period to Date Distributions December 31, 2021
Saturn	3,555	-
Scepter	4,346	-
Sequoyah	-	-
Shallowford	1,949	-
Shoreline	8,397	625
Sigma	6,503	-
Soapstone	8,002	2,701
Sodalis	5,383	-
Spencer	9,415	2,082
Splash	9,175	1,679
Spring	4,894	-
Stonebriar	2,347	-
Sugar	5,588	-
Summerset	7,551	594
Sundance	1,692	-
Sunnyside	-	-
Swift	10,680	-
Taylor	956	-
Terracotta	5,026	-
Tulip	5,326	-
Tuscan	13,530	2,483
Tuscarora	-	-
Tuxford	5,428	-
Vernon	5,688	-
Walton	5,548	-
Wave	6,152	-
Weldon	3,488	-
Wellington	3,775	-
Wentworth	9,354	563
Wescott	3,751	-
Westchester	9,432	-
Wildwood	3,440	-
Willow	5,791	-
Wilson	7,635	-
Windsor	10,610	786
Winston	3,053	-
Wisteria	3,239	-

	$1,160,635	$46,735

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

Certain Series entered into promissory notes with the manager in connection with the purchases of the respective properties. The promissory note to the manager is referenced in Note 5.

Due from (to) Related Party

The Company enters into various transactions with the manager and affiliates of the manager in the normal course of operating and financing activities. As of December 31, 2022, certain Series owed an aggregate of $3,969,826, including the initial funding for the certain properties’ purchases. As of December 31, 2022, certain Series were owed an aggregate of $1,566,736 from the manager. The advances are non-interest bearing with no stated repayment terms.

During the year ended December 31, 2021, certain Series owed an aggregate of $4,455,778, including the initial funding for the certain properties’ purchases. As of December 31, 2021, certain Series were owed an aggregate of $24,079 from the manager. The advances are non-interest bearing with no stated repayment terms.

Deemed Contributions

During the year ended December 31, 2022, certain Series received deemed contributions from the manager totaling $315,724 in exchange for forgiveness of amounts previously due.

In the year ended December 31, 2021, certain Series received deemed contributions from the manager totaling $149,676 in exchange for forgiveness of amounts previously due.

Management Fees

During the year ended December 31, 2022, total management fees charged by the manager, including asset management fees and property management fees, were an aggregate of $322,448. In the year ended December 31, 2021, total management fees charged by the manager, including asset management fees and property management fees, were an aggregate of $25,588.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2022, the Company had net deferred tax assets before valuation allowance of $520,579, solely attributable to net loss carryforwards.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $520,579 and $63,491 was recorded as of December 31, 2022 and 2021. Deferred tax assets were calculated using the Company’s combined effective tax rates, which it estimated to be ranging from 21.0% to 27.5% based on the state of the respective Series. The effective rate is reduced to 0% for 2022 and 2021 due to the full valuation allowance on its net deferred tax assets. The valuation allowance increased by $457,088 for the year ended December 31, 2022.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of December 31, 2022, the Company had net operating loss carryforwards available to offset future taxable income in the amount of 2,229,537.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At January 1, 2023, the Company had no unrecognized tax benefits and no charge during 2022, and accordingly, the Company did not recognize any interest or penalties during 2022 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2022.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2022 and 2021 tax years remains open to examination.

NOTE 9: OTHER EXPENSES (INCOME)

As of December 31, 2022, and 2021, each series incurred interest expenses, including mortgage interest and amortization of loan fees, and gain/loss from divestments. Other income includes lease break fees, other recording fees refunded by closing agent, and insurance proceed claims.

In 2022, there were two Series that were sold shortly after acquisition. Chattahoochee and Duncan both were purchased and sold in 2022 which resulted in the loss on sale of property, which is included in other expenses. Neither of the Series sold any membership units to any investors in 2022.

There were also Series that received insurance proceeds in the year 2022 for loss rental income, Sigma and Saddlebred. The loss of rental income was caused from flood damage, which the manager remediated immediately once notified. Insurance proceeds were received by the Series Sigma and Saddlebred. There were also other series that had early lease break fees for Odessa and Scepter which was also treated as other income. The balance of other Series which received other income were recording fees refunded by closing agents.

NOTE 10: SUBSEQUENT EVENTS

In January 2023, we completed the acquisition of the following series properties into the respective series. Additionally the manager conducted initial closings of such series on the relevant date reflected in the following table.

Series	Series Members Name	Address	Formation Date	Contract Date	Close Date	Purchase Price	Initial Closing Date	Raise Amount
Cove	Arrived Homes Series Cove	507 Woodhill Cove Drive, Bessemer, AL 35022	12/8/2022	12/6/2022	3/23/2023	$210,000		$-
Ella	Arrived Homes Series Ella	534 Somerset Lane, Clarksville, TN 37040	1/10/2023	1/8/2023	1/31/2023	260,000	3/30/2023	305,800
Sajni	Arrived Homes Series Sajni	10 Amber Drive, Port Wentworth, GA 31407	12/15/2022	12/8/2022	1/24/2023	300,000	3/30/2023	350,080
Salinas	Arrived Homes Series Salinas	519 Risa Springs Drive Southwest, Albuquerque, NM 87121	12/9/2022	12/7/2022	1/13/2023	230,000	3/30/2023	269,980

						$1,000,000		$925,860

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes, LLC
2.2*	Operating Agreement of Arrived Homes, LLC
3.1*	Form of Series Designation of Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC
4.1*	Form of subscription agreement of Arrived Homes Series [*] LLC, a Series of Arrived Homes, LLC
6.1*	Broker Dealer Agreement, dated September 23, 2020, between Arrived Homes LLC and Dalmore Group, LLC
6.2*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Lierly LLC, a series of Arrived Homes, LLC
6.3*	Form of Promissory Note between Arrived Homes Series Lierly LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc.
6.4*	Form of Property Management Agreement dated [*], 202[*], between Blue Canopy Realty and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC
6.5*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Soapstone LLC, a series of Arrived Homes, LLC
6.6*	Promissory Note between Arrived Homes Series Soapstone LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc.
6.7*	Form of Purchase and Sale Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC
6.8*	Form of Software and Services License Agreement dated [*], 2020 by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.9*	Promissory Note between Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021
6.10*	Form of Purchase and Sale Agreement dated January 1, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC
6.11*	Promissory Note between Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 1, 2021
6.12*	Form of Membership Interest Purchase Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC
6.13*	Promissory Note between Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021
6.14*	Form of Membership Interest Purchase Agreement dated January 14, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC
6.15*	Promissory Note between Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 14, 2021
6.16*	Membership Interest Purchase Agreement dated April 30, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC
6.17*	Promissory Note between Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated April 30, 2021
6.18*	Membership Interest Purchase Agreement dated May 12, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC
6.19*	Promissory Note between Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated May 12, 2021

6.20*	Contract of Sale Residential dated May 11, 2021 by and between the seller and Arrived SC Kingsley, LLC
6.21*	Promissory Note between Arrived Homes Series Kingsley LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 1, 2021
6.22*	Offer to Purchase and Contract dated May 14, 2021 by and between certain sellers and Arrived NC Centennial, LLC
6.23*	Promissory Note between Arrived Homes Series Centennial LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 7, 2021
6.24*	Contract of Sale Residential dated May 14, 2021 by and between the seller named therein and Arrived SC Eastfair, LLC
6.25*	Promissory Note between Arrived Homes Series Eastfair LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 4, 2021
6.26*	Purchase and Sale Agreement dated May 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Badminton Property
6.27*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Basil Property
6.28*	Purchase and Sale Agreement dated May 15, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eastfair Property
6.29*	Purchase and Sale Agreement dated May 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holloway Property
6.30*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Kingsley Property
6.31*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lallie Property
6.32*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.32.1*	Counteroffer to Offer dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.33*	Purchase and Sale Agreement dated March 26, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.33.1*	Counteroffer to Offer dated March 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.34*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Shoreline Property
6.35*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Spencer Property
6.36*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.36.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.37*	Purchase and Sale Agreement dated May 14, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Centennial Property
6.38*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dewberry Property
6.39*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Luna Property

6.40*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Malbec Property
6.41*	Purchase and Sale Agreement dated June 2, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Roseberry Property
6.42*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Summerset Property
6.43*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.43.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.44*	Purchase and Sale Agreement dated June 3, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Windsor Property
6.45*	Form of Property Management Agreement dated [*], 20[*], between Great Jones and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.46*	Form of Promissory Note between Arrived Holdings, Inc. and Arrived Homes Series [*], a Series of Arrived Homes, LLC
6.47*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC through its Authorized Agent, Blue Canopy Realty LLC
6.48*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Amber Property
6.49*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bayside Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bayside dated June 22, 2021 for Series Bayside Property
6.50*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.50.1*	Addendum to Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.51*	Purchase and Sale Agreement dated July 19, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Collinston Property
6.52*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dawson Property
6.53*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elevation Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Elevation dated July 15, 2021 for Series Elevation Property
6.54*	Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.54.1*	Addendum to Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.55*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Forest Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Forest dated July 15, 2021 for Series Forest Property
6.56*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holland Property

6.57*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Jupiter Property
6.58*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.58.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.59*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lily Property
6.60*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.1*	Addendum to Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Limestone dated August 5, 2021 for Series Limestone Property
6.61*	Purchase and Sale Agreement dated August 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Meadow Property
6.62*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.62.1*	Counteroffer to Offer Dated September 1, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.63*	Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.63.1*	Addendum to Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.64*	Purchase and Sale Agreement dated June 9, 2021 between Ar rived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.64.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.65*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series River Property
6.66*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.66.1*	Counteroffer to Offer Dated September 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.67*	Purchase and Sale Agreement dated July 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saturn Property
6.68*	Purchase and Sale Agreement dated June 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Sugar Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sugar dated June 17, 2021 for Series Sugar Property
6.69*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Weldon Property
6.70*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property

6.70.1*	Addendum to Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.71*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in North Carolina through its Authorized Agent, Great Jones North Carolina, LLC
6.72*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in South Carolina through its Authorized Agent, Great Jones South Carolina, LLC
6.73*	Form of Mortgage Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of South Carolina
6.74*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of North Carolina
6.75*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of Colorado
6.76*	Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bandelier dated September 29, 2021 for Series Bandelier Property
6.76.2*	Addendum to Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property
6.77*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Butter Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Butter dated September 7, 2021 for Series Butter Property
6.78*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Davidson Property
6.79*	Purchase and Sale Agreement dated November 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Diablo dated December 1, 2021 for Series Diablo Property
6.79.2*	Addendum to Purchase and Sale Agreement dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.3*	Counteroffer to Offer dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.80*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Dolittle Property
6.81*	Purchase and Sale Agreement dated September 22, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated September 23, 2021 for Series Ensenada Property
6.81.2*	Counteroffer to Offer dated September 23, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.82*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 12, 2021 for Series Grant Property

6.82.2*	Addendum to Purchase and Sale Agreement dated October 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.83*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 20, 2021 for Series Kerriann Property
6.83.2*	Addendum to Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.84*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Matchingham Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Matchingham dated September 17, 2021 for Series Matchingham Property
6.85*	Purchase and Sale Agreement dated November 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 19, 2021 for Series McLovin Property
6.85.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 29, 2021 for Series McLovin Property
6.85.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.86*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Murphy Property
6.87*	Purchase and Sale Agreement dated October 28, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Oly Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Oly dated November 10, 2021 for Series Oly Property
6.88*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ribbonwalk Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ribbonwalk dated September 18, 2021 for Series Ribbonwalk Property
6.89*	Purchase and Sale Agreement dated September 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Rooney Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rooney dated October 2, 2021 for Series Rooney Property
6.90*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Scepter Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Scepter dated September 29, 2021 for Series Scepter Property
6.91*	Purchase and Sale Agreement dated November 17, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sigma dated November 24, 2021 for Series Sigma Property
6.91.2*	Addendum to Purchase and Sale Agreement dated December 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property

6.92*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Vernon Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated July 15, 2021 for Series Vernon Property
6.92.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated August 31, 2021 for Series Vernon Property
6.93*	Transfer Agent Agreement dated November 30, 2020, between Arrived Homes, LLC and Colonial Stock Transfer Company, Inc.
6.94*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Delta dated December 31, 2021 for Series Delta Property
6.94.2*	Addendum to Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.95*	Purchase and Sale Agreement dated January 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Emporia Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Emporia dated January 11, 2022 for Series Emporia Property
6.96*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Greenhill Property
6.96.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Greenhill dated January 4, 2022 for Series Greenhill Property
6.97*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.97.1*	Counteroffer to Offer Dated January 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.98*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lovejoy Property
6.98.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lovejoy dated January 11, 2022 for Series Lovejoy Property
6.99*	Purchase and Sale Agreement dated December 16, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saint Property
6.99.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 22, 2021 for Series Saint Property
6.100*	Purchase and Sale Agreement dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tuxford Property
6.101*	Purchase and Sale Agreement dated December 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Wave Property
6.101.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 31, 2021 for Series Wave Property
6.102*	Form of Property Management Agreement dated December 30, 2021, between Marketplace Homes and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.103*	Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.103.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Avebury dated February 4, 2022 for Series Avebury Property

6.103.2*	Addendum to Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.104*	Purchase and Sale Agreement dated January 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chelsea Property
6.104.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chelsea dated February 7, 2022 for Series Chelsea Property
6.105*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.105.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hadden dated January 3, 2022 for Series Hadden Property
6.105.2*	Addendum to Purchase and Sale Agreement dated January 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.106*	Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.106.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hollandaise dated January 20, 2022 for Series Hollandaise Property
6.106.2*	Counteroffer to Offer dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.107*	Purchase and Sale Agreement dated January 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Otoro Property
6.107.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Otoro dated February 4, 2022 for Series Otoro Property
6.108*	Purchase and Sale Agreement dated January 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Terracotta Property
6.108.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Terracotta dated January 21, 2022 for Series Terracotta Property
6.109*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.109.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bedford dated January 3, 2022 for Series Bedford Property
6.109.2*	Addendum to Purchase and Sale Agreement dated February 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.110*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Gardens Property
6.110.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Gardens dated March 11, 2022 for Series Gardens Property
6.111*	Purchase and Sale Agreement dated January 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jack Property
6.111.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Jack dated March 18, 2022 for Series Jack Property
6.112*	Purchase and Sale Agreement dated February 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Louise Property
6.112.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Louise dated March 11, 2022 for Series Louise Property
6.113*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Peanut Property

6.113.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Peanut dated March 11, 2022 for Series Peanut Property
6.114*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tulip Property
6.114.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Tulip dated March 11, 2022 for Series Tulip Property
6.115*	Purchase and Sale Agreement dated April 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 100 Property
6.115.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series 100 dated April 12, 2022 for Series 100 Property
6.116*	Purchase and Sale Agreement dated March 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Grove Property
6.116.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Grove dated March 11, 2022 for Series Grove Property
6.117.*	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heritage Property
6.117.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heritage dated March 21, 2022 for Series Heritage Property
6.118*	Purchase and Sale Agreement dated March 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heron Property
6.118.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heron dated March 23, 2022 for Series Heron Property
6.119*	Purchase and Sale Agreement dated March 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kirkwood Property
6.119.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kirkwood dated March 23, 2022 for Series Kirkwood Property
6.120*	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lanier Property
6.120.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lanier dated March 21, 2022 for Series Lanier Property
6.121*	Purchase and Sale Agreement dated April 4, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Magnolia Property
6.121.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Magnolia dated April 5, 2022 for Series Magnolia Property
6.122*	Purchase and Sale Agreement dated March 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mammoth Property
6.122.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Mammoth dated March 14, 2022 for Series Mammoth Property
6.123*	Purchase and Sale Agreement dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.123.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McGregor dated April 12, 2022 for Series McGregor Property
6.123.2*	Counteroffer to Offer dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.124*	Purchase and Sale Agreement dated March 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property

6.124.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Point dated March 22, 2022 for Series Point Property
6.124.2*	Counteroffer to Offer dated March 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.124.3*	Addendum to Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.125*	Purchase and Sale Agreement dated March 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Rosewood Property
6.125.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rosewood dated March 15, 2022 for Series Rosewood Property
6.126*	Purchase and Sale Agreement dated March 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.126.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Roxy dated March 16, 2022 for Series Roxy Property
6.126.2*	Counteroffer to Offer dated March 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.127*	Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.127.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Stonebriar dated March 23, 2022 for Series Stonebriar Property
6.127.2*	Addendum to Purchase and Sale Agreement dated April 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.128*	Purchase and Sale Agreement dated February 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wisteria Property
6.128.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wisteria dated March 11, 2022 for Series Wisteria Property
6.129*	Purchase and Sale Agreement dated April 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Apollo Property
6.129.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Apollo dated April 14, 2022 for Series Apollo Property
6.130*	Purchase and Sale Agreement dated April 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Baron Property
6.131*	Purchase and Sale Agreement dated March 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Madison Property
6.131.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Madison dated March 30, 2022 for Series Madison Property
6.132*	Purchase and Sale Agreement dated April 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Swift Property
6.132.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Swift dated April 13, 2022 for Series Swift Property
6.133*	Purchase and Sale Agreement dated April 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wescott Property
6.133.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wescott dated April 18, 2022 for Series Wescott Property
6.134*	Purchase and Sale Agreement dated March 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wildwood Property

6.134.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wildwood dated April 13, 2022 for Series Wildwood Property
6.135*	Purchase and Sale Agreement dated May 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Abbington Property
6.135.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Abbington dated May 4, 2022 for Series Abbington Property
6.136*	Purchase and Sale Agreement dated April 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Burlington Property
6.137*	Purchase and Sale Agreement dated April 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lannister Property
6.137.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lannister dated May 2, 2022 for Series Lannister Property
6.138*	Purchase and Sale Agreement dated April 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Nugget Property
6.138.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Nugget dated April 28, 2022 for Series Nugget Property
6.138.2*	Counteroffer to Offer dated April 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Nugget Property
6.139*	Purchase and Sale Agreement dated April 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Pearl Property
6.139.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Pearl dated May 2, 2022 for Series Pearl Property
6.140*	Purchase and Sale Agreement dated May 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 101 Property
6.140.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series 101 dated May 10, 2022 for Series 101 Property
6.140.2*	Addendum to Purchase and Sale Agreement dated May 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 101 Property
6.140.3*	Counteroffer to Offer dated May 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 101 Property
6.141*	Purchase and Sale Agreement dated May 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hines Property
6.141.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hines dated May 18, 2022 for Series Hines Property
6.141.2*	Addendum to Purchase and Sale Agreement dated May 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hines Property
6.142*	Purchase and Sale Agreement dated May 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Holcomb Property
6.142.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Holcomb dated May 11, 2022 for Series Holcomb Property
6.143*	Purchase and Sale Agreement dated May 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jake Property
6.143.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Jake dated May 10, 2022 for Series Jake Property
6.144*	Purchase and Sale Agreement dated May 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Latte Property

6.144.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Latte dated May 17, 2022 for Series Latte Property
6.145*	Purchase and Sale Agreement dated May 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Ritter Property
6.145.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ritter dated May 20, 2022 for Series Ritter Property
6.146*	Purchase and Sale Agreement dated May 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bazzel Property
6.146.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bazzel dated May 12, 2022 for Series Bazzel Property
6.146.2*	Addendum to Purchase and Sale Agreement dated May 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bazzel Property
6.147*	Purchase and Sale Agreement dated May 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dunbar Property
6.147.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Dunbar dated May 19, 2022 for Series Dunbar Property
6.147.2*	Addendum to Purchase and Sale Agreement dated May 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dunbar Property
6.148*	Purchase and Sale Agreement dated May 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Johnny Property
6.148.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Johnny dated May 10, 2022 for Series Johnny Property
6.149*	Purchase and Sale Agreement dated May 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series June Property
6.149.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series June dated May 10, 2022 for Series June Property
6.150*	Purchase and Sale Agreement dated May 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kennesaw Property
6.150.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kennesaw dated May 17, 2022 for Series Kennesaw Property
6.151*	Purchase and Sale Agreement dated May 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lookout Property
6.151.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lookout dated May 19, 2022 for Series Lookout Property
6.152*	Purchase and Sale Agreement dated April 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Osprey Property
6.152.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Osprey dated April 14, 2022 for Series Osprey Property
6.153*	Purchase and Sale Agreement dated May 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Pioneer Property
6.153.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Pioneer dated May 14, 2022 for Series Pioneer Property
6.153.2*	Counteroffer to Offer dated May 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Pioneer Property
6.154*	Purchase and Sale Agreement dated May 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Reynolds Property

6.154.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Reynolds dated May 18, 2022 for Series Reynolds Property
6.155*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Clover Property
6.155.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Clover dated May 24, 2022 for Series Clover Property
6.155.2*	Addendum to Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Clover Property
6.155.3*	Counteroffer to Offer dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Clover Property
6.156*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Collier Property
6.156.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Collier dated June 7, 2022 for Series Collier Property
6.157*	Purchase and Sale Agreement dated May 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dogwood Property
6.157.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Dogwood dated May 27, 2022 for Series Dogwood Property
6.157.2*	Counteroffer to Offer dated May 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dogwood Property
6.158*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dorchester Property
6.158.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Dorchester dated May 31, 2022 for Series Dorchester Property
6.159*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Folly Property
6.159.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Folly dated May 31, 2022 for Series Folly Property
6.160*	Purchase and Sale Agreement dated May 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Riverwalk Property
6.160.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Riverwalk dated June 1, 2022 for Series Riverwalk Property
6.161*	Purchase and Sale Agreement dated May 30, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Walton Property
6.161.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Walton dated June 1, 2022 for Series Walton Property
6.161.2*	Counteroffer to Offer dated May 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Walton Property
6.162*	Purchase and Sale Agreement dated May 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Belle Property
6.162.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Belle dated May 27, 2022 for Series Belle Property
6.162.2*	Addendum to Purchase and Sale Agreement dated May 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Belle Property
6.163*	Purchase and Sale Agreement dated May 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chitwood Property

6.163.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chitwood dated May 26, 2022 for Series Chitwood Property
6.164*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Conway Property
6.164.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Conway dated May 31, 2022 for Series Conway Property
6.164.2*	Addendum to Purchase and Sale Agreement dated May 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Conway Property
6.165*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Creekside Property
6.165.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Creekside dated June 9, 2022 for Series Creekside Property
6.165.2*	Counteroffer to Offer dated June 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Creekside Property
6.166*	Purchase and Sale Agreement dated June 2, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Daisy Property
6.166.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Daisy dated June 7, 2022 for Series Daisy Property
6.167*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dolly Property
6.167.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Dolly dated June 13, 2022 for Series Dolly Property
6.168*	Purchase and Sale Agreement dated June 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Henry Property
6.168.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Henry dated June 6, 2022 for Series Henry Property
6.169*	Purchase and Sale Agreement dated February 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Highland Property
6.169.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Highland dated June 20, 2022 for Series Highland Property
6.169.2*	Addendum to Purchase and Sale Agreement dated March 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Highland Property
6.170*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kenny Property
6.170.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kenny dated June 13, 2022 for Series Kenny Property
6.171*	Purchase and Sale Agreement dated May 31, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Loretta Property
6.171.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Loretta dated May 31, 2022 for Series Loretta Property
6.172*	Purchase and Sale Agreement dated May 27, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Sodalis Property
6.172.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sodalis dated June 24, 2022 for Series Sodalis Property
6.173*	Purchase and Sale Agreement dated May 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Spring Property

6.173.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Spring dated May 19, 2022 for Series Spring Property
6.174*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Willow Property
6.174.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Willow dated June 28, 2022 for Series Willow Property
6.175*	Purchase and Sale Agreement dated June 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wilson Property
6.175.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wilson dated June 16, 2022 for Series Wilson Property
6.176*	Purchase and Sale Agreement dated May 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Blossom Property
6.176.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Blossom dated June 16, 2022 for Series Blossom Property
6.176.2*	Addendum to Purchase and Sale Agreement dated May 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Blossom Property
6.177*	Purchase and Sale Agreement dated June 2, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bonneau Property
6.177.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bonneau dated June 16, 2022 for Series Bonneau Property
6.178*	Purchase and Sale Agreement dated June 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Braxton Property
6.178.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Braxton dated June 27, 2022 for Series Braxton Property
6.178.2*	Addendum to Purchase and Sale Agreement dated June 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Braxton Property
6.179*	Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Camino Property
6.179.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Camino dated June 21, 2022 for Series Camino Property
6.179.2*	Addendum to Purchase and Sale Agreement dated June 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Camino Property
6.180*	Purchase and Sale Agreement dated June 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Cumberland Property
6.180.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Cumberland dated June 7, 2022 for Series Cumberland Property
6.180.2*	Addendum to Purchase and Sale Agreement dated June 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Cumberland Property
6.181*	Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Inglewood Property
6.181.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Inglewood dated June 21, 2022 for Series Inglewood Property
6.181.2*	Addendum to Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Inglewood Property
6.181.3*	Counteroffer to Offer dated June 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Inglewood Property

6.182*	Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Reginald Property
6.182.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Reginald dated June 21, 2022 for Series Reginald Property
6.182.2*	Addendum to Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Reginald Property
6.183*	Purchase and Sale Agreement dated June 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Richardson Property
6.183.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Richardson dated June 16, 2022 for Series Richardson Property
6.183.2*	Addendum to Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Richardson Property
6.183.3*	Counteroffer to Offer dated June 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Richardson Property
6.184*	Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wellington Property
6.184.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wellington dated June 21, 2022 for Series Wellington Property
6.184.2*	Addendum to Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wellington Property
6.185*	Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Winston Property
6.185.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Winston dated June 21, 2022 for Series Winston Property
6.185.2*	Addendum to Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Winston Property
6.186*	Purchase and Sale Agreement dated June 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Aster Property
6.186.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Aster dated June 28, 2022 for Series Aster Property
6.187*	Purchase and Sale Agreement dated May 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jill Property
6.188*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Marcelo Property
6.188.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Marcelo dated June 28, 2022 for Series Marcelo Property
6.189*	Purchase and Sale Agreement dated December 23, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Marietta Property
6.189.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Marietta dated June 28, 2022 for Series Marietta Property
6.190*	Purchase and Sale Agreement dated June 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Quincy Property
6.190.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Quincy dated June 5, 2022 for Series Quincy Property
6.191*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Taylor Property

6.191.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Taylor dated June 28, 2022 for Series Taylor Property
6.191.2*	Addendum to Purchase and Sale Agreement dated June 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Taylor Property
6.192*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chester Property
6.192.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chester dated June 21, 2022 for Series Chester Property
6.192.2*	Addendum to Purchase and Sale Agreement dated June 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chester Property
6.193*	Purchase and Sale Agreement dated June 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Creekwood Property
6.193.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Creekwood dated June 23, 2022 for Series Creekwood Property
6.193.2*	Addendum to Purchase and Sale Agreement dated June 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Creekwood Property
6.194*	Purchase and Sale Agreement dated June 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Cypress Property
6.194.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Cypress dated June 22, 2022 for Series Cypress Property
6.195*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Harrison Property
6.195.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Harrison dated June 22, 2022 for Series Harrison Property
6.195.2*	Addendum to Purchase and Sale Agreement dated June 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Harrison Property
6.196*	Purchase and Sale Agreement dated June 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kessler Property
6.196.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kessler dated June 16, 2022 for Series Kessler Property
6.197*	Purchase and Sale Agreement dated March 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mae Property
6.197.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Mae dated June 20, 2022 for Series Mae Property
6.198*	Purchase and Sale Agreement dated June 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Piedmont Property
6.198.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Piedmont dated June 22, 2022 for Series Piedmont Property
6.199*	Purchase and Sale Agreement dated June 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Shallowford Property
6.199.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Shallowford dated June 23, 2022 for Series Shallowford Property
6.199.2*	Addendum to Purchase and Sale Agreement dated June 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Shallowford Property
6.200*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eagle Property

6.200.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Eagle dated March 29, 2021 for Series Eagle Property
6.200.2*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eagle Property
6.201*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Goose Property
6.201.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Goose dated March 29, 2021 for Series Goose Property
6.201.2*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Goose Property
6.202*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Falcon Property
6.202.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Falcon dated March 29, 2021 for Series Falcon Property
6.202.2*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Falcon Property
6.203*	Purchase and Sale Agreement dated May 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hansel Property
6.203.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hansel dated July 20, 2022 for Series Hansel Property
6.204*	Purchase and Sale Agreement dated May 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Gretal Property
6.204.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Gretal dated July 20, 2022 for Series Gretal Property
6.204.2*	Addendum to Purchase and Sale Agreement dated September 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Gretal Property
6.205*	Purchase and Sale Agreement dated September 2, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mimosa Property
6.205.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Mimosa dated September 2, 2022 for Series Mimosa Property
6.205.2*	Addendum to Purchase and Sale Agreement dated September 2, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mimosa Property
6.206*	Purchase and Sale Agreement dated September 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Redondo Property
6.206.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Redondo dated September 19, 2022 for Series Redondo Property
6.207*	Purchase and Sale Agreement dated September 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Sundance Property
6.207.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sundance dated September 19, 2022 for Series Sundance Property
6.208*	Purchase and Sale Agreement dated October 21, 2022 between Arrived Holdings,Inc./Assignee and Seller for Series Brainerd Property
6.208.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Brainerd dated October 24, 2022 for Series Brainerd Property
6.208.2*	Counteroffer to Offer dated October 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Brainerd Property

6.208.3*	Counteroffer to Offer dated October 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Brainerd Property
6.209*	Purchase and Sale Agreement dated October 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Brooklyn Property
6.209.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Brooklyn dated October24,2022 for Series Brooklyn Property
6.209.2*	Addendum to Purchase and Sale Agreement dated October 19, 2022 between Arrived Holdings,Inc./Assignee and Seller for Series Brooklyn Property
6.210*	Purchase and Sale Agreement dated October 24,2022 between Arrived Holdings,Inc./Assignee and Seller for Series Chickamauga Property
6.210.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chickamauga dated October24, 2022 for Series Chickamauga Property
6.210.2*	Addendum to Purchase and Sale Agreement dated October 21, 2022 between Arrived Holdings,Inc./Assignee and Seller for Series Chickamauga Property
6.211*	Purchase and Sale Agreement dated October 21, 2022 between Arrived Holdings,Inc./Assignee and Seller for Series Litton Property
6.211.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Litton dated October24, 2022 for Series Litton Property
6.212*	Purchase and Sale Agreement dated October 21, 2022 between Arrived Holdings,Inc./Assignee and Seller for Series Sequoyah Property
6.213*	Purchase and Sale Agreement dated November 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lurleen Property
6.213.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lurleen dated December 1, 2022 for Series Lurleen Property
6.214*	Purchase and Sale Agreement dated November 28, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Regency Property
6.214.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Regency dated December 1, 2022 for Series Regency Property
6.215*	Purchase and Sale Agreement dated November 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dops Property
6.215.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Dops dated November 29,2022 for Series Dops Property
6.215.1*	Addendum to Purchase and Sale Agreement Agreement dated November 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Dops Property
6.216*	Purchase and Sale Agreement dated November 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Korin Property
6.216.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Korin dated November 8, 2022 for Series Korin Property
6.217*	Purchase and Sale Agreement dated November 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Sunnyside Property
6.217.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sunnyside dated November 29, 2022 for Series Sunnyside Property
6.218*	Purchase and Sale Agreement dated April 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Brennan Property
6.218.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Brennan dated April 8, 2022 for Series Brennan Property
6.219*	Purchase and Sale Agreement dated January 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ella Property
6.219.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ella dated January 10, 2023 for Series Ella Property

6.219.2*	Counteroffer to Offer dated January 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ella Property
6.220*	Purchase and Sale Agreement dated December 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hansard Property
6.220.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hansard dated November 29, 2022 for Series Hansard Property
6.221*	Purchase and Sale Agreement dated December 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jefferson Property
6.221.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Jefferson dated December 9, 2022 for Series Jefferson Property
6.222*	Purchase and Sale Agreement dated December 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Marie Property
6.222.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Marie dated December 9, 2022 for Series Marie Property
6.223*	Purchase and Sale Agreement dated December 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Sajni Property
6.223.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sajni dated December 15, 2022 for Series Sajni Property
6.223.2*	Counteroffer to Offer dated December 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Sajni Property
6.224*	Purchase and Sale Agreement dated November 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Salinas Property
6.224.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Salinas dated November 29, 2022 for Series Salinas Property
6.224.2*	Counteroffer to Offer dated October 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Salinas Property
6.225*	Purchase and Sale Agreement dated November 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscarora Property
6.225.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Tuscarora dated November 29, 2022 for Series Tuscarora Property
8.1*	Form of Escrow Agreement dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 8.1 to the Form 1-A filed on January 12, 2021)

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	May 1, 2023

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	May 1, 2023
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes, LLC

/s/ Joel Mezistrano		Principal Financial and	May 1, 2023
Joel Mezistrano		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes, LLC

Arrived Holdings, Inc.		Managing Member	May 1, 2023

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer